Exhibit 2.1

PARTNERSHIP INTEREST PURCHASE AGREEMENT

dated as of March 3, 2003

among

Delta Air Lines, Inc.,

NWA Inc.,

American Airlines, Inc.,

NewCRS Limited, Inc.,

Worldspan, L.P.,

and

Travel Transaction Processing Corporation

TABLE OF CONTENTS

ARTICLE I

PURCHASE AND SALE OF PARTNERSHIP INTERESTS

1.1	Purchase and Sale
1.2	Liabilities Assumed
1.3	Closing
1.4	Deliveries at the Closing
1.5	Closing Adjustments
1.6	Transaction Structure

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH SELLER OTHER THAN NEWCRS AS TO ITSELF AND ITS RELEVANT WORLDSPAN OWNER ENTITY

2.1	Organization and Good Standing of Sellers (other than NEWCRS) and Sellers’ Relevant Worldspan Owner Entities
2.2	Authority
2.3	Ownership of SPV Shares and NEWCRS Interest
2.4	Ownership of Worldspan General Partnership Interest
2.5	No Conflict
2.6	Consents and Approvals
2.7	U.S. Employee Benefit Plans
2.8	Foreign Employee Benefit Plans
2.9	Brokers
2.10	Receivables
2.11	Assets
2.12	Litigation

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING NEWCRS AND WORLDSPAN BUSINESS

3.1	Organization and Good Standing of NEWCRS and Worldspan; Authority of NEWCRS and Worldspan
3.2	Worldspan Subsidiaries
3.3	Capitalization of Worldspan
3.4	Ownership of Limited Partnership Interest
3.5	No Conflict; Consents and Approvals
3.6	Financial Statements; Undisclosed Liabilities
3.7	Business Since December 31, 2001
3.8	Compliance with Law; Litigation; Injunctions

i

3.9	Contracts and Agreements; Defaults
3.10	Employee Benefit Plans
3.11	Employment-Related Matters
3.12	Taxes
3.13	Permits
3.14	Real Property
3.15	Title; Condition of Assets
3.16	Intellectual Property
3.17	Insurance
3.18	Environmental Laws
3.19	Brokers
3.20	Bank Accounts; Officers and Worldspan Board Members
3.21	Assets

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

4.1	Incorporation of Buyer
4.2	Authority
4.3	No Conflict
4.4	Governmental Consents and Approvals
4.5	Experience; Acquisition of Partnership Interests for Investment
4.6	Brokers
4.7	Buyer Financing

ARTICLE V

COVENANTS

5.1	Access; Confidentiality
5.2	Notice of Proceedings
5.3	Consummation of Agreement; Pre-Closing Notices
5.4	Filings and Authorizations
5.5	Announcements
5.6	Conduct of Business of Worldspan Prior to the Closing
5.7	Consents
5.8	Related Party Transactions
5.9	Airline Agreements
5.10	Insurance
5.11	Financing
5.12	Significant Offering Materials
5.13	Confidential Information
5.14	Worldspan Liabilities
5.15	Special Bonus Payments

5.16	Waivers

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF SELLERS

6.1	Sellers’ Closing Conditions

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF BUYER

7.1	Buyer’s Closing Conditions

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

8.1	Survival
8.2	Indemnification

ARTICLE IX

TERMINATION

9.1	Termination of Agreement
9.2	Liabilities Upon Termination

ARTICLE X

EMPLOYEE AND CERTAIN TAX MATTERS

10.1	U.S. Employment and Employee Benefit Plan Matters
10.2	Foreign Employment and Employee Benefit Plan Matters
10.3	Certain Tax Matters

ARTICLE XI

MISCELLANEOUS

11.1	Exclusivity of Representations
11.2	Expenses
11.3	Further Assurances
11.4	Notices
11.5	Assignment
11.6	Construction

11.7	Law Governing
11.8	Waiver of Provisions
11.9	Counterparts
11.10	Entire Agreement
11.11	Access to Books and Records
11.12	Disclosure Letter
11.13	Submission to Jurisdiction; Waivers
11.14	No Third Party Beneficiary
11.15	No Presumption
11.16	Severability
11.17	Specific Performance
11.18	Delta Letter Agreement

Exhibit A	Defined Terms
Exhibit B	Closing Adjustment Escrow Agreement
Exhibit C	Financial Statements
Exhibit D	Base Deferred Purchase Price Payment Schedule
Exhibit E-1	American Collateral Services Agreement
Exhibit E-2	Delta Marketing Agreement
Exhibit E-3	Northwest Marketing Agreement
Exhibit F-1	American Non-Competition Agreement
Exhibit F-2	Delta Non-Competition Agreement
Exhibit F-3	Northwest Non-Competition Agreement
Exhibit G	American Term Sheet
Exhibit H-1	Delta Services Agreement
Exhibit H-2	Northwest Services Agreement
Exhibit I-1	American/Worldspan Non-Solicitation Agreement
Exhibit I-2	Delta/Worldspan Non-Solicitation Agreement
Exhibit I-3	Northwest/Worldspan Non-Solicitation Agreement
Exhibit J-1	American/Worldspan Release Agreement
Exhibit J-2	Delta/Worldspan Release Agreement
Exhibit J-3	Northwest/Worldspan Release Agreement
Exhibit J-4	NEWCRS/Worldspan Release Agreement
Exhibit K	Note Term Sheet
Exhibit L-1	Knowledge – Worldspan Officers
Exhibit L-2	Knowledge – Worldspan Direct Reports
Exhibit M	Worldspan Key Employees
Exhibit N	Escrow Agreement
Exhibit O	Second Master Arbitration Agreement
Exhibit 1.4(a)	Delta Assignment and Assumption Agreement
Exhibit 1.4(b)	Northwest Assignment and Assumption Agreement
Exhibit 1.4(c)	American Assignment and Assumption Agreement
Exhibit 1.4(d)	NEWCRS Assignment and Assumption Agreement

DEFINED TERMS

Term	Section

2002 Audited Financial Statements	3.6(a)
2002 Audited Financial Statements Workpapers	9.1(ii)
Accounting Firm	1.5(b)
Accounting Principles	1.1(c)
accredited investor	4.5(a)
accumulated funding deficiency	3.10(a)(iv)
Agreement	Recitals
American	Recitals
American Assignment and Assumption Agreement	1.4(c)
American General Partnership Interests	1.1(a)
American NEWCRS Interest	2.3(c)
American SPV	Recitals
Arrival Star Litigation	8.2(b)(iv)
Assignment and Assumption Agreements	1.4(d)
Assumed Liabilities	1.2
Balance Sheet Date	3.6(a)
Base Deferred Purchase Price	1.1(e)(i)
Base Deferred Purchase Price Installment	1.1(e)(i)
Base Purchase Price	1.1(b)
blue-sky	3.2
Buyer	Recitals
Buyer Indemnitees	8.2(a)
Buyer’s Closing Schedule	1.5(a)
Buyer’s Representatives	5.1(a)
CA	7.1A(Q)(b)
Capital Expenditure Budget	5.6(c)(6)
Capitalized Leases	3.9(a)(iv)
Closing	1.3
Closing Adjustment Escrow Amount	1.1(d)
Closing Certificate	7.1A(c)
Closing Date	1.3
Confidential Information	5.13(a)
Confidentiality Agreements	5.1(b)
Copyright Office	3.16(b)
CVC	4.7
date hereof	69
date of this Agreement	69
days	69
Debt Letters	4.7
Delta	Recitals
Delta Acceleration Payment	4
Delta Assignment and Assumption Agreement	1.4(a)
Delta General Partnership Interests	1.1(a)

v

Term	Section

Delta NEWCRS Interest	2.3(a)
Delta SPV	Recitals
Disputed Items	1.5(a)
DOT	5.4(a)
drag-along	23
employee benefit plan	3.10(a)(i)
Equity Commitment Letters	4.7
Estimated Closing Amounts	1.1(c)
Estimated Closing Cash	1.1(c)
Estimated Closing Debt	1.1(c)
Estimated Closing Working Capital	1.1(c)
FASA Seller	4
Final Closing Cash	1.5(c)
Final Closing Debt	1.5(c)
Final Closing Working Capital	1.5(c)
Final Year	10.3(a)
Final Year Income	10.3(a)
Financial Statements	3.6(a)
Financial Threshold Representation	46
Foreign Plans.	3.10(b)(i)
GAAP	3.6(a)
Galleria Consent	8.2(b)(vii)
Galleria Lease	8.2(b)(vii)
General Partner Assumed Liabilities	1.2
herein	68
hereof	68
hereunder	68
including	69
including but not limited to	69
including without limitation	69
Indemnification Claim	8.2(f)
Indemnification Event	8.2(f)
Indemnified Party	8.2(f)
Indemnifying Party	8.2(f)
Limited Partner Assumed Liabilities	1.2
Limited Partnership Interests	1.1(a)
Material Adverse Effect	6.1A.(a)
Material Contracts	3.9(a)
material	44
materiality	44
NEWCRS	Recitals
NEWCRS Assignment and Assumption Agreement	1.4(d)
Northwest	Recitals
Northwest Acceleration Payment	4

Term	Section

Northwest Assignment and Assumption Agreement	1.4(b)
Northwest General Partnership Interests	1.1(a)
Northwest NEWCRS Interest	2.3(b)
Northwest SPV	Recitals
or	69
Orbitz	7.1A(Q)(a)
Other Change of Control Payments	5.15(c)
OTPP	4.7
Permitted Liens	5.6(c)(2)
Pre-Closing Event Notice	5.3(b)
Pre-Closing Straddle Period	10.3(d)
Pre-Closing Tax Period	10.3(a)
Proportionate Share	1.1(d)
PTO	3.16(b)
Purchase Price	1.1(b)
Q&A	36
Real Property Leases	3.9(a)(viii)
Recovery	8.2(k)
Relevant Covenants	8.2(a)(ii)
Relevant Representations	8.2(a)(i)
Seller	Recitals
Seller ERISA Affiliate	2.7(a)
Seller General Basket Amount	8.2(a)(ii)(B)
Seller Indemnitees	8.2(e)
Seller Mini-Basket Amount	8.2(a)(ii)(A)
Seller Proportionate Cash Closing Purchase Price	1.1(d)
Sellers	Recitals
Sellers’ Closing Estimate	1.1(c)
Sellers’ Dispute Notice	1.5(a)
Setoff Amount	4
Significant Offering Materials	5.12
Straddle Period	10.3(c)
tag-along	23
Target Working Capital	1.1(b)
Tax Claim	10.3(g)
Termination Date	9.1(ii)
Third-Party Claim	8.2(g)
Transaction Expenses	11.2
Triggering Event	5.16
Unpaid Worldspan Transaction Expenses	11.2
Worldspan	Recitals
Worldspan Covenants	8.2(b)(ii)
Worldspan General Basket Amount	8.2(b)(vii)(B)
Worldspan Mini-Basket Amount	8.2(b)(vii)(A)

Term	Section

Worldspan Permitted Partnership Interest Liens	2.4(a)
Worldspan Representations	8.2(b)(i)
Worldspan US Plans	3.10(a)(i)
worms	30

PARTNERSHIP INTEREST PURCHASE AGREEMENT

PARTNERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of March 3, 2003, among Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware and the direct parent of Delta SPV (as defined below) (“Delta”), NWA Inc., a corporation organized and existing under the laws of Delaware and the indirect parent of Northwest SPV (as defined below) (“Northwest”), American Airlines, Inc., a corporation organized and existing under the laws of Delaware and the indirect parent of American SPV (as defined below) (“American”), and NewCRS Limited, Inc., a corporation organized and existing under the laws of Delaware (“NEWCRS”) (each a “Seller” and collectively, the “Sellers”), Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware (“Worldspan”), and Travel Transaction Processing Corporation, a corporation organized and existing under the laws of Delaware (“Buyer”).

WHEREAS, Delta Ventures III, LLC (“Delta SPV”), a limited liability company organized and existing under the laws of Delaware and a direct wholly-owned subsidiary of Delta, owns (y) a 39.998% general partnership interest in Worldspan, and (z) 400 shares of common stock of NEWCRS;

WHEREAS, Northwest PARS, Inc. (“Northwest SPV”), a corporation organized and existing under the laws of Delaware and an indirect wholly-owned subsidiary of Northwest, owns (y) a 33.683% general partnership interest in Worldspan, and (z) 333 1/3rd shares of common stock of NEWCRS;

WHEREAS, Trans World PARS, Inc. (“American SPV”), a corporation organized and existing under the laws of Delaware and an indirect wholly-owned subsidiary of American, owns (y) a 26.315% general partnership interest in Worldspan, and (z) 266 2/3rds shares of common stock of NEWCRS;

WHEREAS, NEWCRS owns a 0.004% limited partnership interest in Worldspan;

WHEREAS, Buyer desires to purchase all of the outstanding limited partnership interests and general partnership interests of Worldspan, and Sellers severally desire to cause the sale of such partnership interests to Buyer on the terms and conditions hereinafter set forth;

WHEREAS, the definitions of certain defined terms used herein are set forth in Exhibit A hereto;

Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PARTNERSHIP INTERESTS

1.1                                 Purchase and Sale.

(a)                                  Partnership Interests.  Upon the terms and subject to the conditions set forth in this Agreement, (i) Delta shall cause Delta SPV to sell to Buyer, without recourse, representation or warranty except as otherwise expressly provided herein, and Buyer shall purchase from Delta SPV, all of the general partnership interests of Worldspan held by Delta SPV (“Delta General Partnership Interests”), free and clear of all Liens other than Worldspan Permitted Partnership Interest Liens (as defined in Section 2.4(a)), (ii) Northwest shall cause Northwest SPV to sell to Buyer, without recourse, representation or warranty except as otherwise expressly provided herein, and Buyer shall purchase from Northwest SPV, all of the general partnership interests of Worldspan held by Northwest SPV (“Northwest General Partnership Interests”), free and clear of all Liens other than Worldspan Permitted Partnership Interest Liens, (iii) American shall cause American SPV to sell to Buyer, without recourse, representation or warranty except as otherwise expressly provided herein, and Buyer shall purchase from American SPV, all of the general partnership interests of Worldspan held by American SPV (“American General Partnership Interests”), free and clear of all Liens other than Worldspan Permitted Partnership Interest Liens, and (iv) NEWCRS shall, and each Seller shall cause NEWCRS to, sell to Buyer, and Buyer shall purchase from NEWCRS all of the limited partnership interests of Worldspan held by NEWCRS (the “Limited Partnership Interests”), free and clear of all Liens other than Worldspan Permitted Partnership Interest Liens for the Purchase Price specified in Section 1.1(b) hereof.

(b)                                 Purchase Price.  The purchase price (the “Purchase Price”) payable to Sellers in consideration for the transfer to Buyer of the Partnership Interests shall be $1,151,500,000 (the “Base Purchase Price”), plus (v) the amount, if any, by which Final Closing Working Capital (as defined in Section 1.5(c)) is greater than negative eighteen million three hundred fifteen thousand dollars (-$18,315,000) (“Target Working Capital”), less (w) the amount, if any, by which Final Closing Working Capital is less than Target Working Capital, plus (x) the amount, if any, by which Final Closing Cash (as defined in Section 1.5(c)) is greater than $30,000,000, less (y) the amount, if any, by which Final Closing Cash is less than $30,000,000, less (z) the amount, if any, of any Final Closing Debt (as defined in Section 1.5(c)).

(c)                                  Working Capital, Cash and Debt Estimates.  No less than five Business Days prior to the Closing Date, Sellers shall deliver to Buyer a good faith estimate of Closing Working Capital (“Estimated Closing Working Capital”), Closing Cash (“Estimated Closing Cash”) and Closing Debt (“Estimated Closing Debt,” and together with Estimated Closing Working Capital and Estimated Closing Cash, the “Estimated Closing Amounts”) as of the open of business on the Closing Date together with a statement showing the calculation of Estimated Closing Amounts (“Sellers’ Closing Estimate”).  Estimated Closing Working Capital shall be based on the most recent month end consolidated balance sheet of Worldspan and its Subsidiaries available to Sellers at the time of their preparation of the Estimated Closing Amounts, with such adjustments as mutually agreed by Sellers and Buyer to reflect their good faith estimate of changes from the date of such balance sheet to the Closing Date; provided, however, that (i) if Sellers and Buyer are unable to agree prior to two Business Days preceding the Closing Date with respect to any such adjustments, the Estimated Closing Working Capital shall be based on such month end consolidated balance sheet and only adjusted for such items that Buyer and Sellers have agreed upon and for the items described in the immediately following clause (ii), and (ii) Estimated Closing Working Capital shall reflect (x) all Special Bonus Payments that accrue and become payable upon consummation of the Closing, (y) if not previously paid, all Special Bonus Payments that are payable no later than July 31, 2003, assuming all applicable Worldspan employees remain employed on such date, and (z) all out-of-pocket expenses incurred by Worldspan in connection with the transactions contemplated by this Agreement (other than the expenses for which Buyer is responsible under the last sentence of Section 5.11(a) but including the expenses for which Worldspan is responsible under Sections 2.9, 3.19 and 11.2) attributable to the period prior to and ending at the Closing but only to the extent they have not been paid by or at Closing.  Estimated Closing Cash shall (i) be equal to Worldspan management’s good faith calculation of the sum of all Cash amounts as reflected on the most recent books and records of Worldspan and its Subsidiaries prior to the Closing less the aggregate amount of all payments or distributions of Cash that Worldspan intends to make prior to or at the Closing, including, without limitation, any expenses contemplated by clause (x) above and (ii) not include Cash of Subsidiaries organized outside of the United States in excess of an aggregate of $3,000,000, and Estimated Closing Debt shall be based on the amount calculated in good faith by Worldspan management, each of which shall be set forth in a writing and delivered to Sellers and Buyer one Business Day prior to the Closing Date, with such adjustments as mutually agreed by Sellers and Buyer; provided, however, that if Sellers and Buyer are unable to agree with respect to such adjustments, the Estimated Closing Cash and Estimated Closing Debt calculated by Worldspan management shall be utilized with only such adjustments thereto that Buyer and Sellers have agreed upon.  The Estimated Closing Amounts shall be prepared in accordance with the accounting principles set forth on Section 1.1(c) of the Disclosure Letter (the “Accounting Principles”) and Section 1.5.

(d)                                 Payments on the Closing Date.  On the Closing Date, Buyer shall (1) pay to each Seller its proportionate share (as set forth on Schedule 1.1(d)) (“Proportionate Share”) of (u) the Base Proportionate Cash Closing Purchase Price, plus (v) the amount, if any, by which Estimated Closing Working Capital is greater than Target Working Capital, less (w) the amount, if any, by which Estimated Closing Working Capital is less than Target Working Capital, plus (x) the amount, if any, by which Estimated Closing Cash is greater than $30,000,000, less (y) the amount, if any, by which Estimated Closing Cash is less than $30,000,000, and less (z) the amount, if any, of Estimated Closing Debt (the amount resulting from the calculation set forth in clauses (u) through (z) above, the “Seller Proportionate Cash Closing Purchase Price”), (2) pay to Northwest the Northwest Cash Amount, (3) deliver to Delta the Delta Note, (4) deliver to American the American Note, and (5) pay to Escrow Agent, the Closing Adjustment Escrow Amount to be held subject to the terms of the Closing Adjustment Escrow Agreement.

(e)                                  Base Deferred Purchase Price Amount.

(i)                                     Payment of Base Deferred Purchase Price.  On the first Business Day of each of the one hundred and eight (108) consecutive calendar months commencing with the calendar month immediately following the Closing Date, Buyer shall pay the amount set forth in column B of the table in Exhibit D directly opposite the applicable month in column A thereof to a special escrow account (each such payment, a “Base Deferred Purchase Price Installment” and all such payments totaling $250,000,000, the “Base Deferred Purchase Price”) established on behalf of Sellers under the Escrow Agreement, by wire transfer of immediately available funds to a bank account designated by Escrow Agent under the Escrow Agreement.  Each Base Deferred Purchase Price Installment shall be held for the benefit of Sellers in accordance with their respective interests, if any, in the escrow fund being held by Escrow Agent under the Escrow Agreement and shall be distributed as provided in the Escrow Agreement.  Any payment due by Buyer under this Section 1.1(e) shall be the joint and several liability and obligation of Buyer and Worldspan.  Any payment under this Section 1.1(e) that is due on a non-Business Day shall be due on the next Business Day.

(ii)                                  Buyer’s Right of Setoff.  Except as otherwise expressly provided in the immediately following sentence, neither Buyer nor Worldspan shall be permitted to setoff any amounts owing to either of them or any of their Affiliates against their obligation to pay the Base Deferred Purchase Price under this Section 1.1(e).  Buyer and Worldspan shall have the right to setoff against the obligation to pay any amounts due under this Section 1.1(e) any portion of unpaid amounts invoiced and due under Article 4 of the Founder Airline Service Agreements from Northwest (or its Affiliate) or Delta (each, a “FASA Seller”) that (i) has not previously been deducted from a Base Deferred Purchase Price Installment and (ii) has not been paid into an escrow account in accordance with Section 4.5(d) of the Founder Airline Service Agreements (a “Setoff Amount”).  Buyer shall provide written notice to Escrow Agent and the applicable FASA Seller of each Setoff Amount and the reason therefor.  The cumulative aggregate Setoff Amount against any one Base Deferred Purchase Price Installment in respect of any one FASA Seller shall not exceed the amount set forth in column C of the table in Exhibit D directly opposite the applicable month in column A.  It is understood and agreed that with respect to amounts owed by Buyer under Section 1.1(e)(iii), Setoff Amounts in respect of Delta shall only be applied against the Delta Acceleration Payment, if any, and Setoff Amounts in respect of Northwest (or its Affiliate) shall only be applied against the Northwest Acceleration Payment, if any.

(iii)                               Termination of FASA for Cause.  If a Delta Deferred Payment Acceleration Termination or a Northwest Deferred Payment Acceleration Termination occurs, an amount equal to (A) the sum of all amounts set forth in column C of the table in Exhibit D directly opposite the months for which a Base Deferred Purchase Price Installment has not been paid (whether or not then due), less (B) any portion of any Setoff Amount in respect of Delta or Northwest (or its Affiliate), respectively, that has not previously been deducted from a Base Deferred Purchase Price Installment (such amount owed in respect of a Delta Deferred Payment Acceleration Termination, a “Delta Acceleration Payment” and in respect of a Northwest Deferred Payment Acceleration Termination, a “Northwest Acceleration Payment”), shall become due and payable to Escrow Agent within ninety (90) days after such termination.

(iv)                              Termination of FASA without Cause.  If a Delta General Termination or a Northwest General Termination occurs, (A) the amount of each unpaid

Base Deferred Purchase Price Installment (as reduced by any prior application of this Section 1.1(e)(iv)) shall thereafter be reduced by the amount set forth in column C of the table in Exhibit D directly opposite the applicable calendar month, and (B) Delta or Northwest (or its Affiliate), respectively, shall reimburse Buyer for an amount equal to (x) the amount set forth in column C of such table directly opposite the calendar month in which the termination occurs (reduced by any Setoff Amount in respect of Delta or Northwest (or its Affiliate), respectively), multiplied by (y) the quotient of (a) the number of days remaining in such calendar month following the date on which such termination occurs, divided by (b) the total number of days in such calendar month.

1.2                                 Liabilities Assumed.  On the Closing Date, each Seller (other than NEWCRS) shall assign to Buyer, and Buyer shall assume from each such Seller, all of the liabilities and obligations (other than liabilities and obligations with respect to Taxes for which Sellers are liable pursuant to Section 10.3) of such Seller (i) as a result of being a general partner of Worldspan and (ii) under the Worldspan Limited Partnership Agreement (collectively, the “General Partner Assumed Liabilities”).  In addition, on the Closing Date, NEWCRS shall assign to Buyer, and Buyer shall assume from NEWCRS, all of the liabilities and obligations (other than liabilities and obligations with respect to Taxes for which Sellers are liable pursuant to Section 10.3) of NEWCRS (i) as a result of being a limited partner of Worldspan and (ii) under the Worldspan Limited Partnership Agreement (collectively, the “Limited Partner Assumed Liabilities,” together with the General Partner Assumed Liabilities, the “Assumed Liabilities”).  Such assignments and assumptions shall be evidenced by the Assignment and Assumption Agreements referred to in Section 1.4 below.

1.3                                 Closing.  Unless the parties hereto shall agree in writing upon a different location, time or date, the closing of the sale and purchase of the Partnership Interests (the “Closing”) shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004 at 10:00 A.M. on (i) May 4, 2003, (ii) if the conditions required to be satisfied or waived pursuant to Articles 6 and 7 hereof (other than those requiring the delivery of a certificate or other document, or the taking of other action, at the Closing) have not been satisfied or waived on such date, then on such later date which is agreed upon by Sellers and Buyer and is not less than three nor more than five Business Days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Articles 6 and 7 hereof (other than those requiring the delivery of a certificate or other document, or the taking of other action, at the Closing) or (iii) if Buyer receives a Pre-Closing Event Notice within twenty-one days prior to the date on which the Closing is scheduled to occur, the Closing shall take place on the twenty-first day after the receipt of such Pre-Closing Event Notice unless the parties otherwise agree on an earlier date.  If on any date set for the Closing pursuant to the prior sentence or pursuant to this sentence the Closing is not consummated because all of such conditions to the obligations of the parties hereto have not been satisfied or waived, then, subject to Article IX, Sellers and Buyer shall specify a new date for the Closing in accordance with such prior sentence.  The term “Closing Date” means the date and time at which the Closing occurs.

1.4                                 Deliveries at the Closing.  Subject to the conditions set forth in this Agreement, at the Closing:

(a)                                  Delta shall deliver or cause to be delivered to Buyer (i) an Assignment and Assumption Agreement with respect to all of the Delta General Partnership Interests duly executed by Delta SPV in the form of Exhibit 1.4(a) hereto (the “Delta Assignment and Assumption Agreement”), (ii) the applicable closing certificate described in Section 7.1A(c) hereof, (iii) the applicable secretary’s certificate described in Section 7.1D hereof, (iv) the applicable certificate described in Section 7.1L hereof, (v) the applicable Airline Agreements duly executed by Delta, (vi) the Delta Non-Competition Agreement duly executed by Delta, (vii) the Delta/Worldspan Non-Solicitation Agreement, duly executed by Delta, (viii) the Delta/Worldspan Release Agreement duly executed by Delta, (ix) the Closing Adjustment Escrow Agreement and the Escrow Agreement, each duly executed by Delta, (x) the Second Master Arbitration Agreement duly executed by Delta and Delta SPV, (xi) instruments evidencing the resignation of each authorized representative of Delta and its Affiliates on the Worldspan Board and on each subcommittee thereof and (xii) all certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by Delta to Buyer at the Closing;

(b)                                 Northwest shall deliver or cause to be delivered to Buyer (i) an Assignment and Assumption Agreement with respect to all of the Northwest General Partnership Interests duly executed by Northwest SPV in the form of Exhibit 1.4(b) hereto (the “Northwest Assignment and Assumption Agreement”), (ii) the applicable closing certificate described in Section 7.1A(c) hereof, (iii) the applicable secretary’s certificate described in Section 7.1D hereof, (iv) the applicable certificate described in Section 7.1L hereof, (v) the applicable Airline Agreements duly executed by Northwest (or its Affiliate), (vi) the Northwest Non-Competition Agreement duly executed by Northwest, (vii) the Northwest/Worldspan Non-Solicitation Agreement, duly executed by Northwest, (viii) the Northwest/Worldspan Release Agreement duly executed by Northwest, (ix) the Closing Adjustment Escrow Agreement and the Escrow Agreement, each duly executed by Northwest, (x) the Second Master Arbitration Agreement duly executed by Northwest, Northwest Airlines, Inc. and Northwest SPV, (xi) instruments evidencing the resignation of each authorized representative of Northwest and its Affiliates on the Worldspan Board and on each subcommittee thereof and (xii) all certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by Northwest to Buyer at the Closing;

(c)                                  American shall deliver or cause to be delivered to Buyer (i) an Assignment and Assumption Agreement with respect to all of the American General Partnership Interests duly executed by American SPV in the form of Exhibit 1.4(c) hereto (the “American Assignment and Assumption Agreement”), (ii) the applicable closing certificate described in Section 7.1A(c) hereof, (iii) the applicable secretary’s certificate described in Section 7.1D hereof, (iv) the applicable certificate described in Section 7.1L hereof, (v) the applicable Airline Agreement duly executed by American, (vi) the American Non-Competition Agreement duly executed by American, (vii) the American/Worldspan Non-Solicitation Agreement, duly executed by American, (viii) the American/Worldspan Release Agreement duly executed by American, (ix) the Closing Adjustment Escrow Agreement and the Escrow Agreement, each duly executed by American, (x) the Second Master Arbitration Agreement duly executed by American and American SPV, (xi) instruments evidencing the resignation of each authorized representative of American and its Affiliates on the Worldspan Board and (xii) all certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by American to Buyer at the Closing;

(d)                                 NEWCRS shall deliver and the Sellers shall severally cause NEWCRS to deliver to Buyer (i) an Assignment and Assumption with respect to all of the Limited Partnership Interests duly executed by NEWCRS in the form of Exhibit 1.4(d) hereto (the “NEWCRS Assignment and Assumption Agreement,” together with the Delta Assignment and Assumption Agreement, the Northwest Assignment and Assumption Agreement and the American Assignment and Assumption Agreement, the “Assignment and Assumption Agreements”), (ii) the applicable secretary’s certificate described in Section 7.1D hereof, (iii) the Closing Adjustment Escrow Agreement and the Escrow Agreement, each duly executed by NEWCRS, (iv) the Second Master Arbitration Agreement duly executed by NEWCRS, (v) the NEWCRS/Worldspan Release Agreement duly executed by NEWCRS, and (vi) all certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by NEWCRS to Buyer at the Closing;

(e)                                  Worldspan shall deliver to (i) Buyer (x) the good standing certificates described in Section 7.1E hereof, (y) the resignations described in Section 7.1M hereof other than the resignations of the authorized representatives of Delta, Northwest and American and their respective Affiliates on the Worldspan Board, and (z) any consents and acknowledgments described in Section 7.1Q that are obtained by Worldspan, (ii) Delta, Northwest and American the Delta/Worldspan Release Agreement, the Northwest/Worldspan Release Agreement and the American/Worldspan Release Agreement, respectively, the Second Master Arbitration Agreement, each duly executed by Worldspan, and (iii) NEWCRS the NEWCRS/Worldspan Release Agreement duly executed by Worldspan; and

(f)                                    Buyer shall (i) accept and purchase the Partnership Interests from the Worldspan Owner Entities, (ii) pay and deliver to each Seller on behalf of itself or its Relevant Worldspan Owner Entity its Proportionate Share of the Seller Proportionate Cash Closing Purchase Price, by wire transfer of immediately available funds to a bank account specified in writing by each Seller no later than two Business Days prior to the Closing Date, (iii) pay and deliver to Northwest on behalf of Northwest SPV the Northwest Cash Amount, (iv) deliver to Delta on behalf of Delta SPV the Delta Note, duly executed by Buyer, (v) deliver to American on behalf of American SPV the American Note, duly executed by Buyer, (vi) deliver to Sellers the Closing Adjustment Escrow Agreement and the Escrow Agreement, each duly executed by Buyer, (vii) deliver to the Escrow Agent the Closing Adjustment Escrow Amount by wire transfer of immediately available funds to a bank account specified in writing by the Escrow Agent, which Closing Adjustment Escrow Amount shall be held by the Escrow Agent pursuant to the Closing Adjustment Escrow Agreement, (viii) deliver to each Seller the applicable Assignment and Assumption Agreement duly executed by Buyer and (ix) deliver to Sellers all certificates and other instruments, agreements and documents which are expressly required pursuant to this Agreement to be delivered by Buyer to Sellers at the Closing.

1.5                                 Closing Adjustments.

(a)                                  As promptly as practicable, but in no event later than 90 days, after the Closing Date, Buyer shall prepare and deliver to Sellers a schedule (“Buyer’s Closing

Schedule”) setting forth in reasonable detail Buyer’s calculation of Closing Working Capital, Closing Cash and the Closing Debt.  Buyer will give Sellers reasonable access to any computations and workpapers used in connection with the preparation of Buyer’s Closing Schedule.  Buyer’s calculation of Closing Working Capital, Closing Cash and Closing Debt shall be prepared in accordance with the Accounting Principles and this Section 1.5.  If Buyer employs a firm of independent accountants in connection with the preparation of Buyer’s Closing Schedule, Buyer shall cause such independent accountants to give reasonable access to Sellers to any computations and workpapers used in the preparation of Buyer’s Closing Schedule subject, in the case of accountants’ workpapers, to execution of a customary access agreement by Sellers if required by such independent accountants.  Buyer will also give Sellers and their respective representatives access, during the normal business hours of Buyer and Worldspan, to all personnel, books and records of Worldspan and its Subsidiaries as reasonably requested by Sellers to assist them in the preparation of Sellers’ Dispute Notice (as defined below).  Sellers and their respective representatives shall be permitted to ask questions of and receive answers from Buyer and Worldspan and request such other books and records of Worldspan and its Subsidiaries as is reasonably requested by Sellers to assist them in the review of Buyer’s Closing Schedule.  Sellers (other than NEWCRS) will deliver to Buyer a single notice duly executed on behalf of each such Seller by an officer of each such Seller (“Sellers’ Dispute Notice”) within 30 days after receiving Buyer’s Closing Schedule if Sellers believe that Buyer’s calculation of the Closing Working Capital, Closing Cash and/or Closing Debt as set forth in Buyer’s Closing Schedule (i) has not been prepared in accordance with the Accounting Principles or this Section 1.5 or (ii) is not mathematically correct, which notice shall set forth in reasonable detail all disputed items, the basis for such disagreement, the dollar amounts involved (the “Disputed Items”) and such Sellers’ calculation of the Closing Working Capital, Closing Cash and/or the Closing Debt, as the case may be.  Such Sellers will give Buyer reasonable access to any computations and workpapers used by Sellers or their accountants in connection with the review of Buyer’s Closing Schedule or the preparation of Sellers’ Dispute Notice, subject, in the case of accountants’ workpapers, to execution of a customary access agreement by Buyer if required by such accountants.  Buyer and its representatives shall be permitted to ask questions of and receive answers from Sellers and request such other books and records of Sellers relating to Worldspan and its Subsidiaries as is reasonably requested by Buyer to assist it in the review of Sellers’ Dispute Notice.  If no Sellers’ Dispute Notice is received by Buyer within such 30-day period, Buyer’s calculation of the Closing Working Capital, Closing Cash and/or the Closing Debt as set forth in Buyer’s Closing Schedule shall be final and binding upon the parties hereto.

(b)                                 Upon receipt by Buyer of Sellers’ Dispute Notice, Sellers and Buyer shall negotiate in good faith to resolve any disagreement with respect to Closing Working Capital, Closing Cash and/or Closing Debt set forth in Sellers’ Dispute Notice.  To the extent Buyer and Sellers are unable to agree with respect to Closing Working Capital, Closing Cash and/or Closing Debt within 25 days after receipt by Buyer of Sellers’ Dispute Notice, Buyer and Sellers shall promptly select a mutually acceptable internationally recognized accounting firm (the “Accounting Firm”) with no material relationship to Buyer or any of Sellers or any of their respective Affiliates and submit any unresolved Disputed Items to such accounting firm for a binding resolution.  If, within 3 days after such 25-day period, Buyer and Sellers are not able to agree upon any Accounting Firm, the Accounting Firm shall be the New York City office of KPMG LLP.  The fees and expenses of the Accounting Firm shall be borne by the party whose calculation of the aggregate dollar amount of all Disputed Items is the furthest from the aggregate dollar amount of such Disputed Items as finally determined by the Accounting Firm.

(c)  (i)  Sellers and Buyer shall instruct the Accounting Firm to render its decision resolving the Disputed Items within thirty (30) days after its engagement.  Buyer and Sellers agree that the determination of the Accounting Firm shall be final and binding upon the parties absent manifest error and that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party or parties against which such determination is to be enforced.  The Accounting Firm shall determine, based solely on presentations by Buyer and Sellers and their respective representatives, and not by independent review, only those issues in dispute specifically set forth on the Sellers’ Dispute Notice and shall prepare a written report as to the dispute and the resulting calculation of Closing Working Capital, Closing Cash and/or the Closing Debt which shall be conclusive and binding upon the parties absent manifest error.  In resolving any disputed item, the Accounting Firm: (x) shall be bound by the principles set forth in this Section 1.5 (including the Accounting Principles) and the definition of Working Capital, the definition of Cash and the definition of Debt, (y) shall limit its review to matters specifically set forth in the Dispute Notice, and (z) shall further limit its review solely to whether the Buyer’s Closing Schedule is mathematically accurate and has been prepared in accordance with this Section 1.5 (including the Accounting Principles).  The determination of the Accounting Firm for any Disputed Item cannot, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed for that particular item in the Buyer’s Closing Schedule or in the Sellers’ Dispute Notice.  Closing Working Capital, Closing Cash and Closing Debt as agreed upon by Sellers and Buyer, as deemed agreed upon pursuant to the last sentence of Section 1.5(a) or as determined by the Accounting Firm, in accordance with Section 1.5(b) and Section 1.5(c), shall be termed the “Final Closing Working Capital,” “Final Closing Cash” and the “Final Closing Debt,” respectively.

(ii)                                  If Buyer’s Closing Schedule shows that Sellers are entitled to net payments from Buyer pursuant to Section 1.5(d) (i.e., after deducting any amounts shown as owing by Sellers to Buyer under any subsection of Section 1.5(d) from any amounts shown as owing by Buyer to Sellers under any subsection of Section 1.5(d)), then Buyer and Sellers shall jointly instruct the Escrow Agent to release to each Seller such Seller’s Proportionate Share of all funds in the escrow fund being held by the Escrow Agent pursuant to and in accordance with the Closing Adjustment Escrow Agreement.

(d)                                 Upon the determination of the Final Closing Working Capital, Final Closing Cash and Final Closing Debt:

(i)                                     In the event that Final Closing Working Capital is greater than Estimated Closing Working Capital, Buyer shall pay to each Seller on behalf of itself or its Relevant Worldspan Owner Entity its Proportionate Share of the amount of such excess;

(ii)                                  In the event that Final Closing Working Capital is less than Estimated Closing Working Capital, each Seller on behalf of itself or its Relevant Worldspan Owner Entity shall pay to Buyer its Proportionate Share of the amount of such shortfall;

(iii)                               In the event that Final Closing Cash is greater than Estimated Closing Cash, Buyer shall pay to each Seller on behalf of itself or its Relevant Worldspan Owner Entity its Proportionate Share of the amount of such excess;

(iv)                              In the event that Final Closing Cash is less than Estimated Closing Cash, each Seller on behalf of itself or its Relevant Worldspan Owner Entity shall pay to Buyer its Proportionate Share of the amount of such shortfall;

(v)                                 In the event that the Final Closing Debt is greater than Estimated Closing Debt, each Seller on behalf of itself or its Relevant Worldspan Owner Entity shall pay to Buyer its Proportionate Share of the amount of such excess; and

(vi)                              In the event that the Final Closing Debt is less than Estimated Closing Debt, Buyer shall pay to each Seller on behalf of itself or its Relevant Worldspan Owner Entity its Proportionate Share of the amount of such shortfall.

Buyer and Sellers agree that any payment required to be made pursuant to this Section 1.5(d) shall be made within five Business Days after the Final Closing Working Capital, Final Closing Cash and/or Final Closing Debt becomes final and binding on the parties hereto by wire transfer in immediately available funds to a bank account or bank accounts designated by each Seller or Buyer, as the case may be, to the other party or parties, as applicable.  Any payment due under this Section 1.5(d) shall be made together with interest thereon from the Closing Date to the date of actual payment at a rate equal to the LIBOR Rate plus four percent (4%) from and including the Closing Date to, but not including, the date of payment.  The parties agree that if any amounts are owed by Sellers to Buyer under this Section 1.5(d), Buyer shall first proceed against the escrow fund being held by the Escrow Agent pursuant to and in accordance with the Closing Adjustment Escrow Agreement in order to recover such amounts, and then, if there are insufficient funds in such escrow fund, Buyer may recover from each Seller its Proportionate Share of such shortfall.  Any payment due under this Section 1.5(d) from Sellers to Buyer shall be the several and not joint liability of Sellers.

(e)                                  Buyer’s rights to indemnification pursuant to Article VIII shall not be deemed to limit or supersede Buyer’s right to a full adjustment of the Purchase Price pursuant to this Section 1.5.

1.6                                 Transaction Structure. The parties hereto agree to treat the transaction in accordance with Revenue Ruling 99-6 as a sale of partnership interests by the Worldspan Owner Entities and a purchase of Worldspan’s assets by Buyer for U.S. federal income tax purposes and for U.S. state and local income tax purposes (unless prohibited by applicable state and local income tax law).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH SELLER OTHER THAN NEWCRS
AS TO ITSELF AND ITS RELEVANT WORLDSPAN OWNER ENTITY

Subject to Sections 8.1, 8.2(j) and 11.1, each Seller (other than NEWCRS) severally represents and warrants to Buyer as to itself and its Relevant Worldspan Owner Entity as follows:

2.1                                 Organization and Good Standing of Sellers (other than NEWCRS) and Sellers’ Relevant Worldspan Owner Entities.  Each of Delta, Northwest and American and the Relevant Worldspan Owner Entity of each such Seller is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware or a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Relevant Worldspan Owner Entity of such Seller has the requisite corporate or limited liability company power and authority to own, operate and lease the properties and assets now owned, operated or leased by it and to carry on its business as now being conducted.  Each Relevant Worldspan Owner Entity of such Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, that when taken together with all other such failures would not be reasonably likely to have, in the aggregate, a material adverse effect on the ability of such Seller’s Relevant Worldspan Owner Entity to perform its obligations under, and to consummate the transactions contemplated by, the Ancillary Agreements to which it will be a party at the Closing.

2.2                                 Authority.  (a) Each Seller (other than NEWCRS) has the requisite corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each Seller (other than NEWCRS) of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate (including, if necessary, shareholder approval) on the part of such Seller.  This Agreement has been duly executed and delivered by each Seller (other than NEWCRS) and, at the Closing, the Ancillary Agreements to which such Seller is a party will be duly executed and delivered by such Seller.  This Agreement constitutes and, when executed and delivered at the Closing, the Ancillary Agreements to which each Seller (other than NEWCRS) is a party will constitute, the valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

(b)                                 Each Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) has the requisite corporate or limited liability company power and authority to execute and deliver the Ancillary Agreements to which it will be a party at the Closing, to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The execution and delivery by each Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) of the Ancillary Agreements to which it will be a party at the Closing, the performance by such Seller’s Relevant Worldspan Owner Entity of its obligations thereunder and the consummation by such Seller’s Relevant Worldspan Owner Entity of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action or limited liability company action (including, if necessary, shareholder or member approval) on the part of such Seller’s Relevant Worldspan Owner Entity.  At the Closing, the Ancillary Agreements to which each Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) is a party will be duly executed and delivered by such Seller’s Relevant Worldspan Owner Entity.  When executed and delivered at the Closing, the Ancillary Agreements to which each Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) is a party will, constitute the valid and binding obligations of such Seller’s Relevant Worldspan Owner Entity, enforceable against such Seller’s Relevant Worldspan Owner Entity in accordance with their respective terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.3                                 Ownership of SPV Shares and NEWCRS Interest.

(a)                                  Delta SPV is a direct wholly-owned subsidiary of Delta and Delta SPV is the sole record and beneficial owner of 400 NEWCRS Shares (the “Delta NEWCRS Interest”).

(b)                                 Northwest SPV is an indirect wholly-owned subsidiary of Northwest and Northwest SPV is the sole record and beneficial owner of 333 1/3rd NEWCRS Shares (the “Northwest NEWCRS Interest”).

(c)                                  American SPV is an indirect wholly-owned subsidiary of American and American SPV is the sole record and beneficial owner of 266 2/3rds NEWCRS Shares (the “American NEWCRS Interest”).

2.4                                 Ownership of Worldspan General Partnership Interest.

(a)                                  Delta SPV is the sole record and beneficial owner of the Delta General Partnership Interests, which represents a 39.998% general partnership interest in Worldspan.  Delta SPV has and shall transfer to Buyer at the Closing good title to the Delta General Partnership Interests, free and clear of all Liens except (i) to the extent created by this Agreement, (ii) for restrictions contained in the Worldspan Limited Partnership Agreement and (iii) for restrictions imposed by federal and state securities laws (clauses (i), (ii) and (iii), collectively, the “Worldspan Permitted Partnership Interest Liens”).

(b)                                 Northwest SPV is the sole record and beneficial owner of the Northwest General Partnership Interests, which represents a 33.683% general partnership interest in Worldspan.  Northwest SPV has and shall transfer to Buyer at the Closing good title to the

Northwest General Partnership Interests, free and clear of all Liens except for the Worldspan Permitted Partnership Interest Liens.

(c)                                  American SPV is the sole record and beneficial owner of the American General Partnership Interests, which represents a 26.315% general partnership interest in Worldspan.  American SPV has and shall transfer to Buyer at the Closing good title to the American General Partnership Interests, free and clear of all Liens except for the Worldspan Permitted Partnership Interest Liens.

2.5                                 No Conflict.  Except as set forth in Sections 2.5-A, 2.5-B or 2.5-C of the Disclosure Letter, as the case may be, and, in the case of clauses (ii) and (iii), with such other exceptions as are not reasonably likely to have, individually or in the aggregate, (x) a material adverse effect on the ability of each Seller (other than NEWCRS) to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, or (y) a material adverse effect on the ability of each Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) to perform its obligations under, and to consummate the transactions contemplated by, the Ancillary Agreements to which it will be a party at the Closing, the execution and delivery by each Seller (other than NEWCRS) of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, and the execution and delivery by such Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) of the Ancillary Agreements to which it will be a party at the Closing, do not, and the performance by such Seller of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party and the transactions contemplated hereby and thereby, and the performance by such Seller’s Relevant Worldspan Owner Entity of the Ancillary Agreements to which it will be a party at the Closing and the transactions contemplated thereby, do not and will not, (i) violate any provision of the certificate of incorporation or by-laws or certificate of formation or limited liability company agreement of such Seller or such Seller’s Relevant Worldspan Owner Entity, (ii) subject to compliance with applicable Antitrust Laws, violate any Law, Permit or Order applicable to such Seller or such Seller’s Relevant Worldspan Owner Entity, or any of their respective assets, properties or businesses, (iii) result in a breach of, constitute a default (or an event which, with or without the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any oral or written contract, agreement, commitment or understanding, to which such Seller or such Seller’s Relevant  Worldspan Owner Entity is a party or is bound, or (iv) result in the creation of any Lien on any Partnership Interest of such Seller’s Relevant Worldspan Owner Entity or any of the assets of such Seller’s Relevant Worldspan Owner Entity.

2.6                                 Consents and Approvals.  The execution and delivery by each Seller (other than NEWCRS) of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, and the execution and delivery by such Seller’s Relevant Worldspan Owner Entity (other than NEWCRS) of the Ancillary Agreements to which it will be a party at the Closing, do not, and the performance by such Seller of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party and the consummation by such Seller of the transactions contemplated hereby and thereby, and the performance by such Seller’s Relevant Worldspan Owner Entity of the Ancillary Agreements to which it will be a party at the

Closing and the consummation by such Seller’s Relevant Worldspan Owner Entity of the transactions contemplated thereby, do not and will not, require any Governmental Authorization or order of, action by, filing with or notification of, any Governmental Authority, except (x) for the requirements of the Antitrust Laws, (y) for the Governmental Authorizations set forth in Sections 2.6-A, 2.6-B or 2.6-C, as the case may be, of the Disclosure Letter, and (z) as would not be reasonably likely to have, individually or in the aggregate, (i) a material adverse effect on the ability of such Seller to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, or (ii) a material adverse effect on the ability of such Seller’s Relevant Worldspan Owner Entity to perform its obligations under, and to consummate the transactions contemplated by, the Ancillary Agreements to which it will be a party at the Closing.

2.7                                 U.S. Employee Benefit Plans.  Except as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and except for any liability with respect to the Worldspan US Plans, at no time for which any relevant statute of limitations remains open:

(a)                                  has (i) such Seller or (ii) any other employer that is, or at any relevant time was, together with such Seller, treated as a “single employer” under section 414(b), 414(c), 414(m) or 414(o) of the Code or any regulations promulgated thereunder (a “Seller ERISA Affiliate”), incurred any liability which is reasonably likely to subject Buyer, Worldspan or any of Worldspan’s Subsidiaries to liability under Section 4062, 4063 or 4064 of ERISA or engaged in a transaction that is reasonably expected to subject Buyer, Worldspan or any of Worldspan’s Subsidiaries to liability under Section 4069 of ERISA; or

(b)                                 has such Seller or any of its Seller ERISA Affiliates been required to contribute, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, to any multiemployer pension plan, within the meaning of Section 3(37) of ERISA, including any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA, that is reasonably expected to subject Buyer, Worldspan or any of Worldspan’s Subsidiaries to liability to the PBGC or any such multiemployer plan.

2.8                                 Foreign Employee Benefit Plans.  Except as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and except for any liabilities with respect to the Foreign Plans, at no time for which any relevant statute of limitations remains open has such Seller incurred any liability under any provision of applicable foreign law that is analogous to, or otherwise similar in effect to, Title IV of ERISA that is reasonably expected to subject Buyer, Worldspan or any of Worldspan’s Subsidiaries to liability.

2.9                                 Brokers.  Except for Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, whose fees will be (i) paid for by Worldspan prior to or at the Closing or (ii) if not paid prior to or at Closing, deemed Current Liabilities of Worldspan as of the Closing and will be taken into account for purposes of calculating Closing Working Capital, none of Sellers nor any of their directors, officers, employees or Affiliates has employed any broker, investment bank, consultant or finder or has incurred or will incur any broker’s, investment banking, consulting, finder’s or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

2.10                           Receivables.  (a) All of the accounts receivable of Worldspan and each of its Subsidiaries owed from Delta or any of its Affiliates as reflected in Final Closing Working Capital will be fully collectible in the ordinary course of business.

(b)                                 All of the accounts receivable of Worldspan and each of its Subsidiaries owed from Northwest or any of its Affiliates as reflected in Final Closing Working Capital will be fully collectible in the ordinary course of business.

(c)                                  All of the accounts receivable of Worldspan and each of its Subsidiaries owed from American or any of its Affiliates as reflected in Final Closing Working Capital will be fully collectible in the ordinary course of business.

2.11                           Assets. Except as set forth in Sections 2.11-A, 2.11-B or 2.11-C of the Disclosure Letter, as the case may be, none of the Sellers owns any assets used in the Worldspan Business as it is currently conducted by Worldspan and its Subsidiaries.

2.12                           Litigation.  There is no arbitration, proceeding, action or suit or, to each Seller’s (other than NEWCRS) Knowledge, investigation pending or, to such Seller’s Knowledge, threatened against such Seller’s Relevant Worldspan Owner Entity’s Partnership Interests or such Seller’s Relevant Worldspan Owner Entity’s rights thereto, at law or in equity, before any Governmental Authority which is reasonably likely to, individually or in the aggregate, have a material adverse effect on (i) such Partnership Interests or (ii) (x) the ability of such Seller to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, or (y) the ability of such Seller’s Relevant Worldspan Owner Entity to perform its obligations under, and to consummate the transactions contemplated by, the Ancillary Agreements to which it will be a party at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING NEWCRS AND WORLDSPAN BUSINESS

Subject to Sections 8.1, 8.2(c), 8.2(j) and 11.1, Sellers (other than NEWCRS) and Worldspan represent and warrant to Buyer as follows:

3.1                                 Organization and Good Standing of NEWCRS and Worldspan; Authority of NEWCRS and Worldspan.  (a) NEWCRS is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.  Worldspan is a limited partnership duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware.  Each of NEWCRS and Worldspan has the requisite corporate or partnership power and authority to own, operate and lease the properties and assets now owned, operated or leased by it and to carry on its business as now being conducted.  NEWCRS is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, that when taken together with all other such failures would not be reasonably likely to have, in the aggregate, a material adverse effect on the ability of NEWCRS to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party.  Worldspan is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction where qualification as a foreign limited partnership is required, except for such failures to be qualified and in good standing, if any, that when taken together with all other such failures would not be reasonably likely to have, in the aggregate, a Material Adverse Effect.  Sellers have previously made available to Buyer complete and correct copies of Worldspan’s Certificate of Limited Partnership and the Worldspan Limited Partnership Agreement, as presently in effect.

(b)                                 Each of NEWCRS and Worldspan has the requisite corporate or partnership power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each of NEWCRS and Worldspan of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, the performance by each of NEWCRS and Worldspan of its obligations hereunder and thereunder and the consummation by each of NEWCRS and Worldspan of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate, in the case of NEWCRS, and partnership, in the case of Worldspan, action (including, if necessary, shareholder approval) on the part of NEWCRS and Worldspan, respectively.  This Agreement has been duly executed and delivered by each of NEWCRS and Worldspan and, at the Closing, the Ancillary Agreements to which each of NEWCRS and Worldspan is a party will be duly executed and delivered by each of NEWCRS and Worldspan.  This Agreement constitutes and, when executed and delivered at the Closing, the Ancillary Agreements (other than the Worldspan Excluded Agreements) to which each of NEWCRS and Worldspan is a party will constitute, the valid and binding obligations of each of NEWCRS and Worldspan, enforceable against each of NEWCRS and Worldspan in accordance with their respective terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

3.2                                 Worldspan Subsidiaries.  Set forth in Section 3.2(a) of the Disclosure Letter is a true and complete list as of the date of this Agreement of all of the Subsidiaries of Worldspan stating, with respect to each such Subsidiary, its jurisdiction of incorporation or organization, type of entity and owner of such Subsidiary.  All of the shares of capital stock, partnership interests, membership interests or other equity interests of the Subsidiaries listed in Section 3.2(a) of the Disclosure Letter are owned of record and beneficially as set forth on Section 3.2(a) of the Disclosure Letter free and clear of all Liens except (i) to the extent created by this Agreement, (ii) for restrictions contained in any applicable partnership, stockholder or limited liability company or similar agreement listed in Section 3.2(a) of the Disclosure Letter, (iii) for restrictions imposed by federal and state securities laws and (iv) as disclosed in Section 3.2(a) of the Disclosure Letter.  Except for (x) the Subsidiaries listed in Section 3.2(a) of the Disclosure Letter, (y) the Persons listed in Section 3.2(b) of the Disclosure Letter and (z) any other direct or indirect wholly-owned Subsidiary of Worldspan, Worldspan does not own, directly or indirectly, beneficially or of record, or have any operational control over, any capital stock or other equity securities of any corporation, partnership, limited liability company or other entity involving an initial investment by Worldspan or any of its Subsidiaries in excess of $500,000.  Except for any direct or indirect wholly-owned Subsidiary of Worldspan, Worldspan does not have any obligation to acquire any capital stock or other equity securities of, or any obligation to invest in or loan funds to, any single corporation, partnership, limited liability company or other Person, in excess of $750,000.  Each of Worldspan’s Subsidiaries is duly incorporated or, in the case of a limited liability company, partnership or other entity, organized, validly existing and (if such Subsidiary is organized in a jurisdiction in which the concept of good standing or its functional equivalent is applicable) in good standing or its functional equivalent in such jurisdiction under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate, limited liability company, partnership or other entity, as the case may be, power and authority to own, operate and lease the properties and assets now owned, operated or leased by it and to carry on its business as now being conducted.  Each of Worldspan’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in the United States where qualification as a foreign corporation, limited liability company or partnership, as the case may be, is required, except for such failures to be qualified and in good standing, if any, that when taken together with all other such failures of Worldspan and its Subsidiaries would not be reasonably likely to have, in the aggregate, a Material Adverse Effect.  All of the outstanding shares of capital stock or other equity interests of Worldspan’s Subsidiaries have been duly and validly authorized and issued, with respect to any outstanding shares of capital stock of Worldspan’s Subsidiaries are fully paid and nonassessable, have not been issued in violation of any preemptive rights, rights of first refusal or similar rights of shareholders or equity holders, or the terms of any agreement or other understanding binding upon Worldspan or any of its Subsidiaries, or any federal or state securities or “blue-sky” laws or any rules and regulations promulgated thereunder.  Sellers have previously made available to Buyer complete and correct copies of the certificates of incorporation, bylaws and/or other organizational documents of Worldspan’s Subsidiaries, as in effect on the date of this Agreement, which were requested by Buyer prior to the date of this Agreement.  Except as set forth in Section 3.2(c) of the Disclosure Letter, there is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge, transfer or other disposition of any partnership interest, shares of capital stock, membership interest or other equity interest of any of Worldspan’s Subsidiaries or any securities convertible into, or other rights to acquire, any partnership interest, shares of capital stock, membership interest or other equity interest of any of Worldspan’s Subsidiaries, (ii) relates to the dividend or voting rights with respect to or control of any of Worldspan’s Subsidiaries’ partnership interests, shares, membership interests or other equity interests, (iii) relates to rights to registration under the Securities Act of any of Worldspan’s Subsidiaries’ partnership interests, shares, membership interests or other equity interests or (iv) obligates any of Worldspan’s Subsidiaries to grant, offer or enter into any of the foregoing.

3.3                                 Capitalization of Worldspan.  The Partnership Interests constitute all of the issued and outstanding equity interests in Worldspan.  The Partnership Interests have been duly and validly authorized and issued, have not been issued in violation of any preemptive rights, rights of first refusal or similar rights of partners or the terms of any agreement or other understanding binding upon Worldspan or any federal or state securities or “blue-sky” laws.  Other than as contemplated hereby or under the Worldspan Limited Partnership Agreement, there is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge, transfer or other disposition of any partnership interest or other equity interest of Worldspan or any securities convertible into, or other rights to acquire, any partnership interest or other equity interest of Worldspan, (ii) relates to the dividend or voting rights with respect to or control of such partnership interest or other equity interest, or (iii) obligates Worldspan to grant, offer or enter into any of the foregoing.

3.4                                 Ownership of Limited Partnership Interest.  NEWCRS is the sole record and beneficial owner of the Limited Partnership Interests, which represents a 0.004% limited partnership interest in Worldspan.  NEWCRS has and shall transfer to Buyer at the Closing good title to the NEWCRS Limited Partnership Interest, free and clear of all Liens except for the Worldspan Permitted Partnership Interest Liens.

3.5                                 No Conflict; Consents and Approvals.  (a) Except as set forth in Section 3.5(a) of the Disclosure Letter, and, in the case of clauses (ii) and (iii), with such other exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, the execution and delivery by each Seller and Worldspan of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, and the execution and delivery by each Seller’s Relevant Worldspan Owner Entity of the Ancillary Agreements to which it will be a party at the Closing, and the performance by each Seller and Worldspan of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party and the consummation by each Seller and Worldspan of the transactions contemplated hereby and thereby, and the performance by each Seller’s Relevant Worldspan Owner Entity of the Ancillary Agreements to which it will be a party at the Closing and the consummation by each Seller’s Relevant Worldspan Owner Entity of the transactions contemplated thereby, do not and will not, (i) violate any provision of Worldspan’s Certificate of Limited Partnership or the Worldspan Limited Partnership Agreement or the certificate of incorporation, bylaws or other organizational documents of any Subsidiary of Worldspan or NEWCRS, (ii) subject to compliance with applicable Antitrust Laws, violate any Law, Permit or Order applicable to Worldspan or any of its Subsidiaries or NEWCRS, or any of their respective assets, properties or businesses, (iii) result in a breach of, constitute a default (or an event which, with or without the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any Material Contract (as defined in Section 3.9) or any Contract with any subscriber or travel supplier involving payments to Worldspan or any of its Subsidiaries in excess of $250,000 annually or any Permit held or used by Worldspan or any of its Subsidiaries or (iv) result in the creation of any Lien on any of the assets of Worldspan or any of its Subsidiaries.

(b)                                 Except as set forth in Section 3.5(b) of the Disclosure Letter and, in the case of clauses (ii) and (iii), with such other exceptions as are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of NEWCRS to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, the execution and delivery by NEWCRS of this Agreement and the Ancillary Agreements to which it will be a party at the Closing, and the performance by NEWCRS of this Agreement and the

Ancillary Agreements to which it is or at the Closing will be a party and the consummation by NEWCRS of the transactions contemplated hereby and thereby, do not and will not, (i) violate any provision of the certificate of incorporation or by-laws of NEWCRS, (ii) subject to compliance with applicable Antitrust Laws, violate any Law, Permit or Order applicable to NEWCRS or any of its assets, properties or businesses, (iii) result in a breach of, constitute a default (or an event which, with or without the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any oral or written contract, agreement, commitment or understanding, to which NEWCRS is a party or is bound, or (iv) result in the creation of any Lien on any Partnership Interest of NEWCRS or any of the assets of NEWCRS.

(c)                                  The execution and delivery by Worldspan of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party do not, and the performance by Worldspan of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party and the consummation by Worldspan of the transactions contemplated hereby and thereby do not and will not, require any Governmental Authorization or order of, action by, filing with or notification of, any Governmental Authority, except (x) for the requirements of the Antitrust Laws, (y) for the Governmental Authorizations set forth in Section 3.5(c) of the Disclosure Letter, and (z) as would not be reasonably likely to have, individually or in the aggregate, (i) a material adverse effect on the ability of Worldspan to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party, or (ii) a Material Adverse Effect.

(d)                                 The execution and delivery by NEWCRS of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party do not, and the performance by NEWCRS of this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party and the consummation by NEWCRS of the transactions contemplated hereby and thereby do not and will not, require any Governmental Authorization or order of, action by, filing with or notification of, any Governmental Authority, except (x) for the requirements of the Antitrust Laws, (y) for the Governmental Authorizations set forth in Section 3.5(d) of the Disclosure Letter, and (z) as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of NEWCRS to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements to which it is or at the Closing will be a party.

3.6                                 Financial Statements; Undisclosed Liabilities.

(a)                                  Worldspan has delivered or made available to Buyer the audited consolidated balance sheets of Worldspan and its Subsidiaries as of December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002 (the “Balance Sheet Date”) and the consolidated statements of operations, consolidated statements of partners’ capital accounts and consolidated statements of cash flows of Worldspan and its Subsidiaries for the years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002 together with the notes thereon and the related auditors’ reports, true and correct copies of which are attached hereto as Exhibit C (collectively, the “Financial Statements,” and such financial statements relating to the year ended December 31, 2002, the “2002 Audited Financial Statements”).  The Financial Statements have been prepared in accordance with the applicable books and records of Worldspan and its Subsidiaries and present fairly, in all material respects, the financial position of Worldspan and its Subsidiaries as of the applicable dates, and the consolidated results of operations and cash flows of Worldspan and its Subsidiaries for the applicable periods in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied, except as otherwise expressly indicated in the Financial Statements.

(b)                                 Worldspan and its Subsidiaries have no liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated) except liabilities or obligations (i) disclosed in Section 3.6(b) of the Disclosure Letter, (ii) as reflected, reserved against or otherwise expressly disclosed in the 2002 Audited Balance Sheet, (iii) incurred in the ordinary course of business after the Balance Sheet Date which are consistent as to type and amounts with past practice, (iv) under Contracts to which Worldspan or any of its Subsidiaries is a party (excluding any liabilities or obligations resulting from a breach thereof by Worldspan or any of its Subsidiaries) which are disclosed on Section 3.9(a) of the Disclosure Letter or which are not required to be disclosed on Section 3.9(a) of the Disclosure Letter or which are entered into after the date of this Agreement without violating any provision of this Agreement, or (v) not covered in the foregoing clauses (i) through (iv) which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

3.7                                 Business Since December 31, 2001.  Except for entering into such agreements or taking such actions after the date of this Agreement as specifically permitted under or otherwise specifically contemplated by this Agreement, as disclosed in Section 3.7 of the Disclosure Letter or entering into the agreements contemplated by this Agreement to be entered into at Closing, since December 31, 2001, (1) Worldspan and its Subsidiaries have operated their business, taken as a whole, in the ordinary course consistent with past practice, and (2) there has not been any:

(a)                                  development, change or occurrence which had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, other than matters arising from changes in economic, regulatory or political conditions generally;

(b)                                 acquisition of all or substantially all of the assets or properties or of the securities or business of any other Person by Worldspan or any of its Subsidiaries or any merger, consolidation or amalgamation involving Worldspan or any of its Subsidiaries;

(c)                                  to the date of this Agreement, sale, assignment, lease or transfer of, any of the assets of Worldspan or any of its Subsidiaries with an aggregate fair market value of more than $500,000, and thereafter any sale, assignment, lease or transfer of, any of the assets of Worldspan or any of its Subsidiaries which is reasonably likely to have, in the aggregate, a Material Adverse Effect, other than, in each case, in the ordinary course of business consistent with past practice;

(d)                                 incurrence by Worldspan or any of its Subsidiaries of any indebtedness for borrowed money or incurrence, assumption or guarantee of, or any other act to become responsible for, any obligations of any other Person, or making of loans or advances by Worldspan or any of its Subsidiaries to any Person, other than, in each of the foregoing cases, in the ordinary course of business consistent with past practice;

(e)                                  change in the financial or accounting practices or policies of Worldspan or any of its Subsidiaries;

(f)                                    except to the extent required under employee and director benefit plans or policies, agreements or arrangements disclosed in Sections 3.10(a)(i) and 3.10(b)(i) of the Disclosure Letter, (i) increase in the compensation or fringe benefits of any of the directors, officers or employees of Worldspan or any of its Subsidiaries (except for normal increases in compensation or fringe benefits in the ordinary course of business consistent with past practice for employees or officers of Worldspan or any of its Subsidiaries), (ii) grant of any severance or termination pay or entrance into or amendment of any employment, consulting or severance agreement or arrangement with any present or former director or officer, or any employee whose W-2 compensation for 2002 exceeds $125,000 or whose W-2 compensation for 2003 Worldspan in its good faith judgment, as of the date of this Agreement, reasonably believes will exceed $125,000, of Worldspan or any of its Subsidiaries or amendment of any such arrangement or agreement, or (iii) establishment, adoption, entrance into, amendment materially increasing benefits under or termination of any (x) collective bargaining agreement or (y) plan or agreement to provide bonuses, profit sharing, stock option, restricted stock, pensions, retirement benefits, deferred compensation or termination benefits for any directors, officers or any group of other employees of Worldspan or any of its Subsidiaries;

(g)                                 (i) declaration, setting aside or payment of any distributions, dividends or similar payments in respect of the Partnership Interests; or (ii) any redemption, purchase or other acquisition of the Partnership Interests or capital stock (or similar equity interest) of any of its Subsidiaries (other than a wholly-owned Subsidiary);

(h)                                 cancellation of any indebtedness for borrowed money in excess of $100,000;

(i)                                     to the date of this Agreement, single capital expenditure or commitment in excess of $150,000 for additions to property, plant, equipment or intangible capital assets;

(j)                                     payment, distribution, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible), to, or entering into of any agreement or arrangement with any Seller, or any Affiliate of Seller, officers or directors of Worldspan, any Subsidiary of Worldspan or any Seller, or any Affiliate or associate of any officers or directors of any Seller, Worldspan or any of its Subsidiaries, other than (i) cash dividends or distributions in respect of any security of any Subsidiary of Worldspan or in respect of the Partnership Interests or cash payments, in each case made prior to the time at which Estimated Closing Cash is finally determined under Section 1.1(c) or such later time (but no later than the opening of business on the Closing Date) to the extent such dividends, distributions or payments are taken into account in such final determination of Estimated Closing Cash or (ii) in the ordinary course of business consistent with past practice;

(k)                                  making or revoking of any election for Tax purposes by Worldspan or any of its Subsidiaries or on any of their behalf which is reasonably likely to affect the liability for Taxes of Worldspan or any of its Subsidiaries for any period after the Closing Date;

(l)                                     to the date of this Agreement, incurrence of any damage, destruction or loss, whether or not covered by insurance, with respect to the tangible assets of Worldspan and its Subsidiaries involving, individually or in the aggregate, losses in excess of $1,000,000, other than, in each case, in the ordinary course of business, and thereafter any incurrence of any damage, destruction or loss, whether or not covered by insurance, with respect to the tangible assets of Worldspan and its Subsidiaries which is reasonably likely to have, in the aggregate, a Material Adverse Effect;

(m)                               amendment of the Worldspan Limited Partnership Agreement; or

(n)                                 agreement by Worldspan or any of its Subsidiaries to do any of the foregoing.

3.8                                 Compliance with Law; Litigation; Injunctions.  Worldspan and its Subsidiaries are in compliance with all Laws, Permits or Orders applicable to them or any of their properties or assets, except (x) as set forth in Section 3.8(a) of the Disclosure Letter or (y) for violations the existence of which and cost of remedying would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  Except for the matters set forth in Section 3.8(b) of the Disclosure Letter (as to which no representation or warranty is made), (i) there is no arbitration, proceeding, action or suit or, to Sellers’ Knowledge, investigation pending or, to Sellers’ Knowledge, threatened against Worldspan or any of its Subsidiaries, or any of the property or rights of Worldspan or any of its Subsidiaries, or the Limited Partnership Interest or NEWCRS’s rights thereto, at law or in equity, before any Governmental Authority which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, (ii) neither Worldspan nor any of its Subsidiaries is a party to, or subject to or bound by, any Order (other than, as of the date of this Agreement only, judgments and preliminary or permanent injunctions) which has or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (iii) as of the date of this Agreement, neither Worldspan nor any of its Subsidiaries is a party to, or subject to or bound by, any material judgment with respect to which there are material unsatisfied obligations or any preliminary or permanent injunction, (iv) from and after the date of this Agreement, neither Worldspan nor any of its Subsidiaries has become a party to, or become subject to or bound by, any judgment or preliminary or permanent injunction which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and (v) from October 1, 2001 to the date of this Agreement, neither Worldspan nor any of its Subsidiaries has received any written notification of any asserted present or past failure by Worldspan or any of its Subsidiaries to comply in any material respect with any Law, Permit or Order.

3.9                                 Contracts and Agreements; Defaults.

(a)                                  Section 3.9(a) of the Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Contracts of the types described below (the “Material Contracts”):

(i)                                     any Contract involving annual payments to or from Worldspan or any of its Subsidiaries of $750,000 or more, except (x) commitments which may be terminated without liability or penalty by Worldspan or any of its Subsidiaries on not more than 30 days’ notice and (y) Contracts with subscribers or travel suppliers;

(ii)                                  any Contract relating to an acquisition by Worldspan or any of its Subsidiaries of a business for consideration in excess of $3,000,000 and under which there remain any material unperformed obligations;

(iii)                               any Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

(iv)                              any Contract relating to capitalized lease obligations or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), or operating leases (collectively, “Capitalized or Operating Leases”), except Capitalized or Operating Leases with an aggregate outstanding principal amount (or, in the case of any operating lease, an annual lease payment) not exceeding $1,000,000, individually, or $5,000,000 for all Capitalized or Operating Leases not disclosed on Schedule 3.9(a) of the Disclosure Letter;

(v)                                 any Contract containing any provision or covenant (A) prohibiting or limiting the ability of Worldspan or any of its Subsidiaries to engage in any business activity (in any geographic region or otherwise) or to compete with any Person or (B) prohibiting the ability of Worldspan or any of its Subsidiaries to market or sell Worldspan products or services to any Travel Agencies, Travel Vendors or corporate travel departments, except, in the case of clause (B), Contracts that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(vi)                              any Contract that creates or obligates Worldspan or any of its Subsidiaries to participate in any joint venture, limited liability company, partnership agreement or other similar arrangement (A) where the initial investment by Worldspan or any of its Subsidiaries exceeded $2,000,000 or (B) which involves any additional obligation of Worldspan or any of its Subsidiaries after the date of this Agreement to acquire any capital stock or other equity securities of, or to invest in or loan funds to, any single Person in excess of $3,000,000;

(vii)                           any Contract that provides for any party to have first refusal, first offer, “tag-along” or “drag-along” rights or obligations with respect to any partnership interest,  capital stock or other security of Worldspan or any of its Subsidiaries;

(viii)                        any Contract relating to the lease of Real Property which requires an annual payment of more than $500,000 (“Real Property Leases”);

(ix)                                any material Contract or Contract involving annual payments of $50,000 or more, in each case, to which Worldspan or any of its Subsidiaries, on the one hand, and any Related Party of Worldspan, on the other hand, are parties, including any such Contract under which assets or services are provided to or on behalf of Worldspan or any of its Subsidiaries;

(x)                                   any Contract with a Person which, on a net revenue basis as of December 31, 2001, is included in the following travel supplier or subscriber rankings or is reasonably expected by Worldspan to be included in such rankings for the calendar year 2002:  (A) top ten participating carriers (airline); (B) top five car rental associates; (C) top five hotel associates; (D) top five online; (E) top ten travel agencies; (F) top five corporate; (G) top five tour; and (H) top five cruises; and

(xi)                                any tax sharing or other similar agreement.

Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that neither Sellers nor Worldspan shall have any liability for failing to list on Section 3.9(a) of the Disclosure Letter a Contract under one of the foregoing categories of Contracts if such Contract is listed under any of the other foregoing categories.

(b)                                 True, correct and complete copies of all written Material Contracts and any amendments thereto have been made available to Buyer, together with a complete written description of any oral Material Contract.  Except as set forth in Section 3.9(b) of the Disclosure Letter or, in the case of Contracts other than Specified Contracts, for such breaches, defaults, events or failures to be in full force and effect or validly binding and enforceable as have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (i) neither Worldspan nor any of its Subsidiaries nor, to Sellers’ Knowledge, any other party to any Contract (other than Specified Contracts) is in breach of or default under any such Contract and, in the case of Specified Contracts, neither Worldspan nor any of its Subsidiaries nor, to Sellers’ Knowledge, any other party to any Specified Contract is in material breach of or default under any such Specified Contract, (ii) no event has occurred which (after notice or lapse of time or both) would become a breach or default by Worldspan or any of its Subsidiaries, as the case may be, under any such Contract (other than Specified Contracts) and, in the case of Specified Contracts, no event has occurred which (after notice or lapse of time or both) would become a material breach or default by Worldspan or any of its Subsidiaries, as the case may be, under any such Specified Contract, (iii) each such Contract (other than Specified Contracts) is in full force and effect and is valid, binding and enforceable against Worldspan or the relevant Subsidiary, as applicable, and to Sellers’ Knowledge, each other party thereto, in accordance with its terms, and in the case of Specified Contracts, each such Specified Contract is, in all material respects, in full force and effect and is valid, binding and enforceable against Worldspan or the relevant Subsidiary, as applicable, and to Sellers’ Knowledge, each other party thereto, in accordance with its terms, except, in each case, that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity), and (iv) as of the date of this Agreement, neither Worldspan nor any of its Subsidiaries has received or given any written notification asserting a breach or default under any Contract (other than Specified Contracts) and, in the case of Specified Contracts, as of the date of this Agreement, neither Worldspan nor any of its Subsidiaries has received or given any written notification asserting a material breach or default under any Specified Contract which is still outstanding.

3.10                           Employee Benefit Plans.

(a)                                  Worldspan US Plans.

(i)                                     Section 3.10(a)(i) of the Disclosure Letter contains a true and complete list of each (x) material “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (y) material stock purchase, stock option, severance, employment, bonus, incentive, deferred compensation, supplemental retirement, acceleration of benefits or other employee benefit plan, agreement, program, policy or arrangement and (z) retention, stay-put, change-in-control or change-in-control success fee plan, agreement, program, policy or arrangement, in each case, with respect to current or former U.S. Employees which is maintained, sponsored or entered into by Worldspan or any of its Subsidiaries or with respect to which Worldspan or any of its Subsidiaries has any material liability.  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Worldspan US Plans”.

(ii)                                  With respect to each Worldspan US Plan, Worldspan has made available or delivered to Buyer (A) a true and complete copy thereof and, to the extent applicable, any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description; and (D) for the two (2) most recent years, to the extent applicable (w) the Form 5500 and attached schedules, (x) audited financial statements, (y) actuarial valuation reports, and (z) Form PBGC 1 and all attachments thereto.

(iii)                               With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except as listed in Section 3.10(a)(iii) of the Disclosure Letter, (A) each Worldspan US Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws; (B) each Worldspan US Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification and, to the Knowledge of Sellers, nothing has occurred which would cause the revocation of such determination letter; (C) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Sellers, threatened with respect to any Worldspan US Plan, and to the Knowledge of Sellers no facts or circumstances exist which are reasonably likely to give rise to any such actions, suits or claims; (D) no audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor or other Governmental Authority is pending, or to Sellers’ Knowledge, threatened, with respect to any Worldspan US Plan; and (E) all contributions, payments or accruals required to be made with respect to the Worldspan US Plans prior to the Closing Date shall have been made, accrued or otherwise fully reserved for as of such date, to the extent required by GAAP.

(iv)                              With respect to any Worldspan US Plan which is subject to Title IV of ERISA, (A) no “accumulated funding deficiency,” as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived), currently exists; (B) no event or condition exists which would be deemed a reportable event within the meaning of ERISA Section 4043 which is reasonably likely to result in any liability having, individually or in the aggregate, a Material Adverse Effect; (C) neither Worldspan nor any of its Subsidiaries is subject to any liability to the PBGC (other than for premium payments in the ordinary course); and (D) no amendment has occurred which has required or would require Worldspan or any of its Subsidiaries to provide security pursuant to Code Section 401(a)(29).

(v)                                 There are no multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) to which Worldspan or any of its Subsidiaries has any liability or obligation to contribute.

(b)                                 Foreign Plans.

(i)                                     Section 3.10(b)(i) of the Disclosure Letter contains a true and complete list of each material retirement, pension, savings, profit-sharing, welfare benefit, stock purchase, stock option, severance, retention, employment, change in control, bonus, incentive, deferred compensation, supplemental retirement or other employee benefit plan, scheme, fund, agreement, program, or arrangement with respect to current or former Foreign Employees which is maintained, sponsored or entered into by Worldspan or any of its Subsidiaries or with respect to which Worldspan or any of its Subsidiaries has any material liability, other than the Worldspan US Plans and any government-mandated plans, programs, or arrangements.  All such plans, schemes, funds, agreements, programs and arrangements shall be collectively referred to as the “Foreign Plans.”

(ii)                                  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (A) the Foreign Plans are in compliance with and are administered in accordance with all applicable Laws; and (B) all contributions, payments or accruals required to be made with respect to the Foreign Plans prior to the Closing Date shall have been made, accrued or otherwise fully reserved as of such date, in accordance with GAAP and the past practice of Worldspan and its Subsidiaries.

3.11                           Employment-Related Matters.

(a)                                  As of the date of this Agreement, no Employees are covered by a collective bargaining agreement or similar labor agreement and neither Worldspan nor any of its Subsidiaries is currently negotiating such an agreement.  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in Section 3.11(a) of the Disclosure Letter (i) there is no labor strike, organized work stoppage, lockout or other labor controversy presently pending or, to the Knowledge of Sellers, threatened against Worldspan or any of its Subsidiaries and neither Worldspan nor any of its Subsidiaries has experienced any labor strike, lockout or, to the Knowledge of Sellers, organized work stoppage during the last three years, (ii) to the Knowledge of Sellers, there is no union organization campaign relating to any employees of Worldspan or any of its Subsidiaries, (iii) there is no unfair labor practice charge or complaint or any other similar action, suit, arbitration, proceeding or, to the Knowledge of Sellers, investigation against Worldspan or any of its

Subsidiaries pending or, to the Knowledge of Sellers, threatened before the National Labor Relations Board or any other Governmental Authority, or (iv) to the Knowledge of Sellers, no charges with respect to or relating to the employees of Worldspan or any of its Subsidiaries are pending or, to the Knowledge of Sellers, threatened before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices.

(b)                                 Section 3.11(b) of the Disclosure Letter sets forth, as of the date of this Agreement, the names, titles and current annual base salary, and bonus paid in 2002 (if applicable), of all present directors and officers of Worldspan and each of its Subsidiaries and all other employees of Worldspan and its Subsidiaries whose W-2 compensation for 2002 exceeds $125,000 or whose W-2 compensation for 2003 Worldspan in its good faith judgment, as of the date of this Agreement, reasonably believes will exceed $125,000.

3.12                           Taxes.              Except as set forth in Section 3.12 of the Disclosure Letter and with such other exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect:

(i)                                     each of Worldspan and its Subsidiaries has timely filed all Tax Returns which are required to be filed by them, which returns and reports are true, correct and complete in all material respects, and has paid all Taxes whether or not shown as due on such Tax Returns that they are required to have paid;

(ii)                                  there are no actions, suits, proceedings, audits, investigations or claims now pending, nor, to the Knowledge of Sellers, proposed against Worldspan or any of its Subsidiaries relating to any Taxes;

(iii)                               Worldspan and its Subsidiaries have complied with all applicable Laws with respect to payments made to third parties and the withholding of any payment of withheld Taxes and have timely withheld from employee wages and other payments and timely paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws;

(iv)                              for United States federal income tax purposes, Worldspan is, and has always been, treated as a partnership and each of its Subsidiaries which is a United States limited liability company is a disregarded entity within the meaning of Treas. Reg. § 301.7701-3(b)(1)(ii);

(v)                                 no claim has ever been made by an authority in a jurisdiction where any of Worldspan and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

(vi)                              there are no Liens on any of the assets of Worldspan and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

(vii)                           none of Worldspan and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(viii)                        no election has been made under Treas. Reg. § 301.7701-3(c)(1)(i) with respect to Worldspan or its Subsidiaries; and

(ix)                                no Worldspan Owner Entities are foreign persons subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

3.13                           Permits.  With such exceptions as are not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) all Permits that are presently required for the operation of Worldspan and its Subsidiaries, as currently conducted, have been duly obtained and are in full force and effect, (ii) Worldspan and its Subsidiaries are in compliance with any such Permits, (iii) there is no action pending or, to Sellers’ Knowledge, threatened against Worldspan or any of its Subsidiaries to modify, suspend or terminate the rights of Worldspan or any of its Subsidiaries under any of such Permits and (iv) as of the date of this Agreement, no notice has been received by Worldspan or any of its Subsidiaries or by any Seller with respect to any failure by Worldspan or any of its Subsidiaries to have any Permit.

3.14                           Real Property.  Except as set forth in Section 3.14 of the Disclosure Letter, neither Worldspan nor any of its Subsidiaries owns any real property.  Section 3.14 of the Disclosure Letter sets forth an accurate and complete list of all subleases pursuant to which Worldspan or any of its Subsidiaries subleases any real property or interest therein.

3.15                           Title; Condition of Assets.

(a)                                  Worldspan or one of its Subsidiaries has good title to or valid leasehold or license interests in all of the assets that it purports to own, lease or license (including, without limitation, those assets reflected on the 2002 Audited Balance Sheet, other than those assets disposed of by Worldspan or one of its Subsidiaries in the ordinary course of business), free and clear of any and all Liens other than Permitted Liens, and such assets and properties constitute all of the assets and properties which are used in the conduct by Worldspan and its Subsidiaries of the Worldspan Business as it is currently conducted.

(b)                                 Except as set forth in Section 3.15(b) of the Disclosure Letter, the tangible personal property of Worldspan and its Subsidiaries is in all material respects in working condition and repair, reasonable wear and tear and loss due to normal operations excepted.

3.16                           Intellectual Property.

(a)                                  Except as set forth in Section 3.16(a) of the Disclosure Letter, to Sellers’ Knowledge, Worldspan and its Subsidiaries own or have the right to use all Intellectual Property and all Technology used or held for use in the conduct of the Worldspan Business without any conflict with the rights of others, in each case with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and subject to limitations contained in any applicable license agreement; provided, that no representation or warranty is made as to the extent to which ownership of any particular item of Intellectual Property or Technology includes the exclusive right to use such Intellectual Property or Technology.

(b)                                 Section 3.16(b) of the Disclosure Letter sets forth a true and complete list as of the date of this Agreement of (i) all trademarks, trade names and service marks owned by Worldspan or any of its Subsidiaries which have been duly registered in the United States Patent and Trademark Office (“PTO”), the states of the United States or the corresponding offices of other jurisdictions, (ii) all patents and patent applications in the name of Worldspan or any of its Subsidiaries issued by or pending with the PTO or the corresponding offices of other jurisdictions, (iii) all copyrights owned by Worldspan or any of its Subsidiaries  which have been duly registered in the United States Copyright Office (“Copyright Office”) or the corresponding offices of other jurisdictions, (iv) all trademark, trade name and service mark applications that have been filed by Worldspan or any of its Subsidiaries and are pending in the PTO, the states of the United States or the corresponding offices of other jurisdictions, (v) all copyright applications that have been filed by Worldspan or any of its Subsidiaries and are pending in the Copyright Office or the corresponding offices of other jurisdictions, (vi) all computer software owned by Worldspan and any of its Subsidiaries (other than standard, commercially available off-the-shelf computer software), and (vii) all domain name registrations held by Worldspan and its Subsidiaries.

(c)                                  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in Section 3.16(c) of the Disclosure Letter, as of the date of this Agreement, neither Worldspan nor any of its Subsidiaries has entered into an agreement (i) licensing the use by any third party of any Intellectual  Property or Technology owned by Worldspan or its Subsidiaries, (ii) pursuant to which Worldspan or any of its Subsidiaries covenants not to institute an action, suit or other proceeding with respect to third party Intellectual Property or Technology or (iii) pertaining to any material third party Intellectual Property or Technology (other than standard, commercially available off-the-shelf computer software or any Intellectual Property or Technology that could be, in all material respects, readily replaced on commercially equivalent terms and without undue diversion or dedication of resources, or acquisition of services necessary for the installation, integration or operation of such replacement items) used by Worldspan or any of its Subsidiaries in the Worldspan Business.

(d)                                 With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in Section 3.16(d) of the Disclosure Letter, no litigation, claims, actions, suits or proceedings are pending or to Sellers’ Knowledge, have been asserted or are threatened, against Worldspan or any of its Subsidiaries challenging the validity or enforceability of, or seeking to deny or restrict the use by Worldspan or any of its Subsidiaries of, any Intellectual Property or Technology owned or used by or licensed to Worldspan or any of its Subsidiaries.  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Worldspan and its Subsidiaries, do not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third party, or constitute unfair competition or trade practices under the laws of any jurisdiction in which Worldspan or its Subsidiaries do business, and as of the date of this Agreement, no claim has been made, written notice given, or dispute arisen to that effect.

(e)                                  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in Section 3.16(e) of the Disclosure Letter, as of the date of this Agreement, neither Worldspan nor any of its Subsidiaries has made any claim that any Person has violated or infringed its respective rights with respect to any Intellectual Property or Technology owned or used by or licensed to Worldspan or any of its Subsidiaries and to the Knowledge of Sellers, there is no basis for the making of any such claim.

(f)                                    All of the Intellectual Property and Technology owned by Worldspan or its Subsidiaries and set forth in Section 3.16(b) of the Disclosure Letter are held of record in the name of Worldspan or the relevant Subsidiary free and clear of all Liens other than Permitted Liens, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent, validity or enforceability.

(g)                                 With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, to the Sellers’ Knowledge, none of the material trade secrets, know-how or other confidential or proprietary information of Worldspan or its Subsidiaries has been disclosed to any Person other than to Sellers and their Affiliates unless such disclosure was made pursuant to an appropriate confidentiality agreement.

(h)                                 With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, the information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use by Worldspan and its Subsidiaries, including all computer hardware, software, firmware and telecommunications systems used in Worldspan’s and its Subsidiaries’ business, perform reliably and in conformance with the appropriate specifications or documentation for such systems.  Except for scheduled or routine maintenance, the information technology systems owned or used by Worldspan and its Subsidiaries are generally available for use in the business of Worldspan and its Subsidiaries, as applicable, and by the customers and clients of Worldspan and its Subsidiaries, 24 hours a day, 7 days a week.  Worldspan and each of its Subsidiaries have taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the critical business data of their respective businesses.  With such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, all computer software used in the Worldspan Business (i) will, to the extent applicable, consistently and accurately interpret, calculate, manipulate, store and exchange date/time data, and (ii) does not contain any viruses, “worms”, Trojan horses, or disabling or malicious code that would impair the functionality of such computer software.

3.17                           Insurance.  Section 3.17 of the Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all policies of insurance (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements and any incident or catastrophic insurance policies maintained by any Seller or any of its Affiliates) to which Worldspan or any of its Subsidiaries is a party.  Genuine and complete copies of each of the insurance policies listed in Section 3.17 of the Disclosure Letter have been made available to Buyer.  With such exceptions as are not reasonably likely to have, in the aggregate, a Material Adverse Effect, as of the date of this Agreement, there has been no failure by Worldspan or any of its Subsidiaries to give any notice or present any claim against it under any such insurance policy in a timely fashion or in the manner or detail required by such insurance policy.

3.18                           Environmental Laws.  With such exceptions as are not reasonably likely to have, in the aggregate, a Material Adverse Effect, each of Worldspan and its Subsidiaries complies with all applicable Environmental Laws, and possesses and complies with all Environmental Permits required under such laws.  Section 3.18 of the Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all Environmental Permits held by Worldspan or any of its Subsidiaries.  Sellers have provided or made available to Buyer true and complete copies of all material Environmental Reports in their possession or control that may in any way affect Worldspan or any of its Subsidiaries.  It is understood and agreed that Sellers shall not be deemed to be in breach of the representations and warranties contained in this Section 3.18 to the extent Buyer is entitled to indemnification with respect to such matters under Section 8.2(b)(vi).

3.19                           Brokers.  Except for Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, whose fees will be (i) paid for by Worldspan prior to or at the Closing or (ii) if not paid prior to or at the Closing, deemed Current Liabilities of Worldspan as of the Closing and will be taken into account for purposes of calculating Closing Working Capital, neither Worldspan nor any of its directors, officers, employees or Affiliates has employed any broker, investment bank, consultant or finder or has incurred or will incur any broker’s, investment banking, consulting, finder’s or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

3.20                           Bank Accounts; Officers and Worldspan Board Members.

(a)                                  Section 3.20(a) of the Disclosure Letter sets forth, as of the date of this Agreement, the name of each bank in which Worldspan or any of its Subsidiaries organized in the United States has an account or safe deposit box or standby letter of credit, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto.

(b)                                 Section 3.20(b) of the Disclosure Letter sets forth, as of the date of this Agreement, the names and titles of all officers of Worldspan and its Subsidiaries and all members of the Worldspan Board.

3.21                           Assets.  NEWCRS does not own or lease any assets used in the Worldspan Business as it is currently conducted by Worldspan and its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Subject to Sections 8.1, 8.2(j) and 11.1, Buyer hereby represents and warrants to Sellers as follows:

4.1                                 Incorporation of Buyer.  Buyer is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of Delaware.

4.2                                 Authority.  Buyer has the requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party and the Equity Commitment Letters and to execute, issue and deliver the Seller Notes, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Buyer of this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party and the Equity Commitment Letters and the execution, issuance and delivery of the Seller Notes, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer.  This Agreement and the Equity Commitment Letters have been duly executed and delivered by Buyer and, at the Closing, the Ancillary Agreements to which Buyer is a party will be duly executed and delivered by Buyer and the Seller Notes will be duly executed, delivered and issued by Buyer.  This Agreement and the Equity Commitment Letters constitute and, when executed and delivered at the Closing, the Ancillary Agreements to which Buyer is a party will constitute and, when executed, delivered and issued at the Closing, the Seller Notes will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except that such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

4.3                                 No Conflict.  Except as would not have or be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party, the Equity Commitment Letters and the Seller Notes, the execution and delivery by Buyer of this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party and the Equity Commitment Letters and the execution, delivery and issuance by Buyer of the Seller Notes, do not, and the performance by Buyer of this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party, the Equity Commitment Letters and the Seller Notes and the transactions contemplated hereby and thereby by Buyer do not and will not, (i) violate any provision of the certificate of incorporation or by-laws of Buyer, (ii) subject to compliance with applicable Antitrust Laws, violate any Law, Permit or Order applicable to Buyer, or any of its assets, properties or businesses, or (iii) result in a breach of, constitute a default (or an event which, with or without the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any oral or written contract, agreement, commitment or understanding, to which Buyer is a party or is bound.

4.4                                 Governmental Consents and Approvals.  The execution and delivery by Buyer of this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party and the Equity Commitment Letters, and the execution, delivery and issuance by Buyer of the Seller Notes, do not, and the performance by Buyer of this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party, the Equity Commitment Letters and the Seller Notes and the consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not, require any Governmental Authorization or order of, action by, filing with or notification of any Governmental Authority, except for (i) the requirements of the Antitrust Laws, (ii) the Governmental Authorizations set forth in Section 4.4 of the Disclosure Letter, and (iii) as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, the Ancillary Agreements to which it is or at the Closing will be a party, the Equity Commitment Letters and the Seller Notes.

4.5                                 Experience; Acquisition of Partnership Interests for Investment.

(a)                                  Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has been afforded the opportunity to ask questions and receive answers regarding Worldspan and its Subsidiaries and has reviewed the data and information it requested from Sellers and Worldspan in connection with this Agreement.

(b)                                 Buyer is acquiring the Partnership Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Partnership Interests.  Buyer agrees that the Partnership Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act except (i) pursuant to an exemption from such registration available under the Securities Act and (ii) in accordance with any applicable provisions of state securities laws.

4.6                                 Brokers.  Except for Orenda Corporate Finance Ltd., whose fees will be paid by Buyer, neither Buyer, nor any director, officer, employee or Affiliate thereof, has employed any broker, investment bank, consultant or finder or has incurred or will incur any broker’s, investment banking, consulting, finder’s or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

4.7                                 Buyer Financing.  As of the date of this Agreement, Buyer has delivered to Sellers true, complete and correct signed commitment letters (including all exhibits or schedules thereto, and any separate agreements or letters from financing sources bearing on the financial terms thereof or that otherwise is reasonably likely to impact the likelihood of Buyer obtaining the financing required to satisfy the condition contained in Section 7.1K, but excluding any fee side-letters from financing sources) (the “Equity Commitment Letters”) from Citigroup Venture Capital Equity Partners, L.P. (“CVC”) and Ontario Teachers’ Pension Plan Board (“OTPP”), dated as of March 3, 2003, pursuant to which, among other things, CVC and OTPP have agreed, subject to the terms and conditions set forth therein, to make or cause to be made equity investments in an aggregate amount of $210,000,000 and $140,000,000, respectively, in connection with the acquisition of the Partnership Interests contemplated hereby.  The Equity Commitment Letters are in full force and effect as of the date of this Agreement.  Buyer has delivered to Sellers true, complete and correct copies of (i) signed commitment letters from Lehman Commercial Paper, Inc. and Lehman Brothers, Inc., dated as of March 3, 2003 for an aggregate amount of $ 175,000,000 in debt financing and (ii) a signed highly confident letter from Lehman Brothers, Inc., dated as of March 3, 2003 for an aggregate amount of $290,000,000  in debt financing (in each case, including all exhibits or schedules thereto, and any separate agreements or letters from financing sources bearing on the financial terms thereof or that otherwise is reasonably likely to impact the likelihood of Buyer obtaining the financing required to satisfy the condition contained in Section 7.1K, but excluding any fee side-letters from financing sources) (collectively, the “Debt Letters”).  The Debt Letters are in full force and effect as of the date of this Agreement.

ARTICLE V

COVENANTS

5.1                                 Access; Confidentiality.

(a)                                  At the reasonable request of Buyer, and upon reasonable advance notice, Sellers and Worldspan shall from time to time prior to the Closing give or cause to be given to the officers, employees, accountants, counsel and other authorized representatives of Buyer (collectively, “Buyer’s Representatives”) full access during normal business hours to (i) any and all premises, properties, files, books, records, documents and other information of Sellers’ Relevant Worldspan Owner Entities (insofar as such information relates to Worldspan and its Subsidiaries), Worldspan and its Subsidiaries and to those officers, employees, accountants, counsel and other authorized representatives of Worldspan and its Subsidiaries who have relevant knowledge, and (ii) all such other information in Sellers’ or Worldspan’s possession otherwise to the extent concerning Sellers’ Relevant Worldspan Owner Entities (insofar as such information relates to Worldspan and its Subsidiaries), Worldspan and its Subsidiaries as Buyer may reasonably request, in each case to the extent that Sellers and Worldspan may do so without violating confidentiality undertakings of Sellers, Sellers’ Relevant Worldspan Owner Entities, Worldspan and its Subsidiaries or any of their Affiliates.  Notwithstanding the foregoing, Buyer shall not have access to personnel records of Worldspan and its Subsidiaries relating to individual performance or evaluation records, medical histories or other information relating to the personnel of Worldspan and its Subsidiaries the disclosure of which, in Sellers’ or Worldspan’s good faith opinion, is reasonably likely to subject Sellers, Sellers’ Relevant Worldspan Owner Entities, Worldspan or any of its Subsidiaries to risk of liability.  Buyer shall use its reasonable efforts to conduct its investigation in a manner designed to avoid any unreasonable interference with the operations of Sellers, Sellers’ Relevant Worldspan Owner Entities, Worldspan or its Subsidiaries.

(b)                                 The provisions of the Mutual Non-Disclosure Agreement, dated November 28, 2001, between Citicorp Venture Capital, Ltd. and Worldspan, the Mutual Non-Disclosure Agreement, dated December 3, 2001, between OTPP and Worldspan and the Mutual Non-Disclosure Agreement, dated July 15, 2002, between M. Gregory O’Hara and Worldspan (collectively, the “Confidentiality Agreements”), shall survive the execution of this Agreement and shall apply with respect to all information made available to Buyer’s Representatives pursuant to this Section 5.1.

5.2                                 Notice of Proceedings.  Each party to this Agreement will notify the other promptly in writing upon (i) such party’s becoming aware of any Order or judgment restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby or any complaint or overtly threatened complaint seeking such an Order or judgment or (ii) such party’s receiving any notice from any Governmental Authority of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this

Agreement or the transactions contemplated hereby or (B) to nullify or render ineffective this Agreement or such transactions if consummated.

5.3                                 Consummation of Agreement; Pre-Closing Notices.  (a) Subject to the provisions of Sections 5.7 and 9.1 of this Agreement, each party hereto shall use its commercially reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement, and to cause the transactions contemplated hereby to be fully carried out in accordance with the terms hereof.

(b)                                 Sellers may from time to time following the date of this Agreement provide a single written notice duly executed on behalf of each Seller (each, a “Pre-Closing Event Notice”) to Buyer describing any event or circumstance that has occurred after the date of this Agreement that will result in the inability of Sellers to satisfy any condition to Buyer’s obligations contained in Section 7.1A.(a) but not in Section 7.1A.(b); provided, however, that if Sellers choose to provide a Pre-Closing Event Notice to Buyer, (i) such Pre-Closing Event Notice shall contain an acknowledgment by Sellers that such event or circumstance will result in the inability of Sellers to satisfy any condition to Buyer’s obligations contained in Section 7.1A.(a) but not in Section 7.1A.(b) and (ii) Sellers must do so promptly after any of Sellers’ authorized representatives to the Worldspan Board or any of Worldspan’s officers listed on Exhibit L-1 have actual knowledge, without investigation, of such event or circumstance.  It is understood and agreed that the delivery by Sellers of a Pre-Closing Event Notice to Buyer shall not relieve Sellers from any liability that they may otherwise have upon termination of this Agreement pursuant to Section 9.2(a).

5.4                                 Filings and Authorizations.

(a)                                  Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.  In furtherance and not in limitation of the foregoing, each party agrees to use its commercially reasonable efforts (i) to file or cause to be filed a Notification and Report Form pursuant to the HSR Act no later than ten (10) Business Days after the date of this Agreement and any other required regulatory filings with foreign antitrust authorities, the Department of Transportation (“DOT”) and any other Governmental Authority as promptly as practicable following the execution of this Agreement, and (ii) to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or by any Governmental Authority (including any foreign antitrust authority) and to take such other commercially reasonable actions as may be necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any foreign Antitrust Laws as soon as practicable; provided, however, that in order to satisfy such obligation to use commercially reasonable efforts, Sellers shall not be required to hire foreign antitrust counsel in connection with any foreign antitrust filings.  Any and all applicable filing fees under the HSR Act or any foreign Antitrust Laws shall be paid by Buyer.

(b)                                 Each of the parties hereto shall, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated hereby under the HSR Act or any other applicable Law, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other parties informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the DOT, the European Commission or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereby.

(c)                                  In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and (b), each of the parties hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law; provided, however, that the foregoing shall not require any party to agree to any asset divestiture or restriction on its or its Subsidiaries’ or Affiliates’ or Worldspan’s or its Subsidiaries’ business operations or any other conditions to the issuance of any consent or approval under any Antitrust Law.

5.5                                 Announcements.  Prior to the Closing, no party hereto will (and each such party will cause its Affiliates not to) issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other parties, except (i) in accordance with the “Q&A” provided by Sellers to Buyer and (ii) as and to the extent that such party or any of its Affiliates determines in good faith that it is so obligated by Law or stock exchange rules, in which case such party shall give notice, which if practicable under the circumstances, will be in writing, to the other parties in advance of such party’s or its Affiliate’s intent to make such announcement or issue such press release and the parties hereto shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.

5.6                                 Conduct of Business of Worldspan Prior to the Closing.  Except (i) as otherwise specifically permitted by this Agreement (including, without limitation, as permitted pursuant to Sections 1.4, 5.1, 5.4, 5.5, 5.7, 5.8, 5.9, 5.11 and 11.2), (ii) as set forth in Section 5.6 of the Disclosure Letter or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and until the Closing Date:

(a)                                  Worldspan shall, and Sellers (other than NEWCRS) shall cause Worldspan and its Subsidiaries to, conduct Worldspan’s and its Subsidiaries’ business, taken as a whole, in the ordinary course of business and consistent with past practice.

(b)                                 Worldspan shall, and Sellers (other than NEWCRS) shall cause Worldspan and its Subsidiaries to, use commercially reasonable efforts consistent with past practice to preserve Worldspan’s and its Subsidiaries’ business organization substantially intact, to keep available to Buyer the services of Worldspan’s and its Subsidiaries’ employees (provided that there is no obligation to pay any bonus, incentive or other compensation to any such employees, other than the payment by Worldspan of base salary in the ordinary course of business or any bonus, incentive or other compensation which Worldspan or any of its Subsidiaries has agreed prior to the date of this Agreement to pay) and to preserve for Buyer the relationships and goodwill of the subscribers, vendors, suppliers and others having a business relationship with Worldspan and its Subsidiaries.

(c)                                  Worldspan shall not and Sellers (other than NEWCRS) shall ensure that neither Worldspan nor any of its Subsidiaries:

(1)                                  materially and adversely change or modify any existing inventory management or credit, collection or payment policies, procedures and practices with respect to accounts receivable or accounts payable;

(2)                                  subject any of the assets of Worldspan or its Subsidiaries to any Lien (other than non-material Liens or Permitted Liens, provided that for purposes of this Section 5.6(c)(2) only, the definition of “Permitted Liens” shall exclude clause (x) thereof);

(3)                                  sell, assign, lease or transfer any of the assets of Worldspan or any of its Subsidiaries with an aggregate fair market value of more than $1,000,000, other than in the ordinary course of business consistent with past practice;

(4)                                  change the financial or accounting practices or policies of Worldspan or any of its Subsidiaries;

(5)                                  enter into any contract, agreement or understanding that would be required to be disclosed on Section 3.9 of the Disclosure Letter if such contract, agreement or understanding had been entered into by Worldspan or any of its Subsidiaries on or prior to the date of this Agreement;

(6)                                  make or commit to make any capital expenditures in connection with the Worldspan Business in excess of $1,000,000 in the aggregate, other than capital expenditures specified in the capital expenditure budget of Worldspan which is attached as an exhibit to Section 5.6 of the Disclosure Letter (the “Capital Expenditure Budget”);

(7)                                  except to the extent required under employee and director benefit plans or policies, agreements or arrangements disclosed in Sections 3.10(a)(i) (other than the severance plan set forth in item A.2.(h) thereof with respect to which severance payments may only be granted in accordance with item 5 of Section 5.6 of the Disclosure Letter) and 3.10(b)(i) of the Disclosure Letter, (i) increase the compensation or fringe benefits of any of the directors, officers or employees of Worldspan or any of its Subsidiaries (except for normal increases in compensation or fringe benefits in the ordinary course of business consistent with past practice for employees (other than officers) of Worldspan or any of its Subsidiaries which do not, together with any other increases occurring since the date of this Agreement, represent more than a 5% increase above the applicable amounts as in effect on the date of this Agreement), (ii) (x) grant any severance, termination, retention or change-in-control payment, or enter into any agreement or arrangement with respect to any of the foregoing, with any present or former director or officer, or any employee of Worldspan or any of its Subsidiaries where the total obligations of Worldspan under such agreement or arrangement (whether contingent or otherwise) exceed $125,000 or (y) enter into any employment or consulting agreement or arrangement with any present or former director or officer, or any employee of Worldspan or any of its Subsidiaries whose W-2 compensation for 2002 exceeds $125,000 or whose W-2 compensation for 2003 Worldspan in its good faith judgment, at the applicable time of determination, reasonably believes will exceed $125,000, or amend any such arrangement or agreement (except for amendments increasing compensation or fringe benefits in the ordinary course of business consistent with past practice for employees (other than officers) of Worldspan or any of its Subsidiaries which do not, together with any other increases occurring since the date of this Agreement, represent more than a 5% increase above the applicable amounts as in effect on the date of this Agreement), (iii) establish, adopt, enter into, materially amend or increase benefits under, or terminate any (x) collective bargaining agreement or (y) plan or agreement to provide bonuses, profit sharing, stock option, restricted stock, pensions, retirement benefits, deferred compensation or termination benefits for any directors, officers or any group of other employees of Worldspan or any of its Subsidiaries or (iv) pay or agree to pay any pension, retirement or other non-welfare benefit that is not required by any plan or agreement existing as of the date of this Agreement;

(8)                                  (i) declare, set aside or pay any distributions, dividends or similar payments in respect of the Partnership Interests; or (ii) redeem, purchase or otherwise acquire the Partnership Interests or capital stock (or similar equity interest) of any of its Subsidiaries (other than a wholly-owned Subsidiary);

(9)                                  amend the Worldspan Limited Partnership Agreement or any organizational documents of any Subsidiary of Worldspan;

(10)                            issue, grant or sell (i) any partnership interest or other equity interest in Worldspan or its Subsidiaries or (ii) any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any partnership interest or other equity interest in Worldspan or any of its Subsidiaries (other than wholly-owned Subsidiaries);

(11)                            pay, distribute, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible), to, or enter into any agreement or arrangement with any Related Party of Worldspan other than (x) cash dividends or distributions in respect of any security of any Subsidiary of Worldspan or in respect of the Partnership Interests or cash payments, in each case made prior to the time at which Estimated Closing Cash is finally determined under Section 1.1(c) or such later time (but no later than the opening of business on the Closing Date) to the extent such dividends or distributions are taken into account in such final determination of Estimated Closing Cash, (y) pursuant to any Contract in effect on the date of this Agreement and disclosed in Section 3.9(a) of the Disclosure Letter or entered into after the date of this Agreement to the extent so permitted under Section 5.8, or (z) payments made to the officers and directors of Worldspan and its Subsidiaries in the ordinary course of business consistent with past practice and not in violation of clause (7) of this Section 5.6(c);

(12)                            acquire all or substantially all of the assets or properties of or the securities or business of any other Person or enter into (i) a merger, consolidation or amalgamation or (ii) a sale involving the assets of Worldspan or any of its Subsidiaries that is material to Worldspan and its Subsidiaries taken as a whole;

(13)                            incur any indebtedness for borrowed money or incur, assume or guarantee, or commit any other act to become responsible for, any obligations of any other Person, or make loans or advances to any Person, other than in the ordinary course of business consistent with past practice and incurred prior to the time at which Sellers’ Closing Estimate is delivered to Buyer pursuant to Section 1.1(c);

(14)                            cancel any debts or settle any dispute in the case of any dispute (x) involving the payment by Worldspan and/or any of its Subsidiaries in excess of $750,000 or (y) where the damages or payment sought by Worldspan and/or any of its Subsidiaries from the other party or parties to any such dispute are in excess of $1,000,000;

(15)                            dispose of any right to use any material Intellectual Property used or held for use in the Worldspan Business other than in the ordinary course of business;

(16)                            cancel any indebtedness for borrowed money in excess of $100,000;

(17)                            knowingly take any action or knowingly omit to take any action which will result in a knowing or willful violation of any applicable Law;

(18)                            (x) terminate or (y) materially amend any Specified Contract; provided, however, that, with respect to the foregoing clause (x), Buyer’s consent to any such termination shall not be unreasonably withheld or delayed;

(19)                            enter into any agreement in connection with the construction of a new building to serve as the new headquarters of Worldspan; or

(20)                            agree to do any of the foregoing.

Sellers (other than NEWCRS) shall cause Worldspan to make prior to the Closing 95% of the capital expenditures, measured on an aggregate basis, in connection with the Worldspan Business which are budgeted for in the Capital Expenditure Budget to be made by Worldspan from January 1, 2003 to the Closing (prorated for partial months).  It is understood and agreed that Worldspan shall not be required to make any specific capital expenditures contained in the Capital Expenditure Budget.  In addition, Worldspan shall consult with Buyer prior to effecting any material change in Worldspan’s pricing policies.

5.7                                 Consents.  Worldspan shall promptly as is reasonably practicable give such notices to third parties and use its commercially reasonable efforts to obtain the third party consents listed, or required to have been listed, in Section 3.5(a) of the Disclosure Letter (including, if necessary, the payment of money by Worldspan or any of its Subsidiaries of up to an aggregate amount of $1,000,000 but only if and to the extent that the amount of any such payment is commercially reasonable in relation to the value of the applicable Contract).  In obtaining a consent, (x) neither Sellers nor Worldspan or any of its Subsidiaries shall be required to modify or alter the terms of the Contract to which such consent relates and (y) Sellers shall not be required to make any payments of money or provide any other inducement to the other party or parties to such Contract.  Buyer shall cooperate and use all commercially reasonable efforts to assist Worldspan and its Subsidiaries in giving such notices and obtaining such consents; provided, however, that Buyer shall not (i) be required to make any payments of money or provide any other inducement to the other party or parties to the applicable Contracts and (ii) contact, or have contacted, Computer Associates International, Inc. for the purpose of, or otherwise in connection with, obtaining the consent described in Section 7.1Q(b) unless requested by Sellers or Worldspan.

5.8                                 Related Party Transactions.  From and after the date of this Agreement and until the Closing Date, except as set forth in Section 5.8 of the Disclosure Letter, each Seller agrees that no Related Party of Worldspan shall enter into any transaction (or amend any existing arrangement) with Worldspan or any of its Subsidiaries (i) other than the Airline Agreements and the Ancillary Agreements or (ii) unless such transaction (w) is upon fair and reasonable terms no less favorable to Worldspan or any of its Subsidiaries, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person other than a Related Party of Worldspan, (x) does not terminate, modify or waive any existing rights of Worldspan or any of its Subsidiaries, (y) if involving payments by or costs to Worldspan or any of its Subsidiaries in excess of $50,000, is promptly disclosed in writing by Sellers to Buyer, and (z) is terminable by Buyer or Worldspan without cost or liability at the Closing.

5.9                                 Airline Agreements.  (a)  During the period from the date of this Agreement to the Closing, Worldspan, and the other party to each Founder Airline Services Agreement shall (i) complete that Founder Airline Services Agreement by inserting into each blank therein the applicable information contemplated thereby, (ii) update the interim Intermediate Performance Standard and the interim Minimum Performance Standard for each of High Severity Impacts and Severity 2 Impact, as set forth in Schedule 2.2 to that Founder Airline Services Agreement, by replacing each of them with an updated interim standard determined in accordance with the methodology set forth in Exhibit III to such Schedule 2.2 on the basis of all applicable Performance Data (as defined in such Exhibit III) available as of the Closing Date, (iii) undertake to update, with the written consent of Buyer, Schedule 2.1, Exhibit I to Schedule 2.2, Exhibit I to Schedule 4.1, and Schedule 5.3 to that Founder Airline Services Agreement to make each of them current as of the Closing Date, and (iv) undertake to revise, with the written consent of Buyer, Schedule 2.1 to that Founder Airline Services Agreement in order to make it more definitive.  At the Closing, Seller agrees to cause Worldspan to execute, and each of Delta and Northwest agree to execute, the Founder Airline Services Agreement applicable to it, as such Founder Airline Services Agreement shall be completed and updated as described in clauses (i) and (ii) of the preceding sentence and may be updated and revised as described in clauses (iii) and (iv) of the preceding sentence; provided, however, that if such updates and revisions as described in clauses (iii) and (iv) are not agreed upon by Buyer, Worldspan and the other party to the applicable Founder Airline Services Agreement, the exhibits and schedules in the form of such agreement attached to this Agreement shall be effective at the Closing.

(b)                                 During the period from the date of this Agreement to the Closing, Delta and Buyer shall finalize the terms, and prepare the definitive form, of the Delta Note, and at the Closing, Buyer agrees to execute, deliver and issue the Delta Note to Delta.  During the period from the date of this Agreement to the Closing, American and Buyer shall finalize the terms, and prepare the definitive form, of the American Note, and at the Closing, Buyer agrees to execute, deliver and issue the American Note to American.

(c)                                  At any time after the date of this Agreement until the third year anniversary of the Closing Date, if and at the request of American, Buyer on behalf of Worldspan and American shall negotiate and finalize the terms of, and enter into, a definitive Services Agreement in accordance with the terms set forth in the term sheet attached hereto as Exhibit G, provided that such Services Agreement shall not become effective prior to the consummation of the Closing.

5.10                           Insurance.  Between the date of this Agreement and the Closing, Worldspan shall use commercially reasonable efforts to maintain in full force and effect the policies of insurance listed in Section 3.17 of the Disclosure Letter, subject to variations required by the ordinary operations of the Worldspan Business.  Worldspan shall promptly advise Buyer in writing of any change of insurer or type of coverage in respect of the policies listed in Section 3.17 of the Disclosure Letter.

5.11                           Financing.

(a)                                  Worldspan agrees to provide, and Sellers (other than NEWCRS) agree to cause Worldspan, its Subsidiaries and their respective officers and employees to provide, all cooperation reasonably requested by Buyer in connection with the arrangement of third-party financing in connection with the transactions contemplated hereby, including without limitation, participation in due diligence sessions by Worldspan officers and employees, the execution and delivery by Worldspan and any of its Subsidiaries of any pledge and security documents, other definitive financing documents, or other requested certificates or documents, as may be reasonably requested by Buyer; provided, however, that neither Worldspan or Sellers nor any of their respective officers or directors shall be required to sign any representation letters or other certifications for Buyer’s accountants or financing sources.  Buyer agrees that the execution of any documents referred to in the preceding sentence shall be subject to the consummation of the Closing, provided; however, that the execution of financing statements may occur prior to the Closing to facilitate the filing of such financing statements upon the Closing Date.  Promptly following the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 9.1, Buyer shall reimburse (i) each Seller (A) for all reasonable out-of-pocket expenses incurred after the date of this Agreement by such Seller and (B) if the Closing is consummated, its Proportionate Share of all reasonable out-of-pocket expenses incurred after the date of this Agreement by Worldspan and its Subsidiaries and (ii) if the Agreement is terminated pursuant to Section 9.1, Worldspan and its Subsidiaries for all reasonable out-of-pocket expenses incurred after the date of this Agreement by them, in each case at the direction or request of Buyer in connection with the provision of such financing cooperation; provided, however, that Buyer shall not be required to reimburse such out-of-pocket expenses if this Agreement is terminated by Buyer pursuant to Section 9.1(iv)(b) hereof.

(b)                                 Prior to the Closing, Buyer shall (i) use its commercially reasonable efforts to obtain the financing necessary to satisfy the conditions set forth in Section 7.1K and (ii) furnish forthwith to Sellers such information, and copies of existing documents, concerning or relating to Buyer’s funding for, or Buyer’s ability to consummate, the transactions contemplated by this Agreement, the Ancillary Agreements and the Seller Notes as Sellers reasonably may request from time to time in order to keep the Sellers reasonably informed of the status of Buyer’s arrangement of such financing.

5.12                           Significant Offering Materials.  Sellers shall have a reasonable period of time to review and comment on any prospectus, information circular or statement or other material offering document proposed by Buyer or any of its Affiliates to be distributed prior to the Closing to any potential financing source of Buyer or any of its Affiliates (other than such materials prepared exclusively for CVC or OTPP in connection with their equity commitments under the Equity Commitment Letters) in connection with the transactions contemplated hereby (the “Significant Offering Materials”) prior to the dissemination to potential investors or financing sources of such Significant Offering Materials.

5.13                           Confidential Information.

(a)                                  For a period of five years following the Closing Date, each Seller shall, and shall cause its Affiliates and representatives to, keep confidential and not disclose to any other Person (other than Seller and its Affiliates) or use for the benefit of any other Person (other than Seller and its Affiliates) any confidential proprietary information, technology, know-how, trade secrets (including, without limitation, all results of research and development), product formulas, industrial designs, franchises, inventions or other industrial and intellectual property in its possession or control regarding Worldspan, any of Worldspan’s Subsidiaries or the Worldspan Business (collectively, “Confidential Information”).  The obligations of each Seller under this Section 5.13 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 5.13 or (ii) is required to be disclosed by Law, order or regulation of a court or tribunal or governmental authority or pursuant to any listing agreement with, or any applicable rule or regulation of, the Securities and Exchange Commission, any United States national securities exchange, any foreign securities exchange or the National Association of Securities Dealers, Inc.; provided, however, that, in any such case, to the extent practicable and not prohibited by Law, any Seller subject to such requirement shall notify Worldspan as early as reasonably practicable prior to disclosure to allow Worldspan to take appropriate measures to preserve the confidentiality of such information at the cost of Worldspan.  In addition, notwithstanding anything to the contrary contained herein, disclosures of Confidential Information may be made by any such Seller or any of its Affiliates (i) as may be necessary to establish or enforce the rights of any Seller under this Agreement, any Ancillary Agreement, the Seller Notes or any other agreement between such Seller and any other party to this Agreement or any of their Affiliates, (ii) in such Seller’s or such Affiliate’s financial statements (including, without limitation, in the notes or schedules thereto) as such Seller or such Affiliate, as the case may be, may determine in good faith to be necessary so that such financial statements comply with GAAP or any other applicable legal requirements and such Seller or such Affiliate may make (or permit to be made) such disclosure of such financial statements as it may determine in its sole good faith discretion.

(b)                                 Each Seller acknowledges and agrees that the remedy at law for any breach, or threatened breach, of any of the provisions of this Section 5.13 may be inadequate and, accordingly, each Seller covenants and agrees that Buyer shall, in addition to any other rights and remedies which Buyer shall have, have the right to seek equitable relief, including injunctive relief, and to seek the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction.  Such right to obtain equitable relief may be exercised, at the option of Buyer, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies that Buyer may have as a result of any such breach or threatened breach.

5.14                           Worldspan Liabilities.  The parties agree that from and after the Closing, Worldspan shall have no liability to Buyer or any of its Affiliates for breaches of any representations, warranties, covenants or other agreements under this Agreement.

5.15                           Special Bonus Payments.  (a) Immediately following the Closing, Worldspan shall, and Buyer shall cause Worldspan to, pay out any Special Bonus Payments that have been accrued for in the Estimated Closing Working Capital and that are payable upon the consummation of the Closing.  In addition, if the Closing occurs prior to July 31, 2003, on or prior to July 31, 2003, Worldspan shall, and Buyer shall cause Worldspan to, pay out the Special Bonus Payments that have been accrued for in the Estimated Closing Working Capital and that are payable no later than such date.

(b)                                 If (i) the Closing occurs prior to July 31, 2003 and (ii) for any reason any of the Special Bonus Payments that have been accrued for in the Estimated Closing Working Capital are not paid out in accordance with clause (a) above, Buyer shall promptly reimburse each Seller its Proportionate Share of any such unpaid amounts no later than July 31, 2003.

(c)                                  Each Seller (other than NEWCRS), severally, shall promptly reimburse Buyer the amount of any Special Bonus Payments or any other change of control, success fee, retention, stay-put or other special bonus payment owed to any Worldspan employee as a result of an agreement entered into by Worldspan prior to Closing and payable in connection with the transactions contemplated by this Agreement (other than Special Bonus Payments, collectively, “Other Change of Control Payments”) paid out by Worldspan in excess of the aggregate amount of Special Bonus Payments and Other Change of Control Payments accrued for in the Final Closing Working Capital or paid by Worldspan prior to the Closing upon receipt of evidence showing that such payments were made by Worldspan and that such payments were not accrued for in the Final Closing Working Capital or not paid by Worldspan prior to the Closing; provided, however, that, as among Delta, Northwest and American, Delta shall be severally liable only for 40% of such amount, Northwest shall be severally liable only for 34% of such amount, and American shall be severally liable only for 26% of such amount.

5.16                           Waivers.  Each Seller (other than NEWCRS), on behalf of itself and its Relevant Worldspan Owner Entity, and NEWCRS, on behalf of itself, hereby irrevocably (A) (i) agrees that none of the transactions contemplated by this Agreement shall constitute a “Triggering Event” within the meaning of Section 5.4(a) of the Worldspan Limited Partnership Agreement and (ii) waives compliance by each other Seller and Buyer with the provisions of the

Worldspan Limited Partnership Agreement, including, without limitation, Sections 5.4, 5.5, 12.2(a), 12.6 and 13.2 thereof, with respect to the transactions contemplated by this Agreement, and (B) waives compliance by each other Seller and Buyer with the provisions of the Shareholders Agreement, dated February 7, 1990, among Delta Ventures I, Inc. (predecessor to Delta SPV), Northwest SPV, American SPV and NEWCRS, including, without limitation, Article II thereof, with respect to the transactions contemplated by this Agreement.  Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement, Sellers shall not, without the prior written consent of Buyer, amend, modify, terminate or rescind the waivers described in the foregoing sentence or the Data Center Lease Amendment.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF SELLERS

6.1                                 Sellers’ Closing Conditions.  The obligations of Sellers under this Agreement to effect the Closing are subject to the fulfillment of the following conditions prior to or at the Closing, each of which may be waived (as conditions to their obligations) by Sellers in their absolute discretion:

A.                                   Representations, Warranties, Covenants.

(a)                                  The representations and warranties of Buyer contained in Article 4 of this Agreement shall be true and correct in all material respects as though such representations and warranties were made, as written herein, immediately prior to the Closing; provided, however, that if any such representation or warranty is already qualified by any concept of “material,” “materiality,” “Material Adverse Effect” or similar qualification, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects without giving effect to the materiality qualification in this Section 6.1A(a).

(b)                                 Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)                                  Buyer shall have furnished Sellers with a certificate, dated as of the Closing Date and duly executed on behalf of Buyer by an officer of Buyer, to the effect that the conditions set forth in clauses (a) and (b) of this Section 6.1A have been satisfied.

B.                                     Proceedings.  No party to this Agreement shall be subject to any Order restraining or prohibiting the consummation of the transactions contemplated hereby.

C.                                     Antitrust Laws.  (a) The waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

(b)                                 The waiting period (and any extension thereof) or other required approval under the Antitrust Laws (other than the HSR Act) applicable to the transactions contemplated hereby, which are listed in Section 7.1C of the Disclosure Letter, as may be amended in accordance with Section 7.1C, shall have expired or been terminated or shall have been obtained.

D.                                    Airline Agreements.  The Delta Services Agreement and the Delta Marketing Agreement, the Northwest Services Agreement and the Northwest Marketing Agreement, and the American Collateral Services Agreement shall be executed and delivered by Delta, Northwest Airlines, Inc. and American, respectively.

E.                                      Secretary’s Certificate.  Buyer shall have furnished Sellers with a certificate, dated as of the Closing Date and duly executed on behalf of Buyer by the Secretary of Buyer, certifying as to an attached copy of the resolutions of the Board of Directors of Buyer authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, the Ancillary Agreements to which it is a party and the Seller Notes, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

F.                                      Assignment and Assumption.  Each of the Assignment and Assumption Agreements shall be executed and delivered by Buyer.

G.                                     Non-Competition Agreements.  The Delta Non-Competition Agreement, the Northwest Non-Competition Agreement and the American Non-Competition Agreement shall be executed and delivered by Delta, Northwest Airlines, Inc. and American, respectively, and Buyer.

H.                                    Non-Solicitation Agreements.  The Delta/Worldspan Non-Solicitation Agreement, the Northwest/Worldspan Non-Solicitation Agreement and the American/Worldspan Non-Solicitation Agreement shall be executed and delivered by Delta, Northwest and American, respectively.

I.                                         Seller/Worldspan Release Agreements.  The Delta/Worldspan Release Agreement, the Northwest/Worldspan Release Agreement, the American/Worldspan Release Agreement and the NEWCRS/Worldspan Release Agreement shall be executed and delivered by Worldspan.

J.                                        Second Master Arbitration Agreement.  The Second Master Arbitration Agreement shall be executed and delivered by each Seller, its Relevant Worldspan Owner Entity and Northwest Airlines, Inc.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF BUYER

7.1                                 Buyer’s Closing Conditions.  The obligations of Buyer under this Agreement to effect the Closing are subject to the fulfillment of the following conditions prior to or at the Closing, each of which may be waived (as conditions to its obligations) by Buyer in its absolute discretion:

A.                                   Representations, Warranties, Covenants.

(a)                                  The representations and warranties of each Seller contained in Articles 2 and 3 of this Agreement and of Worldspan contained in Article 3 of this Agreement shall be true and correct in all material respects as though such representations and warranties were made, as written herein, immediately prior to the Closing (except to the extent changes are permitted or otherwise contemplated pursuant to Section 5.6(c)); provided, however, that if any such representation or warranty is already qualified by any concept of “material,” “materiality,” “Material Adverse Effect” or similar qualification, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects without giving effect to the materiality qualification in this Section 7.1A(a).

(b)                                 Each Seller and Worldspan shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by such Seller at or prior to the Closing.

(c)                                  Each Seller (other than NEWCRS) shall have furnished Buyer with a certificate (each, a “Closing Certificate” ), dated as of the Closing Date and duly executed on behalf of such Seller by an officer of such Seller, to the effect that the conditions applicable to such Seller set forth in clauses (a) and (b) of this Section 7.1A have been satisfied.

B.                                     Proceedings.  No party to this Agreement shall be subject to any Order restraining or prohibiting the consummation of the transactions contemplated hereby.

C.                                     Antitrust Laws.  (a) The waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

(b)                                 The waiting period (and any extension thereof) or other required approval under the Antitrust Laws (other than the HSR Act) applicable to the transactions contemplated hereby, which are listed in Section 7.1C of the Disclosure Letter, as may be amended in accordance with the next sentence, shall have expired or been terminated or shall have been obtained.  Within thirty (30) days after the date of this Agreement, Buyer shall have the right to amend Section 7.1C of the Disclosure Letter to include additional jurisdictions (other than the United States) in which the relevant Governmental Authority could reasonably take the position that approvals or filings under such jurisdictions’ Antitrust Laws are required in connection with the transactions contemplated by this Agreement.  Buyer shall deliver any such amendment to Sellers within such thirty-day period together with (i) information for each such additional jurisdiction reasonably identifying the applicable financial threshold under the Antitrust Laws of such jurisdiction which requires such additional approval or filing to be obtained or made in connection with the transactions contemplated by this Agreement and (ii) a representation from Buyer that Buyer reasonably believes it meets such financial threshold (a “Financial Threshold Representation”).  It is understood and agreed that any Financial Threshold Representation made by Buyer under this Section 7.1C shall be deemed to be a representation made by Buyer as of the date of this Agreement and as of the Closing Date under Article IV of this Agreement.

D.                                    Secretary’s Certificates.  Each Seller and Worldspan shall have furnished Buyer with a certificate, dated as of the Closing Date and duly executed on behalf of such Seller and Worldspan, respectively, by the Secretary of such Seller and Worldspan, respectively, certifying as to an attached copy of the resolutions of the Board of Directors (or the executive committee of the Board of Directors) of such Seller or of the Worldspan Board, respectively, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the Ancillary Agreements to which such Seller and Worldspan, respectively, is a party, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

E.                                      Good Standing Certificates.  Worldspan shall have furnished Buyer with a certificate certifying as to:  (i) Worldspan’s organization, valid existence and good standing as a domestic limited partnership in the State of Delaware as of a date no more than five days prior to the Closing Date; and (ii) Worldspan Services Limited’s organization, valid existence and good standing (or its functional equivalent) as a corporation in the United Kingdom as of a date no more than five days prior to the Closing Date.

F.                                      Airline Agreements.  The Delta Services Agreement and the Delta Marketing Agreement, the Northwest Services Agreement and the Northwest Marketing Agreement, and the American Collateral Services Agreement shall be executed and delivered by Delta, Northwest Airlines, Inc. and American, respectively, and Worldspan.

G.                                     Non-Competition Agreements.  The Delta Non-Competition Agreement, the Northwest Non-Competition Agreement and the American Non-Competition Agreement shall be executed and delivered by Delta, Northwest Airlines, Inc. and American, respectively, and Buyer.

H.                                    Non-Solicitation Agreements.  The Delta/Worldspan Non-Solicitation Agreement, the Northwest/Worldspan Non-Solicitation Agreement and the American/Worldspan Non-Solicitation Agreement shall be executed and delivered by Delta, Northwest and American, respectively.

I.                                         Seller/Worldspan Release Agreements.  The Delta/Worldspan Release Agreement, the Northwest/Worldspan Release Agreement, the American/Worldspan Release Agreement and the NEWCRS/Worldspan Release Agreement shall be executed and delivered by Delta, Northwest, American and NEWCRS, respectively.

J.                                        [Intentionally Omitted.]

K.                                    Buyer Financing.  Buyer shall have received (i) at least (i) $505,000,000 in debt financing less the amount of any capital lease obligations of Worldspan and its Subsidiaries not paid off at or prior to the Closing and (ii) a revolving credit loan in the amount of at least $50,000,000, in each case pursuant to the Debt Letters referred to in Section 4.7 hereof on terms and conditions set forth therein without taking into account any changes to such terms and conditions that may result as part of any market flex arrangements contained therein.

L.                                      FIRPTA Certificates.  Each of Delta, Northwest and American shall have furnished Buyer with a certificate certifying that its Relevant Worldspan Owner Entity is not a foreign person subject to withholding under Section 1445 of the Code.

M.                                 Resignations.  Sellers (other than NEWCRS) or Worldspan shall have furnished Buyer with the written resignation of each director of Worldspan and each of its Subsidiaries.

N.                                    Bankruptcy.  In the event that any proceeding shall be instituted by or against any Seller or any Seller’s Relevant Worldspan Owner Entity seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property, this Agreement, the Airline Agreements, the Delta Non-Competition Agreement, the Northwest Non-Competition Agreement, the American Non-Competition Agreement, the Delta/Worldspan Non-Solicitation Agreement, the Northwest/Worldspan Non-Solicitation Agreement and the American/Worldspan Non-Solicitation Agreement shall have been assumed or affirmed prior to the Closing and not rejected or repudiated in such proceeding.

O.                                    [Intentionally Omitted.]

P.                                      Data Center Lease Amendment.  The Data Center Lease Amendment shall not have been amended, modified, terminated or rescinded and shall be in full force and effect.

Q.                                    Third Party Consents.  (a) Worldspan shall have received a letter from Orbitz, LLC (“Orbitz”) acknowledging that Orbitz will not have the right to terminate the Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, between Orbitz and Worldspan, as amended, pursuant to Section 7.5 thereof as a result of, and that Section 7.5 thereof will not apply to, the sale and purchase of the Partnership Interests pursuant to this Agreement.

(b)                                 Worldspan shall have received a consent in writing from Computer Associates International, Inc. (“CA”) under the License Agreement (No. 294860), dated September 8, 1992, between CA and Worldspan, as amended (including all order forms and addenda thereto) to the sale and purchase of the Partnership Interests pursuant to this Agreement.

(c)                                  Worldspan shall have received a consent in writing from Koninklijke Luchtvaart Maatschappij N.V. (KLM) under the Contract, dated June 12, 2001, between Worldspan and Koninklijke Luchtvaart Maatschappij N.V. (KLM), as amended, to the sale and purchase of the Partnership Interests pursuant to this Agreement.

R.                                     Second Master Arbitration Agreement.  The Second Master Arbitration Agreement shall be executed and delivered by each Seller, its Relevant Worldspan Owner Entity and Northwest Airlines, Inc.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

8.1                                 Survival.  Subject to this Section 8.1 and to Section 8.2, except for the covenants contained in Sections 5.1, 5.2, 5.3, 5.5, 5.7 and 5.9 (which shall terminate as of the consummation of the Closing), all representations, warranties, covenants and agreements contained in this Agreement or the Disclosure Letter or the Ancillary Instruments shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto.  Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement or any Ancillary Instruments and the covenants contained in Sections 5.4, 5.6 and 5.10 and the related indemnity obligations set forth in Section 8.2 shall terminate on, and no claim or action with respect thereto may be brought after, the date that is fifteen (15) months after the Closing Date, except that (i) the representations and warranties contained in the first sentence of Section 2.1, Sections 2.2, 2.3 and 2.4, clause (i) of 2.5, Sections 2.9, 3.1(a) (excluding the penultimate sentence thereof), 3.1(b), 3.3 and 3.4, clause (i) of 3.5(a) and 3.5(b), Sections 3.19, 4.1 and 4.2, clause (i) of 4.3, Sections 4.5 and 4.6 and the related indemnity obligations contained in Section 8.2 shall survive indefinitely, (ii) the representations and warranties contained in Section 3.18 and the related indemnity obligations contained in Section 8.2 shall survive until the date that is five (5) years after the Closing Date, (iii) the representations and warranties contained in Sections 2.7 and 2.8, clauses (iv) and (v) of Section 3.10(a) and Section 3.12 and the related indemnity obligations contained in Section 8.2 shall survive until sixty (60) days following the running of the applicable statute of limitations (giving effect to any waiver or extension thereof), (iv) the indemnity obligations contained in Section 8.2(b)(v) shall terminate on, and no claim or action with respect thereto may be brought on or after, the date that is fifteen (15) months after the Closing Date, and (v) the indemnity obligations contained in Sections 8.2(b)(vi) and 8.2(b)(viii) shall terminate on, and no claim or action with respect thereto may be brought on or after, the date that is five (5) years after the Closing Date.  The representations, warranties, covenants and indemnity obligations which terminate pursuant to this Section 8.1, and the liability of any party hereto with respect thereto pursuant to this Article 8, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Indemnifying Party (as defined in Section 8.2(f)) has been given written notice from the Indemnified Party (as defined in Section 8.2(f)) setting forth the facts upon which the claim for indemnification is based in reasonable detail prior to the expiration of the applicable survival period.

8.2                                 Indemnification.  The parties hereto shall indemnify each other as set forth below:

(a)                                  Subject to Section 8.1 and the other provisions of this Section 8.2, if the Closing is consummated, each Seller (other than NEWCRS) hereby severally agrees to indemnify and hold harmless Buyer and its officers, directors and Affiliates (collectively, the “Buyer Indemnitees”) from, and to reimburse Buyer Indemnitees for, on a Net After Tax Basis, any Losses (including, without limitation, any reasonable Legal Expenses but excluding any such Losses to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) arising out of or resulting from:

(i)                                     the breach of or inaccuracy of (as of immediately prior to Closing) any representation or warranty of such Seller as to itself and its Relevant Worldspan Owner Entity contained in Article 2 of this Agreement, as though made, as written herein, immediately prior to the Closing (except to the extent changes are specifically permitted or otherwise specifically contemplated pursuant to this Agreement) (with respect to each such Seller, the “Relevant Representations”); it being understood and agreed that for purposes of determining whether there has been any breach or inaccuracy of any representation or warranty and for purposes of calculating the amount of any Losses arising therefrom under this Section 8.2(a)(i), the Relevant Representations shall not be deemed to be qualified by any concept of “material,” “materiality,” “Material Adverse Effect” or similar qualification; or

(ii)                                  the breach by such Seller of or failure by such Seller to perform any of its covenants or agreements (other than covenants or agreements requiring such Seller to cause NEWCRS, Worldspan or its Subsidiaries to take or not take any action) contained in this Agreement (with respect to each such Seller, the “Relevant Covenants”)

; provided, however, that such Seller:

(A)                              shall not be responsible for any Losses with respect to a breach of a particular Relevant Representation with respect to an individual matter or series of related matters until the cumulative aggregate amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) exceeds $15,000 (the “Seller Mini-Basket Amount”), in which case the amount of such Losses (calculated on a Net After-Tax Basis) in excess of the Seller Mini-Basket Amount shall then count towards, or be included in, the Seller General Basket Amount;

(B)                                subject to clause (A) above, shall not be responsible for any Losses with respect to its Relevant Representations until the cumulative aggregate amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) exceeds $250,000 (the “Seller General Basket Amount” ), in which case such Seller shall then be liable only for such Losses (calculated on a Net After-Tax Basis) in excess of the Seller General Basket Amount; and

(C)                                shall have no liability or obligation for any Loss arising out of or resulting from the breach or inaccuracy of any of its Relevant Representations if such breach or inaccuracy arises from events or circumstances occurring after the date of this Agreement and which breach or inaccuracy is disclosed to Buyer in a Pre-Closing Event Notice delivered in accordance with Section 5.3(b) and Buyer shall nevertheless consummate the Closing.  (It being understood and agreed that this clause (C) of Section 8.2(a) shall not apply to any breach or inaccuracy described in any Pre-Closing Event Notice which does not contain the acknowledgment required under Section 5.3(b)(i)).

(b)                                 Subject to Section 8.1 and the other provisions of this Section 8.2, if the Closing is consummated, each Seller (other than NEWCRS) hereby agrees to severally indemnify and hold harmless Buyer Indemnitees from, and to reimburse Buyer Indemnitees for, on a Net After Tax Basis, any Losses (including, without limitation, any reasonable Legal Expenses but excluding any such Losses to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) arising out of or resulting from:

(i)                                     the breach of or inaccuracy of (as of immediately prior to Closing) any representation or warranty of Sellers (other than NEWCRS) and Worldspan contained in Article 3 of this Agreement, as though made, as written herein, immediately prior to the Closing (except to the extent changes are specifically permitted or otherwise specifically contemplated pursuant to this Agreement) (the “Worldspan Representations”); it being understood and agreed that for purposes of determining whether there has been any breach or inaccuracy of any representation or warranty and for purposes of calculating the amount of any Losses arising therefrom under this Section 8.2(b)(i), the Worldspan Representations shall not be deemed to be qualified by any concept of “material,” “materiality,” “Material Adverse Effect” or similar qualification, except that (x) the “material” or “Material Adverse Effect” qualification contained in Section 3.6(b)(v), 3.7(2)(a), 3.9(a)(ii), 3.9(a)(ix), 3.10(a)(i)(y), 3.16(c)(iii) or in the next to last sentence of Section 3.18 shall not be deemed deleted and (y) the representation and warranty contained in Section 3.9(a)(v)(B) shall be deemed to be qualified by “material” instead of “Material Adverse Effect”; provided, however, that this indemnity shall not relieve Buyer of any liability under Section 8.2(e)(v);

(ii)                                  the breach by Sellers (other than NEWCRS) of or failure by such Sellers to perform any of the covenants or agreements contained in this Agreement which require such Sellers to cause NEWCRS, Worldspan or its Subsidiaries to take or not take any action (the “Worldspan Covenants”);

(iii)                               the breach by Worldspan of or failure by Worldspan to perform prior to the Closing any of its covenants or agreements contained in this Agreement;

(iv)                              Arrival Star, Inc. v. Delta Air Lines, Inc., et al, including Worldspan, L.P., U.S. District Court Northern District of Georgia, Case No. 1:02-CV-2543 (the “Arrival Star Litigation” );

(v)                                 Third-Party Claims in any action or suit instituted against Worldspan and/or any of its Subsidiaries with respect to the same patent or patents that are the subject matter as of the date of this Agreement of the Arrival Star Litigation;

(vi)                              Third-Party Claims arising under Environmental Laws in respect of (x) Environmental Conditions existing prior to the Closing or (y) injury or damage to individuals or property resulting from exposure to Hazardous Substances resulting from any act or omission occurring prior to the Closing attributable to Worldspan or any of its Subsidiaries or any of their respective predecessors, in each case with respect to the Kansas City Site;

(vii)                           the eviction of Worldspan from its office space located in the Atlanta Galleria, Office Tower No. 300, Suite 2100 because it did not obtain the consent (the “Galleria Consent” ) to the sale of the Partnership Interests to Buyer to the extent required under paragraph 9 of the Office Lease Agreement, dated December 6, 1995, between 300 Galleria Parkway Associates and Worldspan (the “Galleria Lease” ); provided, however, that the cumulative aggregate indemnity obligation of Sellers under this clause (vii) shall in no event exceed $1,117,695; provided further, however, that, in the event 300 Galleria Parkway Associates offers to give such consent in exchange for Worldspan’s agreement to an extension of the term of the Galleria Lease on the same terms and conditions thereunder, Sellers shall have no liability or obligation to indemnify Buyer under this clause (vii) if Worldspan requests Buyer’s consent to, and Buyer fails to consent to, Worldspan’s agreement to such extension; or

(viii)                        any claims made by any employee of Worldspan or any of its Subsidiaries against Worldspan or any of its Subsidiaries that such employee is entitled to receive retiree travel privileges on flights of Delta, Northwest Airlines, Inc., American or Trans World Airlines, Inc. based on actions or omissions of any of the foregoing Air Carriers prior to Closing

; provided further, however, that:

(A)                              Sellers shall not be responsible for any Losses with respect to Section 8.2(b)(i), 8.2(b)(iv), 8.2(b)(v) or 8.2(b)(vi), in each case with respect to an individual matter or series of related matters, until the amount of such Losses (calculated on a Net After-Tax Basis but excluding any such Loss to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) exceeds $100,000 (the “Worldspan Mini-Basket Amount”), in which case the amount of such Losses in excess of the Worldspan Mini-Basket Amount (calculated on a Net After-Tax Basis) shall then count towards, or be included in, the Worldspan General Basket Amount;

(B)                                subject to clause (A) above, Sellers shall not be responsible for any Losses with respect to Section 8.2(b)(i), 8.2(b)(iv), 8.2(b)(v) or 8.2(b)(vi) until the cumulative aggregate amount of all such Losses (calculated on a Net After-Tax Basis but excluding any such Losses to the extent actually recovered by Buyer or any of its Affiliates, including Worldspan or any of its Subsidiaries, from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)) exceeds $16,500,000 (the “Worldspan General Basket Amount”), in which case such Sellers shall then be liable only for its proportionate percentage, as set forth in Section 8.2(c), of such Losses (calculated on a Net After-Tax Basis) in excess of the Worldspan General Basket Amount;

(C)                                the cumulative aggregate indemnity obligation of Sellers under Sections 8.2(b)(i), 8.2(b)(iv), 8.2(b)(v) and 8.2(b)(vi) shall in no event exceed $550,000,000;

(D)                               Buyer shall not be entitled to indemnification under this Section 8.2(b) for any Losses to the extent a Loss or a reserve with respect to such Loss is included or reflected in the calculation or determination of Final Closing Working Capital or Final Closing Debt; and

(E)                                 Sellers shall have no liability or obligation for any Loss arising out of or resulting from the breach or inaccuracy of any representation or warranty which is indemnifiable under Section 8.2(b)(i) if such breach or inaccuracy arises from events or circumstances occurring after the date of this Agreement and which breach or inaccuracy is disclosed to Buyer in a Pre-Closing Event Notice delivered in accordance with Section 5.3(b) and Buyer shall nevertheless consummate the Closing.  (It being understood and agreed that this clause (E) of Section 8.2(b) shall not apply to any breach or inaccuracy described in any Pre-Closing Event Notice which does not contain the acknowledgment required under Section 5.3(b)(i).)

(c)                                  As among Delta, Northwest and American, Delta shall be severally liable only for 40% of each Loss which is to be indemnified under Section 8.2(b), Northwest shall be severally liable only for 34% of each Loss which is to be indemnified under Section 8.2(b), and American shall be severally liable only for 26% of each Loss which is to be indemnified under Section 8.2(b).  Notwithstanding anything to the contrary contained herein, NEWCRS shall have no liability hereunder to any party.

(d)                                 [Intentionally Omitted.]

(e)                                  Subject to Section 8.1 and to the other provisions of this Section 8.2, if the Closing is consummated, Buyer hereby agrees to indemnify and hold harmless Sellers and its officers, directors and Affiliates (collectively, the “Seller Indemnitees”) from, and to reimburse Seller Indemnitees for, on a Net After Tax Basis, any Losses (including, without limitation, any reasonable Legal Expenses but excluding any such Losses to the extent actually recovered by Sellers or any of their Affiliates from any third party under any contract with such party or under any applicable insurance policy (net of the present value of any increase in insurance premiums to the extent arising from such recovery)), arising out of or resulting from:

(i)                                     the breach of or inaccuracy of (as of immediately prior to the Closing) any representation or warranty of Buyer contained in Article 4 of this Agreement as though made, as written herein, immediately prior to the Closing;

(ii)                                  the breach by Buyer of or failure by Buyer to perform any of its covenants or agreements contained in this Agreement;

(iii)                               the breach by Worldspan of or failure by Worldspan to perform after the Closing any of its covenants or agreements contained in this Agreement;

(iv)                              the Assumed Liabilities; or

(v)                                 any Offering Materials (including, without limitation, any Losses in connection with or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, with respect to all information contained in or omitted from any Offering Materials); provided, however, that the indemnity contained in this clause (v) shall not (x) apply to any Losses to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Buyer under the cover of a letter from all Sellers expressly permitting the use of such information in such Offering Materials (it being understood and agreed that Sellers shall not be obligated to deliver any such letter) or (y) relieve Sellers (other than NEWCRS)of any liability under Section 8.2(b)(i).

(f)                                    As promptly as practicable, and in any event within 30 days, after Buyer or Sellers shall receive any notice of, or otherwise become aware of, the commencement of any action, suit or proceeding or the assertion of any claim, for which indemnification is provided for (assuming, only for the purposes of this Section 8.2(f) and of the terms defined in this Section 8.2(f), that the Seller General Basket Amount and the Worldspan General Basket Amount was zero) by Section 8.2(a), (b) or (e) hereof (an “Indemnification Event”), the party entitled to such indemnification (an “Indemnified Party”) shall give written notice (an “Indemnification Claim”) to the party from which such indemnification is (or, under such assumption, could be) sought (an “Indemnifying Party”) describing in reasonable detail the Indemnification Event and the basis on which indemnification is (or, under such assumption, could be) sought; but the failure of the Indemnified Party to give the Indemnification Claim within such time period shall not relieve the Indemnifying Party of any liability hereunder in respect of such Indemnification Event (or the facts or circumstances giving rise thereto) except to the extent that such Indemnifying Party is materially prejudiced or harmed as a consequence of such failure (and, to such extent, all Losses resulting from such Indemnification Event shall be disregarded for purposes of determining whether the Seller General Basket Amount or the Worldspan General Basket Amount has been exceeded).

(g)                                 If any Indemnification Event involves the claim of any third party (a “Third-Party Claim”), the Indemnifying Party shall (whether or not the Indemnified Party is entitled to claim indemnification under Section 8.2(a), (b) or (e), as the case may be) be entitled to, and the Indemnified Party shall provide the Indemnifying Party with the right to, participate in, and assume sole control over, the defense and settlement of such Third-Party Claim (with counsel reasonably satisfactory to the Indemnified Party); provided, however, that (i) the Indemnifying Party or Indemnifying Parties shall (x) provide written notice to the Indemnified Party of its or their election to assume control of the defense of such Third-Party Claim (and in the case of Sellers as the Indemnifying Party in accordance with their several obligations under Section 8.2, shall be provided to Buyer by a single written notice duly executed on behalf of each Seller (other than NEWCRS)) and (y) have expressly agreed in writing that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such Third Party Claim (and in the case of Sellers as the Indemnifying

Party in accordance with their several obligations under Section 8.2, shall have expressly agreed in writing by a single notice duly executed on behalf of each Seller (other than NEWCRS)), (ii) the Indemnified Party shall be entitled to participate in the defense of such Third-Party Claim and to employ counsel at its own expense to assist in the handling of such Third-Party Claim, provided that if there is an actual conflict of interest between the Indemnifying Party and the Indemnified Party, which in the reasonable opinion of counsel to the Indemnified Party would prevent one counsel from representing both the Indemnifying Party and the Indemnified Party in any matter, the Indemnifying Party shall be responsible for all such reasonable counsel expenses of the Indemnified Party, and (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed (and in the case of an approval required by Sellers as the Indemnified Party, shall be communicated to Buyer as the Indemnifying Party by a single notice duly executed on behalf of each Seller (other than NEWCRS)), before entering into any settlement of such Third-Party Claim or ceasing to defend against such Third-Party Claim if (x) as a result of such settlement or ceasing to defend, injunctive or other equitable relief would be imposed against the Indemnified Party or (y) in the case of a settlement, the Indemnified Party would not thereby receive from the claimant an unconditional release from all further liability in respect of such Third-Party Claim.  After written notice by the Indemnifying Party or Indemnifying Parties to the Indemnified Party of its or their election to assume control of the defense of any such Third-Party Claim, subject to the provisions of the following exceptions, the Indemnifying Party or Indemnifying Parties shall not be liable hereunder to indemnify any Person for any Legal Expenses subsequently incurred in connection therewith.  If the Indemnifying Party or Indemnifying Parties do not assume sole control over the defense or settlement of such Third-Party Claim as provided in this Section 8.2(g) within a reasonable period of time, or, after assuming such control, fails to diligently defend against such Third-Party Claim in good-faith  (it being agreed that settlement of such Third-Party Claim does not constitute such a failure to defend) the Indemnified Party shall have the right (as to itself) to defend and, upon obtaining the written consent of the Indemnifying Party if such Indemnifying Party is liable for the Losses with respect to such Third Party Claim, settle the claim in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with (and to the extent provided for (subject to, and not disregarding, the provisos to Section 8.2(a) or (b), as applicable) in Section 8.2(a), (b) or (e), as appropriate.  Notwithstanding the foregoing provisions of this Section 8.2(g), the Indemnified Party shall have the right at all times to take over and assume the control (as to itself) of the defense or settlement of any Third-Party Claim; provided, however, that in such event and if the Indemnified Party has not taken over control of such Third Party Claim under the previous sentence (x) the Indemnifying Party or Indemnifying Parties shall cease to have any obligation under Section 8.2(a), (b) or (e), as the case may be, in respect of such Third-Party Claim and (y) all Losses resulting from such Third-Party Claim will not be considered for purposes of determining whether the Seller Mini-Basket Amount, the Seller General Basket Amount, the Worldspan Mini-Basket Amount or the Worldspan General Basket Amount has been exceeded.  The Indemnifying Party shall not be liable under this Section 8.2 for any settlement or compromise effected without its consent.

(h)                                 The Indemnified Party and the Indemnifying Party shall each cooperate fully (and shall each cause its Affiliates to cooperate fully) with the other in the defense of any Third-Party Claim pursuant to Section 8.2(g).  Without limiting the generality of the foregoing, each such Person shall furnish the other such Person (at the expense of the

Indemnifying Party) with such documentary or other evidence as is then in its or any of its Affiliates’ possession as may reasonably be requested by the other Person for the purpose of defending against any such Third-Party Claim.

(i)                                     Upon payment of any amount pursuant to any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party’s rights of recovery (and, if Sellers are the Indemnifying Party, the Indemnified Party shall cause Sellers to be subrogated to all of Buyer’s, Worldspan’s or its Subsidiaries’ rights of recovery) against any third party with respect to the matters to which such Indemnification Claim relates.

(j)                                     The rights and remedies of Buyer, Sellers and Worldspan under this Section 8.2 are exclusive and in lieu of any and all other rights and remedies which Buyer, Sellers or Worldspan, as the case may be, may have against the other under this Agreement or otherwise, (i) with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Sellers, Buyer or Worldspan in or pursuant to this Agreement, the Assignment and Assumption Agreement or any Ancillary Instrument or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement, the Assignment and Assumption Agreement or in any Ancillary Instrument or (ii) otherwise with respect to the transactions contemplated by this Agreement; provided, however, that nothing stated in this Section 8.2(j) shall in any way limit or foreclose (A) the availability to the parties of specific performance or other equitable remedies or (B) the rights and remedies of the parties expressly specified in Section 9.2 upon termination of this Agreement.  All claims for indemnification must be asserted, if at all, in good faith and in accordance with the provisions of Section 8.2(f) hereof and, to the extent applicable to such claims, within the relevant time period set forth in the last sentence of Section 8.1 hereof.

(k)                                  If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) actually receives any recovery, settlement or other similar payment with respect to the Loss for which it received such indemnity payment (the “Recovery”), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery (including the present value of any increase in insurance premiums to the extent arising from such Recovery), but in no event shall any such payment exceed the amount of such indemnity payment.

(l)                                     Any payment made by Buyer or Sellers pursuant to this Section 8.2 shall be deemed an adjustment in the Purchase Price.

(m)                               Notwithstanding anything herein to the contrary, this Section 8.2 shall have no application to claims for indemnification with respect to Taxes, which claims are governed exclusively by Section 10.3.  The limitations set forth in clauses (A) and (B) of Section 8.2(a) or in clauses (A) through (C) of Section 8.2(b), as applicable, or, in the case of clause (iii) below, the time limitations set forth in Section 8.1, shall not apply to (i) Losses arising in respect of claims for any breach of any of the representations and warranties contained in Section 3.1(a) (excluding the last three sentences thereof), Sections 3.1(b), 3.2 (to the extent relating to

Worldspan Services Limited), 3.3, 3.4, 3.5(a)(i) and 3.19, which may be asserted without limitation, (ii) Losses arising in respect of claims for any breach of any of the representations and warranties contained in Sections 2.1 (excluding the last two sentences thereof), 2.2, 2.3, 2.4, 2.5(i), 2.9 and 2.10, which may be asserted without any such limitations, and (iii) actual fraud.  The limitations set forth in Section 8.1 and clauses (A) and (B) of Section 8.2(a) and clauses (A), (B) and (C) of Section 8.2(b), as applicable, shall not apply to Losses arising in respect of claims for any breach of any of the representations and warranties contained in Articles II and III to the extent that the facts and circumstances underlying such breach were the reason for a court finding that a plaintiff had a claim against Sellers under the securities laws, which claim was the basis for Sellers’ indemnification claim under Section 8.2(e)(v) (e.g., Sellers’ representation and warranty as to the Financial Statements contained in Section 3.6(a) was incorrect and a court in a final non-appealable judgment found that a plaintiff’s securities law claim against Sellers was based on the inaccuracy of the Financial Statements that was the subject of Sellers’ representation).

(n)                                 The parties agree that if Buyer shall assert a claim or series of related claims against Delta, Northwest or American under Section 8.2(a) or 8.2(b), Buyer may proceed against either (i) the applicable escrow fund being held by the Escrow Agent pursuant to, in accordance with and to the extent permitted under the Escrow Agreement or (ii) the applicable Seller in order to recover such amounts, but not both; provided, however, that in the case of an election by Buyer to proceed against the applicable escrow fund, to the extent there are insufficient funds in such escrow fund, Buyer may recover from the applicable Seller such shortfall to the extent such Seller is liable for such shortfall under Section 8.2(a) or 8.2(b).

ARTICLE IX

TERMINATION

9.1                                 Termination of Agreement.  This Agreement may be terminated at any time on or prior to the Closing:

(i)                                     by the mutual consent of Sellers and Buyer;

(ii)                                  by Buyer or Sellers, if the Closing has not taken place within four (4) months following the date of this Agreement (the “Termination Date”); provided, however, that (w) at Buyer’s election, if there is a significant escalation of military action between the United States and Iraq from the level existing as of the date of this Agreement, provided that Buyer delivers written notice to Sellers of its election to so extend the Termination Date no later than one Business Day prior to the then existing Termination Date, the Termination Date shall be extended to six (6) months following the date of this Agreement, (x) if the Closing shall not have occurred by such date solely because of a failure by Buyer or Sellers to perform its obligations hereunder, such breaching party shall not be permitted to terminate this Agreement under this Section 9.1(ii) until six months after the date of this Agreement, (y) if on or prior to March 15, 2003 and after two Business Days prior notice, Buyer’s accountants have not received access to the workpapers generated in connection with the audit report on the 2002 Audited Financial Statements which PricewaterhouseCoopers LLP is permitted to deliver pursuant to a customary access agreement (the “2002 Audited Financial Statements Workpapers”), the Termination Date shall be extended by one day for each day that follows March 15, 2003 until the date on which access to the 2002 Audited Financial Statements Workpapers is provided to Buyer but in no event shall the Termination Date be extended by longer than thirty (30) days; provided, however, that there shall be no such extension of the Termination Date under this clause (y) unless Buyer’s accountants enter into such customary access agreement with PricewaterhouseCoopers LLP in a form substantially the same as the access agreement entered into by Buyer’s accountants in connection with its review of the financial statements and workpapers of Worldspan for the year 2001 or in a form otherwise agreed upon by Buyer and Worldspan on or prior to March 15, 2003 or, if later, the second Business Day after PricewaterhouseCoopers LLP provides such customary access agreement to Buyer’s accountants, and (z) if Buyer receives a Pre-Closing Event Notice, Sellers shall not be permitted to terminate this Agreement under this Section 9.1(ii) until the later of the Termination Date or the date which is twenty-one (21) days after the date on which Buyer receives such Pre-Closing Event Notice;

(iii)                               by Buyer or Sellers, if any court or Governmental Authority of competent jurisdiction in the United States or any other material foreign jurisdiction shall have issued an Order, or taken any other action, permanently prohibiting the transactions contemplated by this Agreement, and such Order, or other action, shall have become final and non-appealable;

(iv)                              by either Buyer or Sellers if there has been a material breach by (a) any of Sellers or Worldspan, in the case of termination by Buyer, or (b) Buyer, in the case of termination by Sellers, of any of the representations, warranties, covenants or agreements made by such person in this Agreement, which would permit such other person or persons not to consummate the transactions contemplated by this Agreement, following written notice from the terminating party and the failure to cure any such material breach by the breaching party within thirty (30) days of receipt of such notice; provided, however, that, if such material breach is the subject of a Pre-Closing Event Notice, Buyer shall not be permitted to terminate this Agreement pursuant to this clause (iv) after the date which is twenty-one (21) days after Buyer’s receipt of such Pre-Closing Event Notice;

(v)                                 by Buyer within twenty-one (21) days after Buyer’s receipt of a Pre-Closing Event Notice delivered in accordance with Section 5.3(b);

(vi)                              by Buyer on or prior to April 15, 2003, if Buyer has not been provided access to the 2002 Audited Financial Statements Workpapers by March 31, 2003, provided that Buyer’s accountants have entered into a customary access agreement with PricewaterhouseCoopers LLP in a form substantially the same as the access agreement entered into by Buyer’s accountants in connection with its review of the financial statements and workpapers of Worldspan for the year 2001 or in a form otherwise agreed upon by Buyer and Worldspan prior to March 31, 2003; or

(vii)                         by Buyer within forty-eight (48) hours after Buyer’s receipt of access to the 2002 Audited Financial Statements Workpapers if Buyer, in its sole discretion, is not satisfied with its review thereof.

If Buyer or Sellers shall terminate this Agreement pursuant to the foregoing provisions of this Section 9.1, such termination shall be effected by written notice to the other party or parties specifying the provision pursuant to which such termination is made.

9.2                                 Liabilities Upon Termination.  (a) Except for the terms of Sections 5.1(b), 5.5, 5.11(a) (last sentence only), 9.2 and 11.2 hereof (and, to the extent relevant thereto, the terms of Sections 11.4, 11.5, 11.6, 11.7, 11.10, 11.13, 11.14, 11.15 and 11.16 hereof), which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained in Section 9.1 or this Section 9.2:

(i)                                     shall relieve any party (other than NEWCRS) from liability for any willful material failure to comply with any covenant or agreement contained herein;

(ii)                                  shall relieve any Seller (other than NEWCRS) from liability for any willful material breach as of the date of this Agreement of any (x) Relevant Representation made by such Seller as to itself or (y) Worldspan Representation of which, in the case of (y), at least one of such Seller’s authorized representatives to the Worldspan Board has, as of the date of this Agreement, actual knowledge, without investigation;

(iii)                               shall relieve Worldspan from liability for any willful material breach by Worldspan as of the date of this Agreement of any Worldspan Representation of which at least one of each of Sellers’ (other than NEWCRS) authorized representatives to the Worldspan Board have, as of the date of this Agreement, actual knowledge, without investigation;

(iv)                              shall relieve Buyer from liability for any willful material breach as of the date of this Agreement of any representation or warranty contained in Article IV; or

(v)                                 shall affect the Confidentiality Agreements, which shall survive any termination of this Agreement.

The terms of Sections 11.4, 11.5, 11.6, 11.7, 11.10, 11.13, 11.14, 11.15 and 11.16 hereof shall apply to the any such willful material failure to comply or to any such willful material breach, as the case may be.

(b)                                 In the case of Sections (a)(i) through (iv) of this Section 9.2, the breaching party or parties shall be liable to the applicable non-breaching party or parties for all Damages arising out of or resulting from the applicable willful material failure to comply or willful material breach, as the case may be; provided, however, that:

(i)                                     subject to clause (ii) and (iii) below, with respect to a willful material failure by Sellers (other than NEWCRS) or Worldspan to comply with a Worldspan Covenant covered by Section 9.2(a)(i) or a willful material breach by Sellers (other than NEWCRS) of a Worldspan Representation as described in Section 9.2(a)(ii), as among Delta, Northwest and American, Delta, Northwest and American shall be severally liable to Buyer for 40%, 34% and 26%, respectively, of any such Damages arising or resulting therefrom;

(ii)                                  the cumulative aggregate obligation of Delta, Northwest and American under Section 9.2(a)(ii) shall in no event exceed 40%, 34% and 26%, respectively, of the Equity Commitment Amount;

(iii)                               the cumulative aggregate obligation of Sellers (other than NEWCRS) and Worldspan, on the one hand, or Buyer, on the other hand, under this Section 9.2 shall in no event exceed, in each case, the Equity Commitment Amount; and

(iv)                              no breaching party shall have any obligation to pay any amount to the applicable non-breaching party or parties under this Section 9.2 unless and until (i) such parties enter into a written compromise or settlement executed by all such parties and, if required, approved by the court or arbitrator before which the applicable matter may be pending, or (ii) a final order, decree or judgment of an arbitrator or a court or agency of competent jurisdiction in the United States of America (the time for appeal having expired or no appeal having been taken) has been issued or entered directing as to the disposition of such matter.

ARTICLE X

EMPLOYEE AND CERTAIN TAX MATTERS

10.1                           U.S. Employment and Employee Benefit Plan Matters.

(a)                                  Effective as of the Closing and for at least one year thereafter, Buyer shall cause Worldspan and its Subsidiaries to continue the employment of all Worldspan Key Employees, whether or not then actively at work, including, without limitation, any Worldspan Key Employees who are on vacation leave, leave of absence, sick leave or disability leave, other than any such Worldspan Key Employees who are terminated for cause.  With respect to those U.S. Employees whose service is performed pursuant to an employment agreement which is disclosed on Section 3.10(a)(i) of the Disclosure Schedules, Buyer shall cause Worldspan or any of its Subsidiaries, as applicable, to honor the terms of such employment agreements.  Buyer shall cause Worldspan or any of its Subsidiaries, as applicable, to honor any re-employment rights of any current or former U.S. Employees, including, but not limited to, any such persons who are receiving long-term disability benefits as of the Closing.

(b)                                 Buyer shall, or shall cause Worldspan or any of its Subsidiaries to, be responsible for any benefits payable under a Worldspan U.S. Plan (whether before or after the Closing) to any current or former U.S. Employee, or a beneficiary or dependent of any such current or former employee.

(c)                                  Buyer shall, or shall cause Worldspan or any of its Subsidiaries to, be responsible for all Special Bonus Payment liabilities.

10.2                           Foreign Employment and Employee Benefit Plan Matters.

(a)                                  Effective as of the Closing and for at least one year thereafter, Buyer shall cause Worldspan and its Subsidiaries to continue the employment of all Worldspan Key Employees, including those not then actively at work who return to work before their right to return expires under applicable Law.  With respect to those Foreign Employees whose service is performed pursuant to an employment agreement, Buyer shall cause Worldspan or any of its Subsidiaries, as applicable, to honor the terms of such employment agreements. Buyer shall cause Worldspan or any of its Subsidiaries, as applicable, to honor any re-employment right of any current or former Foreign Employees.

(b)                                 Buyer shall, or shall cause Worldspan or any of its Subsidiaries, to be responsible for any benefits payable under the Foreign Plans (whether before or after the Closing) to any current or former Foreign Employee, or a beneficiary or dependent of any such current or former employee.

(c)                                  Buyer shall, or shall cause Worldspan or any of its Subsidiaries to, be responsible for all Special Bonus Payment liabilities.

10.3                           Certain Tax Matters.

(a)                                  Buyer and Sellers acknowledge that for U.S. Federal income tax purposes Worldspan shall be deemed to have terminated as of the Closing Date and Worldspan’s taxable year shall close on the Closing Date (the “Final Year”).  Sellers shall prepare and file or cause to be filed by Worldspan and its Subsidiaries any Income Tax Returns required to be filed by Worldspan for any taxable period ending on or prior to the Closing Date (a “Pre-Closing Tax Period”), including, without limitation, any partnership Tax Return for the Final Year; provided, however, that in the case of any such Pre-Closing Tax Period Income Tax Returns required to be filed after the Closing, if Sellers so request upon reasonable notice to Buyer, Buyer and Worldspan shall prepare such Income Tax Returns at Sellers’ expense (subject to clauses (i) and (ii) of the proviso in the next sentence).  Buyer shall prepare and file or cause to be prepared and filed all other Tax Returns of Worldspan or its Subsidiaries for any Pre-Closing Tax Periods that are due after the Closing; provided, however, that (i) drafts of any such Tax Returns shall be provided to Sellers for their review and approval prior to filing, (ii) such Tax Returns shall be prepared in a manner consistent with past practice, and (iii) Sellers may assume responsibility for preparing any such Tax Returns upon reasonable notice to Buyer.  All partnership income with respect to the Final Year taxed directly to the Worldspan Owner Entities (the “Final Year Income”) shall be allocated to Sellers’ Relevant Worldspan Owner Entities and each Seller shall timely pay or cause its Relevant Worldspan Owner Entity to pay its allocable share of the Taxes due on the Final Year Income.

(b)                                 Each Seller shall severally indemnify Buyer and hold Buyer harmless on a Net After-Tax Basis from and against (i) any and all Taxes (or the non-payment thereof) of such Seller for any taxable period, (ii) any and all Taxes imposed as a result of such

Seller, Worldspan or any of its Subsidiaries being a member for any Pre-Closing Tax Period of an affiliated, consolidated, combined or unitary group (except for groups that include only Worldspan and its Subsidiaries) pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign law or regulation, (iii) any and all Taxes of any person (other than Sellers) imposed on such Seller as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; (iv) any and all Taxes imposed on any of Worldspan’s income that is allocable to such Seller’s Relevant Worldspan Owner Entity pursuant to Section 10.3(a); (v) any and all Taxes imposed on Worldspan or its Subsidiaries (including as a successor or transferee) for any Pre-Closing Tax Period; (vi) any and all Income Taxes imposed on Worldspan or its Subsidiaries for any Pre-Closing Straddle Period (as defined in Section 10.3(d) below); and (vii) breach of any representation or warranty contained in Section 3.12(iv) or (viii).  Sellers’ liability pursuant to this Section 10.3(b) with respect to Taxes imposed on Worldspan or its Subsidiaries shall be apportioned in accordance with Section 8.2(c).

(c)                                  Buyer shall prepare and file all Tax Returns required to be filed by Worldspan or its Subsidiaries for any period ending after the Closing Date and shall pay, indemnify and hold harmless Sellers and their Affiliates on a Net After-Tax Basis from and against any Taxes imposed with respect to any such period other than Income Taxes imposed with respect to a Pre-Closing Straddle Period (as defined in Section 10.3(d) below).  Buyer shall prepare and file in a manner consistent with past practice all Income Tax Returns required to be filed by Worldspan or its Subsidiaries for any period that includes (but does not end on) the Closing Date (a “Straddle Period”) and will notify Sellers of Buyer’s calculation of the Income Taxes attributable to any Pre-Closing Straddle Period (determined in accordance with Section 10.3(d)); provided, however, that drafts of any such Income Tax Returns and calculations shall be provided to Sellers at least sixty days prior to filing, and such Income Tax Returns and calculations shall be subject to Sellers’ review and approval.  Buyer and Sellers shall attempt to resolve in good faith any disagreement arising out of any Straddle Period Income Tax Return and/or any calculation of Sellers’ share of the related Income Tax liability; if any such dispute is not resolved within thirty days prior to the deadline for filing the Income Tax Return in question, the matter shall be submitted for binding resolution to a mutually acceptable nationally recognized accounting firm in the relevant jurisdiction with no material relationship to Buyer or Sellers.

(d)                                 In the case of any Straddle Period, the amount of any Income Taxes of any Seller or of any Worldspan Subsidiary attributable to the portion of such Straddle Period ending on the Closing Date (such portion, a “Pre-Closing Straddle Period”) shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other passthrough entity in which Worldspan or any Worldspan Subsidiary holds a beneficial interest shall be deemed to terminate at such time).  Any Income Taxes for a Straddle Period paid by Worldspan or its Subsidiaries prior to the Closing (including any such amounts paid as estimated taxes) shall be applied against Sellers’ liability with respect to the Pre-Closing Straddle Period pursuant to Section 10.3(b)(vi) and, to the extent in excess of such liability and not reflected as an asset in Final Closing Working Capital, shall be repaid to Sellers.

(e)                                  Notwithstanding anything to the contrary contained herein, Buyer shall pay and indemnify and hold harmless Sellers and their Affiliates on a Net-After-Tax Basis from and against any increase in Taxes of Sellers and their Affiliates resulting from (i) any actions taken or caused to be taken by Buyer following the Closing with respect to Worldspan or any Worldspan Subsidiary outside the ordinary course of business of Worldspan and its Subsidiaries (as conducted prior to the Closing), (ii) any dividends paid by (or amounts includible in income under Subpart F of the Code with respect to) any foreign Worldspan Subsidiary following the Closing outside the ordinary course of business of Worldspan and its Subsidiaries (as conducted prior to the Closing) during such foreign Subsidiary’s taxable year (as determined for United States federal income tax purposes) that includes the Closing Date, or (iii) any Tax elections that Buyer may cause to be made with respect to Worldspan or any Worldspan Subsidiary following the Closing other than in accordance with past practice other than any elections that Buyer may cause to be made pursuant to Section 338 of the Code with respect to one or more foreign Worldspan Subsidiaries.

(f)                                    After the Closing Date, each of Buyer and Sellers shall furnish or cause to be furnished to each other (subject to reimbursement by the requesting party for any out-of-pocket expenses), upon request, as promptly as practicable, such information (including access to books, records and personnel) and assistance as is reasonably requested for the preparation and filing of any Tax Return or related document, for the preparation for any Tax audit or for the prosecution or defense of any claim, suit or proceeding relating to liability for Taxes of Sellers, the Worldspan Owner Entities, Worldspan or any Subsidiary of Worldspan.  Buyer further agrees to retain and provide Sellers or their Affiliates with access to all books and records relevant to the liability of Sellers or their Affiliates for Taxes for any periods prior to Closing for at least five years after the Closing and to give Sellers notice and an opportunity to receive such books or records prior to destroying or discarding any such books or records.

(g)                                 Buyer shall, in the event that Buyer or, following the Closing Date, Worldspan or its Subsidiaries receives notice (in writing) of any audit, examination or claim by any taxing authority with respect to Taxes for which Buyer or its Affiliates may be indemnified hereunder (a “Tax Claim”), promptly notify Sellers thereof and shall permit Sellers to contest any such Tax Claim.  Sellers shall have the sole right, at Sellers’ expense in accordance with the percentages set forth in Section 8.2(c) in the case of Tax Claims relating to Worldspan or its Subsidiaries, to contest any Tax Claim through appropriate administrative and judicial procedures, and shall be entitled to control any such contest, provided that, in the case of any Tax Claim that is reasonably likely to affect the Taxes of Buyer, its Affiliates, Worldspan or the Worldspan Subsidiaries for any period following the Closing, Sellers shall (i) keep Buyer informed of the status of any such Tax Claim, (ii) allow Buyer a reasonable opportunity to review and comment on any written submissions to any taxing authority in relation to such Tax Claim prior to submission, (iii) allow Buyer and its counsel to participate in negotiations relating to such Tax Claim, and (iv) not enter into any settlement or agreement with respect to any such Tax Claim without Buyer’s consent, which shall not be unreasonably withheld; provided further, however, that clauses (i), (ii) and (iii) above shall apply only to Tax Claims asserted against Worldspan or its Subsidiaries.

(h)                                 Sellers will be entitled to retain, or to receive prompt payment from Buyer, Worldspan or any of its Subsidiaries of, in accordance with the percentages set forth in Section 8.2(c), any refund or credit for overpayment of Taxes for which Sellers are responsible pursuant to Section 10.3(b), plus any interest received or credited with respect thereto from the relevant taxing authorities, provided that Sellers shall not be entitled to any such refund of Income Taxes for a Straddle Period to the extent Sellers are entitled to receive a payment for such Taxes pursuant to the last sentence of Section 10.3(d).  Buyer will be entitled to retain, or to receive prompt payment from Sellers of any refund or credit for overpayment of Taxes of Worldspan or its Subsidiaries that Sellers are not entitled to retain or receive pursuant to the immediately preceding sentence, plus any interest received or credited with respect thereto from the relevant taxing authorities.  Buyers and Sellers shall cooperate with respect to claiming any refund or credit with respect to Taxes referred to in this Section 10.3(h), provided that such cooperation shall not unreasonably interfere with the conduct of business of the parties.  For purposes of this Section 10.3(h), a party will be deemed to have made prompt payment of a refund or credit if such payment is made within ten (10) Business Days of the receipt by such party of such refund or of the use by such party of such credit and any payment not made within such ten (10) Business Day period shall bear interest at the rate specified in Section 1.5(d).

(i)                                     Neither Buyer nor Worldspan (after the Closing Date) shall make, or cause to be made, an election under Section 6231(a)(1)(B)(ii) of the Code (or the regulations thereunder) for Worldspan’s 2002 taxable year or the Final Year.

(j)                                     All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the sale of Worldspan’s partnership interests (or any deemed sale of assets as the result of the sale of Worldspan’s partnership interests) shall be shared fifty percent by Buyer and fifty percent by the Sellers (with each Seller being responsible only for its proportionate share of such fifty percent determined in accordance with Section 8.2(c)).  Buyer will be responsible for preparing and timely filing (and Sellers shall timely cooperate with Buyer in preparing and filing) any forms required with respect to any such Taxes.  Buyer will provide to Sellers a true copy of each such return as filed and evidence of the timely filing thereof.

(k)                                  Any indemnification payment for Taxes required by this Section 10.3 shall be paid within fifteen (15) Business Days after payment of such Taxes by the party, or any of such party’s Affiliates, who must be indemnified hereunder, and shall be treated by all parties as an adjustment to the Purchase Price.

(l)                                     All Tax sharing agreements, group relief agreements or similar agreements to which Worldspan or any of its Subsidiaries is a party (except for agreements between or among Worldspan and/or any of its Subsidiaries) shall be terminated as of the Closing Date and there will be no further liability of Buyer, Worldspan or any of its Subsidiaries under any such agreement following the Closing.

ARTICLE XI

MISCELLANEOUS

11.1                           Exclusivity of Representations.  THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS AND BUYER, RESPECTIVELY, IN THIS AGREEMENT OR IN THE ANCILLARY INSTRUMENTS ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES, OF SELLERS AND BUYER, RESPECTIVELY. SELLERS AND BUYER EACH HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY SELLERS OR ANY OTHER PERSON TO BUYER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR BY BUYER OR ANY OTHER PERSON TO SELLERS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OF ANY DOCUMENTATION OR OTHER INFORMATION IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.2                           Expenses.  Except as expressly set forth in Sections 5.11(a) (last sentence only), 8.2, 10.1(c), 10.2(c) and 10.3, regardless of whether the Closing occurs, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement (“Transaction Expenses”), including, without limitation, accounting and legal fees incurred in connection herewith; provided, however, that (i) all applicable filing fees payable under the HSR Act or any foreign Antitrust Laws shall be paid by Buyer and (ii) if the Closing is consummated, except as otherwise expressly provided herein, all Transaction Expenses of Worldspan attributable to the period prior to and ending at the Closing, other than (x) those out-of-pocket expenses actually paid prior to the Closing and (y) those expenses for which Buyer is responsible pursuant to the last sentence of Section 5.11(a), shall be deemed Current Liabilities of Worldspan as of the Closing and shall be taken into account for purposes of calculating Closing Working Capital, provided that promptly after the Final Closing Working Capital has been determined, each Seller (other than NEWCRS), severally, shall reimburse Buyer the amount of any Transaction Expenses of Worldspan (other than those expenses for which Buyer is responsible pursuant to the last sentence of Section 5.11(a)) attributable to the period prior to and ending at the Closing that are not actually paid prior to the Closing and that are not taken into account in the calculation of Final Closing Working Capital (“Unpaid Worldspan Transaction Expenses”).  As among Delta, Northwest and American, Delta shall be severally liable only for 40% of Unpaid Worldspan Transaction Expenses, Northwest shall be severally liable only for 34% of Unpaid Worldspan Transaction Expenses, and American shall be severally liable only for 26% of Unpaid Worldspan Transaction Expenses.

11.3                           Further Assurances.  Subject to Section 9.1 hereof, from time to time prior to, at and after the Closing Date, without the payment of any additional consideration except as otherwise expressly set forth in Section 5.4 and 5.7 of this Agreement, each party hereto will execute all such instruments and take all such actions as the other parties shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement.

11.4                           Notices.  Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to Sellers:

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30320

Attention:            Executive Vice President &
Chief Financial Officer

Fax No.:  (404) 715-4098

NWA Inc.
c/o Northwest Airlines, Inc.
Dept. A6030
2700 Lone Oak Road
Eagan, MN 55121

Attention:            Executive Vice President &
Chief Financial Officer

Fax No.:  (612) 727-4041

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas  76155
MD HDQ1 5566

Attention:  Vice President-Corporate Development and Treasurer
Fax No:  (817) 931-6133

and to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York  10004
Attention:  Kenneth A. Lefkowitz, Esq.
Fax No:  (212) 422-4726

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30320

Attention:  Senior Vice President & General Counsel
Fax No.:  (404) 715-2233

Northwest Airlines, Inc.
Dept. A1180
2700 Lone Oak Parkway
Eagan, MN 55121

Attention:  General Counsel
Fax No.:  (612) 726-7123

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas  76155
MD HDQ1 5675

Attention:  Corporate Secretary
Fax No:  (817) 967-2937

If to Worldspan or NEWCRS:

Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Fax No:  (770) 563-7878
Attention:  General Counsel

and to:

Sellers (see addresses above)

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York  10004

Fax No:  (212) 422-4726
Attention:  Kenneth A. Lefkowitz, Esq.

If to Buyer:

Travel Transaction Processing Corporation
c/o Citigroup Venture Capital Equity Partners, LP
399 Park Avenue, 14th Floor
New York, New York, 10022
Fax No:  (212) 888-2940
Attention:  Joseph Silvestri

Travel Transaction Processing Corporation
c/o Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Fax No.:  (416) 730-5082
Attention:  Shael Dolman

and to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
Fax No.:  (215) 994-2222
Attention:  Geraldine A. Sinatra

Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Fax No.:  (212) 909-6836
Attention:  Kevin M. Schmidt

or to such other address as a party may from time to time designate in writing in accordance with this section.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given, when delivered if delivered by hand, when transmission confirmation is received if telecopied, three Business Days after mailing if mailed, and one Business Day after deposit with an overnight courier service if delivered by overnight courier.  Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next Business Day or (ii) the Business Day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

11.5                           Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by Sellers or Buyer without the prior written consent of the other.  Notwithstanding the foregoing, Buyer may assign any of its rights and obligations hereunder in whole or in part to any Affiliate of Buyer and may collaterally assign its rights hereunder to any lender or financing source to Buyer, in each case, without the consent of Sellers; provided, however, that no such assignment by Buyer shall relieve the Buyer from any of its obligations hereunder.  Any assignment in violation of this Agreement shall be null and void ab initio.

11.6                           Construction.

(a)                                  Unless otherwise expressly specified herein, (i) defined terms in the singular shall also include the plural and vice versa, (ii) the words “hereof”, “herein”, “hereunder” and other similar words refer to this Agreement as a whole, (iii) Article, Section, Schedule and Exhibit references in this Agreement are to Articles of, Sections of, Schedules to and Exhibits to this Agreement, and (iv) words of any gender (masculine, feminine, neuter) mean and include correlative words of the other genders.

(b)                                 The captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(c)                                  All references to “days” shall be to calendar days unless Business Days are specified.

(d)                                 Unless the context otherwise requires, (i) “or” is not exclusive and (ii) “including” means “including but not limited to” and “including without limitation”.

(e)                                  As used herein, the phrases “date of this Agreement” and “date hereof” and any other phrases of similar import shall mean March 3, 2003 (it being understood that, with respect to representations and warranties made as of the “date of this Agreement” or as of the “date hereof”, the date or time which such representations and warranties are made or deemed to have been made or as of which the accuracy or inaccuracy thereof is measured or determined shall not alter the March 3, 2003 date as of which any such representations or warranties speak).

11.7                           Law Governing.  THIS AGREEMENT IS INTENDED AS A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD PERMIT OR REQUIRE THE APPLICATION OF LAW OF ANY OTHER JURISDICTION), INCLUDING WITHOUT LIMITATION AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE.

11.8                           Waiver of Provisions.  The provisions, terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party hereto waiving compliance.  The failure of any party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same.  No waiver by any party hereto of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

11.9                           Counterparts.  This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatory to the same counterpart.

11.10                     Entire Agreement.  This Agreement (including the Disclosure Letter and Exhibits hereto), the Ancillary Agreements, the Data Center Lease Amendment, the Equity Commitment Letters, the Seller Notes and the Blackney Agreements constitute the entire agreement among the parties, and supersedes and cancels any and all prior agreements among them, relating to the subject matter hereof and thereof, including the Letter Agreement, dated July 16, 2002, among M. Gregory O’Hara, Citigroup Venture Capital Equity Partners, LP, Ontario Teachers’ Pension Plan Board, Delta, Northwest, American and Worldspan, as amended, but excluding the Confidentiality Agreements (which shall remain in full force and effect), and may not be amended or modified except by a written agreement signed by Buyer and Sellers.

11.11                     Access to Books and Records.  After the Closing for a period of six years, Buyer and Worldspan shall, upon Sellers’ reasonable request from time to time, and upon reasonable notice, in connection with the preparation by Sellers or their respective Affiliates of Tax Returns and for such other purposes as Sellers shall reasonably request, (i) (A) provide to the officers and other authorized representatives of Sellers and their respective Affiliates reasonable access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information of Worldspan and its Subsidiaries relating to periods prior to the Closing, (B) cause Buyer’s officers and the officers of Worldspan and its Subsidiaries to furnish to Sellers and their respective authorized representatives any and all financial and other information pertaining to Worldspan and its Subsidiaries relating to periods prior to the Closing and (C) make available to Sellers and their respective authorized representatives personnel of Buyer, Worldspan and its Subsidiaries to consult with such personnel, and (ii) make available for inspection and copying by Sellers at Sellers’ expense true and complete copies of any documents relating to the foregoing.  In exercising their rights under the foregoing provisions of this Section 11.11, Sellers and their respective representatives shall not interfere with Buyer’s, Worldspan’s or its Subsidiaries’ normal operations. Following the Closing for a period of six years, Buyer shall ensure that Worldspan shall not dispose of or destroy the files, books, records and documents of Worldspan and its Subsidiaries relating to periods prior to Closing without first giving Sellers 60 Business Days prior written notice of such disposal or destruction and, at the request and expense of Sellers, shall deliver to Sellers any of such files, books, records and documents relating to periods prior to Closing that Sellers may reasonably request.   Notwithstanding the foregoing, this Section 11.11 shall not apply to any dispute or conflict between Buyer and Sellers or any of their respective Affiliates.

11.12                     Disclosure Letter.  Any information disclosed in any section of the Disclosure Letter shall be deemed fully disclosed for the purposes of any other section of the Disclosure Letter if such disclosed information on its face reasonably relates to such other section.  Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in Article 2, 3 or 4 or the indemnification provisions of Article 8 nor the inclusion of any items in the Disclosure Letter shall be deemed to constitute an admission by Worldspan, Sellers or Buyer, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement.  The inclusion of, or reference to, any item within any particular section of the Disclosure Letter does not constitute an admission by Worldspan, Sellers or Buyer that such item meets any or all of the criteria set forth in this Agreement for inclusion in such section of the Disclosure Letter.

11.13                     Submission to Jurisdiction; Waivers.

(a)                                  Each party to this Agreement hereby irrevocably and unconditionally:

(1)                                  (i) agrees that any suit, action or proceeding instituted against it by any other party with respect to this Agreement, any Ancillary Agreement or the Seller Notes may be instituted, and that any suit, action, or proceeding by it against any other party with respect to this Agreement, any Ancillary Agreement or the Seller Notes shall be instituted, only in the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York (and appellate courts from any of the foregoing) as the party instituting such suit, action or proceeding may in its sole discretion elect, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it by the other and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(2)                                  agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 11.13(a)(1) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to Worldspan, Buyer or Sellers, as the case may be, at the addresses for notices pursuant to Section 11.4 hereof (with copies to such other Persons as specified therein), such service to become effective 15 days after such mailing; provided, that nothing contained in this Section 11.13(a)(2) shall affect the right of Worldspan, Buyer or Sellers, as the case may be, to serve process in any other manner permitted by law;

(3)                                  (i) waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any Ancillary Agreement or the Seller Notes brought in any court specified in Section 11.13(a)(1), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing; and

(4)                                  WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

11.14                     No Third Party Beneficiary.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.15                     No Presumption.  With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof or referred to herein, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

11.16                     Severability.  To the fullest extent that they may effectively do so under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.  Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows:  (i) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (ii) without limitation of clause (i), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (iii) without limitation of clause (i) or (ii), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof.  Without limitation of the preceding sentence, (A) it is the intent of the parties hereto that, in the event that in any court proceeding, such court determines that any provision of this Agreement is illegal, invalid or unenforceable in any jurisdiction to any extent, such court shall have the power to, and shall, (1) modify such provision (including by limiting the Persons against whom, or the circumstances under which, such provision shall be effective in such jurisdiction) for purposes of such proceeding to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding and (2) enforce such provision, as so modified pursuant to clause (1), in such proceeding and (B) upon any determination that any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.  Nothing in this Section 11.16 is intended to, or shall, (x) limit the ability of any party hereto to appeal any court ruling or the effect of any favorable ruling on appeal or (y) limit the intended effect of Section 11.7 or 11.13.

11.17                     Specific Performance.  Each of the parties hereto acknowledges that Buyer would not have an adequate remedy at law for money damages in the event that the obligation of Sellers to deliver the Partnership Interests set forth in this Agreement was not performed by Sellers in accordance with, and subject to, the terms of this Agreement and therefore Sellers agree that Buyer shall be entitled to injunctive and other equitable relief and the remedy of specific performance in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages).

11.18                     Delta Letter Agreement.  The Letter Agreement regarding the license of the WORLDSPAN Software (as defined therein), dated February 7, 1990, between Delta and Worldspan is hereby terminated effective as of the Closing Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DELTA AIR LINES, INC.

By:	/s/ M. Michele Burns
Name: M. Michele Burns
Title: Executive Vice President and Chief Financial Officer

NWA INC.

By:	/s/ Richard H. Anderson
Name: Richard H. Anderson
Title: Chief Executive Officer

AMERICAN AIRLINES, INC.

By:	/s/ Beverly Goulet
Name: Beverly Goulet
Title: Vice President, Corporate Development and Treasurer

NEWCRS LIMITED, INC.

By:	/s/ Paul J. Blackney
Name: Paul J. Blackney
Title: President

WORLDSPAN, L.P.

By:	/s/ Paul J. Blackney
Name: Paul J. Blackney
Title: President and Chief Executive Officer

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Joseph M. Silvestri
Name: Joseph M. Silvestri
Title: President

EXHIBIT A

1.                                       For purposes of the Agreement to which this Exhibit A is attached (the “Agreement”, the following terms shall have the following meanings:

“2002 Audited Balance Sheet” means the audited consolidated balance sheet of Worldspan and its Subsidiaries as of December 31, 2002 which is part of Exhibit C.

“Affiliate” means, as to any specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  No Seller shall be deemed to be an Affiliate of each other solely by virtue of its ownership interest in Worldspan and/or NEWCRS.

“Air Carrier” means (i) each “air carrier” as that term is defined in Section 40102(a)(2) of the United States Federal Aviation Act of 1958, as amended, and (ii) each “foreign air carrier” as that term is defined in Section 40102(a)(21) of the United States Federal Aviation Act of 1958, as amended.

“Airline Agreements” means, collectively, the Delta Services Agreement, the Delta Marketing Agreement, the Northwest Services Agreement, the Northwest Marketing Agreement and the American Collateral Services Agreement.

“American Collateral Services Agreement” means the American Collateral Services Agreement to be entered into by American and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit E-1.

“American Non-Competition Agreement” means the Non-Competition Agreement to be entered into among American, Worldspan and Buyer on the Closing Date in substantially the form attached hereto as Exhibit F-1.

“American Note” means a promissory note made by Buyer in favor of American in the principal amount of $39,000,000 in form and substance reasonably satisfactory to American and Buyer, the applicable principal terms of which are described on the term sheet attached hereto as Exhibit K.

“American/Worldspan Non-Solicitation Agreement” means the Non-Solicitation Agreement to be entered into between American and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit I-1.

“American/Worldspan Release Agreement” means a release agreement to be entered into by American and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit J-1.

“Ancillary Agreements” means the Airline Agreements, the Release Agreements, the Delta Non-Competition Agreement, the Northwest Non-Competition Agreement, the American Non-Competition Agreement, the Delta/Worldspan Non-Solicitation Agreement, the Northwest/Worldspan Non-Solicitation Agreement, the American/Worldspan Non-Solicitation Agreement, the Assignment and Assumption Agreements, the Closing Adjustment Escrow Agreement, the Escrow Agreement, the Second Master Arbitration Agreement and the Ancillary Instruments.

“Ancillary Instruments” means all schedules or certificates delivered pursuant to this Agreement.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, applicable DOT regulations, and all other federal, state and foreign statutes, rules, regulations, Orders, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Assignment and Assumption Agreements” means the Delta Assignment and Assumption Agreement, the Northwest Assignment and Assumption Agreement, the American Assignment and Assumption Agreement and the NEWCRS Assignment and Assumption Agreement.

“Base Proportionate Cash Closing Purchase Price” means the Base Purchase Price, less the sum of (i) the Closing Adjustment Escrow Amount ($10,000,000), (ii) the Base Deferred Purchase Price ($250,000,000), (iii) the principal amount of the Delta Note ($45,000,000), (iv) the principal amount of the American Note ($39,000,000) and (v) the Northwest Cash Amount ($42,500,000).

“Blackney Agreements” means the letter agreement regarding “Paul J. Blackney Travel Privileges,” dated March 3, 2003, between Worldspan and Northwest, and the letter agreement regarding “Paul J. Blackney Travel Privileges,” dated March 3, 2003, between Worldspan and Delta.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S.A. are authorized or required by Law to remain closed.

“Cash” means cash and cash equivalents of Worldspan and its Subsidiaries taken as a whole net of the aggregate amount of any checks outstanding as of the opening of business on the Closing Date; provided, that Cash shall not include any customer deposits or cash or cash equivalents subject to other similar restrictions.

“Closing Adjustment Escrow Agreement” means the Escrow Agreement in respect of the Closing Adjustment Escrow Amount to be entered into by Sellers, Buyer and Escrow Agent on the Closing Date in substantially the form attached hereto as Exhibit B.

“Closing Adjustment Escrow Amount” means $10,000,000.

“Closing Cash” means the Cash of Worldspan and its Subsidiaries taken as a whole as of the opening of business on the Closing Date, provided, that Closing Cash shall not include Cash of Subsidiaries organized outside the United States in excess of an aggregate of $3,000,000.

“Closing Debt” means the Debt of Worldspan and its Subsidiaries taken as a whole as of the opening of business on the Closing Date.

“Closing Working Capital” means the Working Capital of Worldspan and its Subsidiaries taken as a whole as of the opening of business on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all written and oral contracts and all other legally binding agreements, commitments and undertakings to which Worldspan or any of its Subsidiaries is a party or by which Worldspan or any of its Subsidiaries or any of their assets are bound.

“Current Assets” means Worldspan’s and its Subsidiaries’ (i) trade accounts receivable less an allowance for doubtful accounts, (ii) related party accounts receivable, net of related party accounts payable, and (iii) prepaid expenses.  In each case, Current Assets shall (i) be determined in a manner consistent with the Accounting Principles and (ii) exclude any items pertaining to rights to refunds of Taxes to which Sellers are entitled pursuant to Section 10.3 or Debt.

“Current Liabilities” means Worldspan’s and its Subsidiaries’(i) current portion of accounts payable (including any cash overdraft consistent with the presentation in the 2002 Audited Balance Sheet but excluding related party accounts payable), it being understood and agreed that any out-of-pocket expenses of Worldspan or Sellers incurred in connection with the transactions contemplated by this Agreement, including, without limitation accounting and legal fees related thereto and attributable to the period prior to and ending at the Closing shall be included in such accounts payable if they have not been paid by Closing, (ii) current portion of accrued expenses (excluding related party accounts payable) and current portion of inducement liabilities (excluding related party accounts payable) and (iii) Special Bonus Payment liabilities.  Notwithstanding anything to the contrary contained in this Agreement, if a Current Liability is included in one of clauses (i) through (iii) above, such Current Liability shall be excluded from all such other clauses for purposes of this definition.  Inducement liabilities shall be computed in a manner consistent with the Accounting Principles.  Accrued expenses and accounts payable shall not include (i) any accruals for pension liability, (ii) post-employment charges, (iii) restoration charges, (iv) restructuring charges and (v) any inter-company debt between or among Worldspan and any of its Subsidiaries.  In each case, Current Liabilities shall (i) be determined in a manner consistent with the Accounting Principles and (ii) exclude any items pertaining to Taxes for which Sellers are liable pursuant to Section 10.3 or Debt.

“Damages” as used in Section 9.2, means all losses, damages, liabilities and claims, and fees, costs and expenses of any kind related thereto, including, without limitation, reasonable Legal Expenses, loss of profits of any Person seeking Damages pursuant to Section 9.2(b)

and consequential and special damages.  This definition shall have no application to any provision or Section of this Agreement except to the extent provided in Section 9.2.

“Data Center Lease Amendment” means the amendment, dated March 3, 2003 to the Lease Agreement, dated as of February 7, 1990, between Delta and Worldspan.

“Debt” shall mean (i) all indebtedness for borrowed money of Worldspan or any of its Subsidiaries, (ii) all obligations of Worldspan or any of its Subsidiaries evidenced by notes, bonds, debentures or similar instruments (other than capital lease obligations), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Worldspan or any of its Subsidiaries, (iv) all outstanding obligations of Worldspan or any of its Subsidiaries under acceptance, letter of credit or similar facilities, (v) the amount of the liability in respect of all capital lease obligations of Worldspan and its Subsidiaries, including obligations under the IBM Webserver Software Special Option (WSSO) Software Agreement, (vi) all indebtedness of the type described in clause (i) above guaranteed directly or indirectly in any manner by Worldspan or any of its Subsidiaries including interest and penalties thereon, (vii) any indebtedness of the type described in clauses (i) and (ii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on assets or property owned by Worldspan or any of its Subsidiaries, (viii) all accrued but unpaid interest (or interest equivalent) to the date of determination related to any items of indebtedness of the type described in clauses (i) through (vi) above, (ix) all prepayment premiums or penalties or make-whole payments with respect to any items of indebtedness of the type described in clauses (i) through (vi) above that are required to be prepaid because a required consent to the consummation of the transactions contemplated hereby under the applicable agreement has not been obtained and (x) all obligations of Worldspan or any of its Subsidiaries for the deferred purchase price of property or services.  Notwithstanding anything to the contrary contained in this Agreement, to the extent an item of Debt is included in one of the clauses (i) through (x) above, such item of Debt shall be excluded from all such other clauses.  For purposes of this Agreement, “Debt” shall not include any trade accounts payable.  In each case, Debt shall be determined in a manner consistent with the Accounting Principles.

“Delta Deferred Payment Acceleration Termination” means a termination of the Delta Services Agreement by Delta as the result of an Event of Default pursuant to Section 7.2(b) of the Delta Services Agreement, unless such Event of Default is based, in whole or in part, upon Worldspan’s failure to meet either (i) an Intermediate Performance Standard or a Minimum Performance Standard for either High Severity Impacts or Severity 2 Impacts, as set forth in Schedule 2.2 to the Delta Services Agreement, or (ii) any Improved Performance Standard, as defined in the Delta Services Agreement.  It is acknowledged and agreed that if the Delta Services Agreement is amended to incorporate Improved Performance Standards, as provided in Section 2.12(c) of the Delta Services Agreement, a termination of the Delta Services Agreement by Delta as the result of an Event of Default based solely upon Worldspan’s failure to meet Original Performance Standards, as provided in Section 2.12(c) of the Delta Services Agreement, will be a Delta Deferred Payment Acceleration Termination.

“Delta General Termination” means a termination of the Delta Services Agreement (i) by Delta pursuant to Section 7.1 of the Delta Services Agreement, (ii) by

Worldspan as the result of an Event of Default pursuant to Section 7.2(a) of the Delta Services Agreement, (iii) by Delta as a result of an Event of Default pursuant to Section 7.2(b) of the Delta Services Agreement, but only if such Event of Default is based, in whole or in part, upon Worldspan’s failure to meet either (x) an Intermediate Performance Standard or a Minimum Performance Standard for either High Severity Impacts or Severity 2 Impacts, as set forth in Schedule 2.2 to the Delta Services Agreement, or (y) any Improved Performance Standard, as defined in the Delta Services Agreement.

“Delta Marketing Agreement” means the Delta Marketing Agreement to be entered into by Delta and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit E-2.

“Delta Non-Competition Agreement” means the Non-Competition Agreement to be entered into among Delta, Worldspan and Buyer on the Closing Date in substantially the form attached hereto as Exhibit F-2.

“Delta Note” means a promissory note made by Buyer in favor of Delta in the principal amount of $45,000,000 in form and substance reasonably satisfactory to Delta and Buyer, the applicable principal terms of which are described on the term sheet attached hereto as Exhibit K.

“Delta Services Agreement” means the Delta Founder Airline Services Agreement to be entered into by Delta and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit H-1.

“Delta/Worldpan Non-Solicitation Agreement” means the Non-Solicitation Agreement to be entered into between Delta and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit I-2.

“Delta/Worldspan Release Agreement” means a release agreement to be entered into by Delta and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit J-2.

“Disclosure Letter” means the Disclosure Letter, dated the date of the Agreement, delivered to Buyer.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Environmental Condition” means condition, contamination or set of circumstances concerning the soil, groundwater, surface water, air, sediments or other media as to which any Environmental Law or Environmental Permit or Governmental Authority or judicial order or judgment requires Worldspan or any of its Subsidiaries (or any of their respective successors) to take Remedial Action.

“Environmental Law” means any and all applicable U.S. or other European Union, national, federal, state or local directive, statute, law, rule, regulation, ordinance, or rule of common law in effect and any judicial or administrative decisions, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or hazardous material, the protection of the environment or the effect of the environment on human health, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, as amended, U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1252 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Sections 300f et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Sections 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 et seq.; the Occupational Safety and Health Act, as amended, 20 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. Sections 11001 et seq.; the following legislation enacted by the Spanish Central Government:  Law 38/1972 of December 22 (Air Pollution); Law 29/1985 of August 2 on inland waters and Law 22/1988 of July 28 on maritime waters (Water Pollution); and Law 20/1986 of May 14 on toxic waste and Law 42/1975 of November 19 on non-toxic waste (Waste Disposal).

“Environmental Permits” means any license, permit, order, consent, approval, registration, authorization, qualification or filing required under any Environmental Law.

“Environmental Report” means any report, study, assessment, audit or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under, any Environmental Law, or the investigation or remediation of any environmental condition at the Real Property.

“Equity Commitment Amount” means $350,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means the Person designated as escrow agent prior to the Closing by Buyer, Delta, Northwest and American under each of the Closing Adjustment Escrow Agreement and the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be entered into by Delta, Northwest, American, NEWCRS, Buyer and Escrow Agent on the Closing Date in substantially the form attached hereto as Exhibit N.

“Foreign Employees” means any employee of Worldspan or any of its Subsidiaries who is employed at a location outside of the United States.

“Founder Airline Services Agreements” means the Delta Services Agreement and the Northwest Services Agreement.

“General Partnership Interests” means, collectively, the Delta General Partnership Interests, the Northwest General Partnership Interests and the American General Partnership Interests.

“Governmental Authority” means any government, any governmental, administrative or regulatory entity, authority, commission, board, agency, instrumentality, bureau or political subdivision and any court, tribunal or judicial or arbitral body (whether U.S., European Union or any other national, federal, state or local entity or, in the case of an arbitral body, whether governmental, public or private).

“Governmental Authorization” means any approval, consent, license, permit, Order, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any applicable Law, including the lapse of any waiting period thereunder.

“Hazardous Substances” means any hazardous, toxic or polluting substance, waste or material, including petroleum or petroleum products, asbestos, polychlorinated biphenyls or radioactive materials.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Taxes” shall mean any Taxes in the nature of income or franchise taxes.

“Income Tax Return” shall mean any Tax Return relating to Income Taxes.

“Intellectual Property” means trademarks, trade names and product names, service marks, patents, copyrights, applications therefor and licenses or other rights in respect thereof, all know-how and other intangible or proprietary rights granted by any third parties under licensing or other agreements, all inventions, technologies, designs, technical data, production methods, trade and business secrets, engineering data, models, prototypes, drawings, diagrams, bills of material, manuals and other similar information, all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, and all computer hardware and software whether internally developed, purchased, or licensed.

“Kansas City Site” means 11530 Ambassador Drive, Kansas City, Missouri, as well as all real property currently or formerly owned or leased by Worldspan located adjacent to Ambassador Drive in Kansas City, Missouri, including, but not limited to, the approximately 5.99 acre undeveloped parcel located adjacent to Ambassador Drive and east of 11530 Ambassador Drive.

“Knowledge of Sellers” or “Sellers’ Knowledge” (or words of similar import) means (i) the actual knowledge of Sellers’ authorized representatives to the Worldspan Board, without investigation, or (ii) the actual knowledge of those officers of Worldspan and its Subsidiaries listed on Exhibit L-1, after inquiry of their direct reports listed on Exhibit L-2.

“Laws” means all laws, constitutions, statutes, directives, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, Orders, decisions, ruling or awards, consent orders, consent decrees and policies of any Governmental Authority, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

“Legal Expenses” means the fees, costs and expenses of any kind incurred by any Person indemnified under Article 8 and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

“LIBOR Rate” means the rate per annum appearing on the Dow Jones Telerate Screen Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars for a term of six months at approximately 11:00 a.m. (London time) two Business Days prior to the date as of which LIBOR is determined; except that (i) if for any reason such rate is not available, LIBOR shall be the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars for a term of six months at approximately 11:00 a.m. (London time) two Business Days prior to the date as of which LIBOR is determined; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean (rounded upwards to the nearest four decimal places) of all such rates; and (ii) if for any reason none of the foregoing rates is available, LIBOR shall be the rate per annum set forth in the “Money Rates” column of The Wall Street Journal as the six-month London Interbank Offered Rate as published on the date as of which LIBOR is determined or, if The Wall Street Journal or such column is not published on such date, on the first preceding day on which both The Wall Street Journal and such  column were published.

“Lien” means any lien (including any Tax lien), pledge, mortgage, security interest, restriction, encroachment, charge, conditional sales or other title or interest retention agreement, easement, license, option, right of first refusal, defect in title or encumbrance of any kind whatsoever.

“Losses” means all losses, damages, liabilities and claims, and fees, costs and expenses of any kind related thereto (whether or not resulting from a Third-Party Claim) (including, without limitation, Legal Expenses).  Notwithstanding anything to the contrary contained in this Agreement, Losses shall not include amounts recoverable as lost profits or consequential or special or punitive damages (other than those required to be paid to a third party as part of a Third-Party Claim), but shall include amounts recoverable as direct damages in the context of the sale of the Worldspan Business.

“Material Adverse Effect” means a material adverse effect on the financial condition, results of operations or business of Worldspan and its Subsidiaries taken as a whole.

“Net After-Tax Basis” means, with respect to any calculation of any indemnification payment owed to any party pursuant to this Agreement, calculation thereof taking into account any Taxes actually owing by the indemnified party or its Affiliates as a result of receipt or accrual of the indemnity payment and any savings in Taxes actually realized by the indemnified party or its Affiliates as a result of the indemnified liability.  In the event that a Tax liability is actually incurred or a savings in Taxes is actually realized by an indemnified party subsequent to the time that an indemnification payment is required to be paid, such liability or savings shall be taken into account (and payment with respect thereto shall be made by the appropriate party) only as and when such liability is incurred or savings are realized.

“NEWCRS/Worldspan Release Agreement” means a release agreement to be entered into by NEWCRS and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit J-4.

“Northwest Cash Amount” means $42,500,000.

“Northwest Deferred Payment Acceleration Termination” means a termination of the Northwest Services Agreement by Northwest as the result of an Event of Default pursuant to Section 7.2(b) of the Northwest Services Agreement, unless such Event of Default is based, in whole or in part, upon Worldspan’s failure to meet either (i) an Intermediate Performance Standard or a Minimum Performance Standard for either High Severity Impacts or Severity 2 Impacts, as set forth in Schedule 2.2 to the Northwest Services Agreement, or (ii) any Improved Performance Standard, as defined in the Northwest Services Agreement.  It is acknowledged and agreed that if the Northwest Services Agreement is amended to incorporate Improved Performance Standards, as provided in Section 2.12(c) of the Northwest Services Agreement, a termination of the Northwest Services Agreement by Northwest as the result of an Event of Default based solely upon Worldspan’s failure to meet Original Performance Standards, as provided in Section 2.12(c) of the Northwest Services Agreement, will be a Northwest Deferred Payment Acceleration Termination.

“Northwest General Termination” means a termination of the Northwest Services Agreement (i) by Northwest pursuant to Section 7.1 of the Northwest Services Agreement, (ii) by Worldspan as the result of an Event of Default pursuant to Section 7.2(a) of the Northwest Services Agreement, (iii) by Northwest as a result of an Event of Default pursuant to Section 7.2(b) of the Northwest Services Agreement, but only if such Event of Default is based, in whole or in part, upon Worldspan’s failure to meet either (x) an Intermediate Performance Standard or a Minimum Performance Standard for either High Severity Impacts or Severity 2 Impacts, as set forth in Schedule 2.2 to the Northwest Services Agreement, or (y) any Improved Performance Standard, as defined in the Northwest Services Agreement.

“Northwest Marketing Agreement” means the Northwest Marketing Agreement to be entered into by Northwest Airlines, Inc. and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit E-3.

“Northwest Non-Competition Agreement” means the Non-Competition Agreement to be entered into among Northwest Airlines, Inc., Worldspan and Buyer on the Closing Date in substantially the form attached hereto as Exhibit F-3.

“Northwest Services Agreement” means the Northwest Founder Airline Services Agreement to be entered into by Northwest Airlines, Inc. and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit H-2.

“Northwest/Worldspan Non-Solicitation Agreement” means the Non-Solicitation Agreement to be entered into between Northwest Airlines, Inc. and Worldspan on the Closing Date in substantially the form attached as Exhibit I-3.

“Northwest/Worldspan Release Agreement” means a release agreement to be entered into by Northwest and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit J-3.

“Offering Materials” means all prospectuses, information circulars or statements or other offering materials distributed prior to the Closing to any potential financing source of Buyer in connection with the transactions contemplated by this Agreement.

“Order” means any preliminary or permanent injunction, judgment or other order or decree of a Governmental Authority of competent jurisdiction.

“Partnership Interests” means, collectively, the General Partnership Interests and the Limited Partnership Interests.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith, (ii) Liens arising or resulting from any action taken by Buyer or any of its Affiliates, (iii) Liens to the extent created by this Agreement or Worldspan Permitted Partnership Interest Liens, (iv) Liens identified in any Section of the Disclosure Letter, (v) with respect to Real Property or interests therein, any non-monetary minor defects or irregularities in title, so long as the same do not, individually or in the aggregate, materially interfere with or impair the use of such Real Property in the manner normally used, (vi) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the course of construction or in the ordinary course of operations or maintenance in each such case securing obligations which are not delinquent or are being contested in good faith and for which adequate reserves have been taken or securing obligations which are bonded in a reasonable manner, (vii) zoning restrictions, easements, licenses or other restrictions on the use of real property or other minor irregularities in title thereto or encumbrances thereon, so long as the same do not, individually or in the aggregate, materially interfere with or impair the use of such Real Property in the manner normally used, (viii) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith if adequate reserves with respect thereto have been established and are being maintained and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review, (ix) Liens arising or resulting from “bonds for title” transactions where the title to certain assets are recorded in the name of a Governmental Authority with Worldspan as the lessee and which involves the issuance of industrial development revenue bonds by such Governmental Authority to acquire such assets and the lease of such assets to Worldspan at a rent equal to the amount of debt service on such bonds, and (x) such other Liens as in the aggregate would not be reasonably likely to have a Material Adverse Effect.

“Permits” means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings which are required to be made with all applicable

Governmental Authorities or required under all applicable Laws of the U.S. (federal, state or local) or any other jurisdiction.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Real Property” means any real property owned, leased or otherwise used by Worldspan or any of its Subsidiaries.

“Related Party” means, with respect to Worldspan or any of its Subsidiaries, any Seller, any Affiliate (other than Worldspan or any of its Subsidiaries) of such Seller, any officer or director of such Seller, Worldspan, any Subsidiary of Worldspan or any of their respective Affiliates or any relative of any of the foregoing.

“Release Agreements” means the Delta/Worldspan Release Agreement, the Northwest/Worldspan Release Agreement, the American/Worldspan Release Agreement and the NEWCRS/Worldspan Release Agreement.

“Relevant Worldspan Owner Entity” means, with respect to Delta, Northwest or American, the direct or indirect wholly-owned special purpose entity of Delta, Northwest or American, respectively, which holds a general partnership interest in Worldspan, and with respect to NEWCRS, NEWCRS.

“Remedial Action” means any response, investigatory, remedial, cleanup, corrective or compliance action taken pursuant to Environmental Law or Environmental Permits.

“Second Master Arbitration Agreement” means the Second Master Arbitration Agreement to be entered into by Sellers, their respective Relevant Worldspan Owner Entities, Northwest Airlines, Inc. and Worldspan on the Closing Date in substantially the form attached hereto as Exhibit O.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seller Notes” means the Delta Note and the American Note.

“Special Bonus Payments” means the change of control, success fee, retention, stay-put or other special bonus payments listed on Sections 3.10(a)(i) and 3.10(b)(i) of the Disclosure Letter with two asterisks beside it.

“Specified Contracts” means the Contracts listed on Section 3.9(a) of the Disclosure Letter with two asterisks beside it.

“Subsidiary” means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified Person directly, or indirectly through one or more other Subsidiaries, either (i) owns not less than a majority of the overall economic equity or (ii) has the power to elect a majority of the board of directors (or individuals serving a function similar to that of a board of directors of a corporation).

“Taxes” means all taxes, assessments, duties, levies, fees and other governmental charges of any kind whatsoever (including taxes on or with respect to net or gross income, alternative minimum, employment, social security (or similar), value added, rent, excise, occupancy, licensing, sales, use, transfer, ad valorem, intangibles, gross receipts, personal property, real property, environmental (including taxes under Code section [59A], franchise, doing business, withholding, payroll, stamp and capital) of the United States (federal, state or local) or other applicable jurisdiction, together with any interest thereon, penalties, additions to tax or additional amounts with respect thereto, and any interest in respect of any such penalties, additions or additional amounts whether or not disputed.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means trade secrets, proprietary information, software and computer programs and source code data relating thereto (including all current and historical data bases), research records, test information, market surveys, marketing know-how, inventions (whether or not patentable or reduced to practice), know-how, processes and procedures.

“Travel Vendor” means a vendor of travel-related products and services, such as an airline, hotel, rental car company, tour package operator, cruise operator, or travel insurance company.

“U.S. Employee” means any employee of Worldspan or any of its Subsidiaries who is employed at a location in the United States.

“Working Capital” means, as of any particular date, (i) Worldspan’s and its Subsidiaries’ Current Assets minus (ii) Worldspan’s and its Subsidiaries’ Current Liabilities.

“Worldspan Board” means the Partnership Board of Worldspan.

“Worldspan Business” means the business of Worldspan as conducted by Worldspan and its Subsidiaries.

“Worldspan Excluded Agreements” means the American Collateral Services Agreement, American Non-Competition Agreement, American/Worldspan Non-Solicitation Agreement, Delta Marketing Agreement, Delta Non-Competition Agreement, Delta Services Agreement, Delta/Worldspan Non-Solicitation Agreement, Northwest Marketing Agreement, Northwest Non-Competition Agreement, Northwest Services Agreement, Northwest/Worldspan Non-Solicitation Agreement, and the Release Agreements.

“Worldspan Key Employees” means those employees of Worldspan or any of its Subsidiaries listed on Exhibit M.

“Worldspan Limited Partnership Agreement” means the Sixth Amended and Restated Limited Partnership Agreement, dated as of April 30, 1993, by and among Delta Ventures I, Inc., Delta Ventures II, Inc., Delta SPV, Northwest SPV, American SPV, NEWCRS and Abacus Distribution Systems (Delaware) Inc., as amended by Amendment No. 1, dated as of July 25, 2001.

“Worldspan Owner Entities” means Delta SPV, Northwest SPV, American SPV and NEWCRS.

AMENDMENT TO PARTNERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Partnership Interest Purchase Agreement (the “Purchase Agreement”), dated as of March 3, 2003, among Delta Air Lines, Inc. (“Delta”), NWA Inc. (“Northwest”), American Airlines, Inc. (“American”), and NewCRS Limited, Inc. (“NEWCRS”) (each a “Seller” and collectively, the “Sellers”), Worldspan, L.P. (“Worldspan”), and Travel Transaction Processing Corporation (“Buyer”) is entered into on June 30, 2003 by and among the Sellers, Worldspan and Buyer.

WHEREAS, pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Buyer has agreed to buy and Sellers have agreed to cause the sale of all of the outstanding partnership interests of Worldspan (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Sellers, Worldspan and Buyer desire to amend certain of the provisions of the Purchase Agreement;

WHEREAS, terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement;

NOW, THEREFORE, in consideration of the promises, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                       Amendments to Purchase Agreement.

a.                                       Section 1.1(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Purchase Price.  The purchase price (the “Purchase Price”) payable to Sellers in consideration for the transfer to Buyer of the Partnership Interests shall be $901,500,000 (the “Base Purchase Price”), plus (v) the amount, if any, by which Final Closing Working Capital (as defined in Section 1.5(c)) is greater than negative eighteen million three hundred fifteen thousand dollars (-$18,315,000) (“Target Working Capital”), less (w) the amount, if any, by which Final Closing Working Capital is less than Target Working Capital, plus (x) the amount, if any, by which Final Closing Cash (as defined in Section 1.5(c)) is greater than $30,000,000, less (y) the amount, if any, by which Final Closing Cash is less than $30,000,000, less (z) the amount, if any, of any Final Closing Debt (as defined in Section 1.5(c)).”

b.                                      Section 1.1(c) of the Purchase Agreement is hereby amended as follows:

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(1)                                  The phrase “No less than 5 Business Days prior to the Closing Date” in Section 1.1(c) is hereby deleted and replaced with the phrase “Prior to the Closing Date.”

(2)                                  The reference to “as of the open of business on the Closing Date” in Section 1.1(c) is hereby changed to “as of 11:59 p.m. (Eastern time) on the Closing Date prior to giving effect to the consummation of the transactions contemplated by this Agreement (including, without limitation, the debt and equity financings in connection with such transactions, the approval of the merger of WS Merger LLC with and into Worldspan, the amendment of the Worldspan Limited Partnership Agreement, the admission of partners to Worldspan and other related transactions).”

c.                                       Section 1.1(d) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(d)                           Payments on the Closing Date.  On the Closing Date, Buyer shall pay to:

(1)     each Seller,

(A) its proportionate share (as set forth under the heading “Proportionate Share” on Schedule 1.1(d)) (“Proportionate Share”) of (u) the Base Proportionate Closing Purchase Price, plus (v) the amount, if any, by which Estimated Gross Closing Working Capital is greater than Target Working Capital, less (w) the amount, if any, by which Estimated Gross Closing Working Capital is less than Target Working Capital, plus (x) the amount, if any, by which Estimated Closing Cash is greater than $30,000,000, less (y) the amount, if any, by which Estimated Closing Cash is less than $30,000,000, and less (z) the amount, if any, of Estimated Closing Debt, less

(B) its expenses proportionate share (as set forth under the heading “Expenses Proportionate Share” on Schedule 1.1(d)) of Estimated Closing Expenses,

(the amount resulting from the calculations set forth in clause (A) and clause (B), with respect to each Seller, its “Seller Proportionate Closing Purchase Price”) (it is understood and agreed that (x) $45,000,000 of Delta’s Seller Proportionate Closing Purchase Price shall be paid by virtue of delivery by Buyer to Delta of the Delta Note instead of $45,000,000 in cash and (y) $39,000,000 of American’s Seller Proportionate Closing Purchase Price shall be paid by virtue of delivery by Buyer to American of the American Note instead of $39,000,000 in cash); and

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(2) Escrow Agent, the Closing Adjustment Escrow Amount to be held subject to the terms of the Closing Adjustment Escrow Agreement.”

d.                                      Section 1.1(e) of the Purchase Agreement is hereby deleted from the Purchase Agreement and is hereby replaced in its entirety to read as follows:

“(e)                            Intentionally Omitted.”

2.                                       Section 1.3 of the Purchase Agreement is hereby amended to add the following sentence to the end thereof:

“The Closing shall be deemed to be effective upon the filing of the Merger Certificate on the Closing Date.”

3.                                       Section 1.4(a) of the Purchase Agreement is hereby amended as follows:

(1)                                  The phrase “and the Escrow Agreement, each” in clause (ix) of Section 1.4(a) is hereby deleted.

(2)                                  The phrase “and (xii)” in Section 1.4(a) is hereby deleted and is hereby replaced with the following phrase:

“, (xii) the Delta Subordination Agreement duly executed by Delta, (xiii) the Delta Consent and Agreement duly executed by Delta, (xiv) the Registration Rights Agreement duly executed by Delta and (xv)”

b.                                      Section 1.4(b) of the Purchase Agreement is hereby amended as follows:

(1)                                  The phrase “and the Escrow Agreement, each” in clause (ix) of Section 1.4(b) is hereby deleted.

(2)                                  The phrase “and (xii)” in Section 1.4(b) is hereby deleted and is hereby replaced with the following phrase:

“, (xii) the Northwest Subordination Agreement duly executed by Northwest, (xiii) the Northwest Consent and Agreement duly executed by Northwest and (xiv)”

c.                                       Section 1.4(c) of the Purchase Agreement is hereby amended as follows:

(1)                                  The phrase “and the Escrow Agreement, each” in clause (ix) of Section 1.4(c) is hereby deleted.

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(2)                                  The phrase “and (xii)” in Section 1.4(c) is hereby deleted and is hereby replaced with the following phrase:

“, (xii) the American Consent and Agreement duly executed by American, (xiii) the Registration Rights Agreement duly executed by American and (xiv)”

d.                                      Section 1.4(d) of the Purchase Agreement is hereby amended as follows:

(1)                                  The phrase “and the Escrow Agreement, each” in clause (iii) of Section 1.4(d) is hereby deleted.

e.                                       Section 1.4(e) of the Purchase Agreement is hereby amended to add immediately after the phrase “Worldspan shall deliver to (i) Buyer” the following phrase:

“(w) the Delta Subordination Agreement and the Northwest Subordination Agreement, each duly executed by Worldspan,”

f.                                         Section 1.4(f) of the Purchase Agreement is hereby amended as follows:

(1)                                  The phrase “and the Escrow Agreement, each” in clause (vi) of Section 1.4(f) is hereby deleted.

(2)                                  Clauses (ii) and (iii) of Section 1.4(f) of the Purchase Agreement are hereby deleted and replaced with the following:

“(ii) pay and deliver to each Seller on behalf of itself or its Relevant Worldspan Owner Entity its Seller Proportionate Closing Purchase Price, by wire transfer of immediately available funds to a bank account specified in writing by each Seller no later than two Business Days prior to the Closing Date; provided, however that in the case of the amounts payable to American or its Relevant Worldspan Owner Entity and Delta or its Relevant Worldspan Owner Entity such cash amount shall be reduced by an amount equal to the initial principal amount of the American Note and the Delta Note, respectively, (iii) [intentionally omitted],”

(3)                                  The phrase “and (ix)” in Section 1.4(f) is hereby deleted and is hereby replaced with the following phrase:

“, (ix) deliver to each of Delta and Northwest the Delta Subordination Agreement and the Northwest Subordination Agreement, respectively, each duly executed by Buyer, (x) deliver to Delta the Delta Services Agreement duly executed by Buyer, (xi) deliver to Northwest the

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Northwest Services Agreement duly executed by Buyer, (xii) deliver to each of Delta and American the Registration Rights Agreement duly executed by Buyer, (xiii) deliver to each of Delta and Northwest the Delta FASA Credits Guarantee and the Northwest FASA Credits Guarantee, respectively, each duly executed by Buyer and (xiv)”

g.                                      Section 1.6 of the Purchase Agreement is hereby deleted from the Purchase Agreement and is hereby replaced in its entirety to read as follows:

“Intentionally Omitted.”

h.                                      Section 5.15(b) of the Purchase Agreement is hereby amended to replace the phrase “Proportionate Share” with the following phrase:

“proportionate share (as set forth under the heading “Expenses Proportionate Share” on Schedule 1.1(d))

i.                                          Section 8.2(e) of the Purchase Agreement is hereby amended to replace the phrase “Subject to Section 8.1 and to the other provisions of this Section 8.2, if the Closing is consummated, Buyer hereby agrees to indemnify and hold harmless Sellers” with the following phrase:

“Subject to Section 8.1 and to the other provisions of this Section 8.2, if the Closing is consummated, Buyer and, in the case of clause (v) of this Section 8.2(e), Worldspan jointly and severally with Buyer hereby agree to indemnify and hold harmless Sellers”

j.                                          Section 8.2(n) of the Purchase Agreement is hereby deleted from the Purchase Agreement and is hereby replaced in its entirety to read as follows:

“(n)                           The parties agree that if Buyer shall assert a claim or series of related claims against Delta, Northwest or American under Section 8.2(a) or 8.2(b), Buyer may proceed against either (i) the escrow fund being held by the applicable Escrow Agent pursuant to, in accordance with and to the extent permitted under the Worldspan/Delta Indemnity Claim Escrow Agreement, the Worldspan/Northwest Indemnity Claim Escrow Agreement or the TTPC/American Indemnity Claim Escrow Agreement, respectively, or (ii) the applicable Seller in order to recover such amounts, but not both; provided, however, that in the case of an election by Buyer to proceed against the applicable escrow fund, to the extent there are insufficient funds in such escrow fund, Buyer may recover from the applicable Seller such shortfall to the extent such Seller is liable for such shortfall under Section 8.2(a) or 8.2(b).”

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k.                                       Section 10.3 of the Purchase Agreement is hereby amended to add the following as Section 10.3(m):

“(m)        Sellers shall take all actions necessary to cause Worldspan to have an election pursuant to Section 754 of the Code (and all comparable elections for state and local income tax purposes) in effect for the taxable year that ends on the Closing Date and shall take no actions that would cause any prior election pursuant to Section 754 of the Code (or comparable election for state and local income tax purposes) to be revoked.”

4.                                       Amendment of Exhibit A – Defined Terms.

a.                                       The definition of “Ancillary Agreements” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Ancillary Agreements” means the Airline Agreements, the Release Agreements, the Delta Non-Competition Agreement, the Northwest Non-Competition Agreement, the American Non-Competition Agreement, the Delta/Worldspan Non-Solicitation Agreement, the Northwest/Worldspan Non-Solicitation Agreement, the American/Worldspan Non-Solicitation Agreement, the Assignment and Assumption Agreements, the Closing Adjustment Escrow Agreement, the Registration Rights Agreement, the Second Master Arbitration Agreement, the Delta FASA Credits Guarantee, the Northwest FASA Credits Guarantee and the Ancillary Instruments.”

b.                                      The definition of “American Note” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““American Note” means a promissory note made by Buyer in favor of American in the principal amount of $39,000,000 on the Closing Date in mutually agreeable form.”

c.                                       The definition of “Base Proportionate Cash Closing Purchase Price” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Base Proportionate Closing Purchase Price” means the Base Purchase Price less the Closing Adjustment Escrow Amount ($10,000,000).”

d.                                      The definition of “Cash” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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““Cash” means cash and cash equivalents of Worldspan and its Subsidiaries taken as a whole net of the aggregate amount of any checks outstanding as of 11:59 p.m. (Eastern time) on the Closing Date prior to giving effect to the consummation of the transactions contemplated by this Agreement (including, without limitation, the debt and equity financings in connection with such transactions, the approval of the merger of WS Merger LLC with and into Worldspan, the amendment of the Worldspan Limited Partnership Agreement, the admission of partners to Worldspan and other related transactions); provided, that Cash shall not include any customer deposits or cash or cash equivalents subject to other similar restrictions.”

e.                                       The definition of “Closing Cash” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Closing Cash” means the Cash of Worldspan and its Subsidiaries taken as a whole as of 11:59 p.m. (Eastern time) on the Closing Date prior to giving effect to the consummation of the transactions contemplated by this Agreement (including, without limitation, the debt and equity financings in connection with such transactions, the approval of the merger of WS Merger LLC with and into Worldspan, the amendment of the Worldspan Limited Partnership Agreement, the admission of partners to Worldspan and other related transactions), provided, that Closing Cash shall not include Cash of Subsidiaries organized outside the United States in excess of an aggregate of $3,000,000.”

f.                                         The definition of “Closing Debt” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Closing Debt” means the Debt of Worldspan and its Subsidiaries taken as a whole as of 11:59 p.m. (Eastern time) on the Closing Date prior to giving effect to the consummation of the transactions contemplated by this Agreement (including, without limitation, the debt and equity financings in connection with such transactions, the approval of the merger of WS Merger LLC with and into Worldspan, the amendment of the Worldspan Limited Partnership Agreement, the admission of partners to Worldspan and other related transactions).”

g.                                      The definition of “Closing Working Capital” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Closing Working Capital” means the Working Capital of Worldspan and its Subsidiaries taken as a whole as of 11:59 p.m. (Eastern time) on the Closing Date prior to giving effect to the consummation of the

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transactions contemplated by this Agreement (including, without limitation, the debt and equity financings in connection with such transactions, the approval of the merger of WS Merger LLC with and into Worldspan, the amendment of the Worldspan Limited Partnership Agreement, the admission of partners to Worldspan and other related transactions).”

h.                                      The definition of “Delta Note” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Delta Note” means a promissory note made by Buyer in favor of Delta in the principal amount of $45,000,000 on the Closing Date in mutually agreeable form.

i.                                          The definition of “Delta Services Agreement” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Delta Services Agreement” means the Delta Founder Airline Services Agreement to be entered into between Delta and Worldspan on the Closing Date in mutually agreeable form.

j.                                          The definition of “Escrow Agent” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Escrow Agent” means the applicable Person designated as escrow agent by Buyer and Delta, Northwest and/or American, as applicable, under each of the Closing Adjustment Escrow Agreement, the Worldspan/Delta Indemnity Claim Escrow Agreement, the Worldspan/Northwest Indemnity Claim Escrow Agreement and the TTPC/American Indemnity Claim Escrow Agreement, or any such successor escrow agent designated pursuant to and in accordance with the terms of the applicable escrow agreement.”

k.                                       The definition of “Northwest Services Agreement” contained in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Northwest Services Agreement” means the Northwest Founder Airline Services Agreement to be entered into between Northwest Airlines, Inc. and Worldspan on the Closing Date in mutually agreeable form.

l.                                          The following definitions are hereby deleted from Exhibit A to the Purchase Agreement and hereby have no further force or effect in the Purchase Agreement:  “Delta Deferred Payment Acceleration Termination,” “Delta General Termination,” “Escrow

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Agreement”, “Northwest Cash Amount”, “Northwest Deferred Payment Acceleration Termination” and “Northwest General Termination.”

m.                                    The following definitions are hereby added to Exhibit A to the Purchase Agreement:

“American Consent and Agreement” means the Consent and Agreement to be entered into by and among American, Lehman Commercial Paper Inc., in its capacity as administrative agent, Buyer and Worldspan on the Closing Date in mutually agreeable form.

“Delta Consent and Agreement” means the Consent and Agreement to be entered into by and among Delta, Lehman Commercial Paper Inc., in its capacity as administrative agent, Buyer and Worldspan on the Closing Date in mutually agreeable form.

“Delta FASA Credits Guarantee” means the Guarantee with respect to Delta FASA Credits (as defined in the Delta Services Agreement) to be executed by Buyer on the Closing Date in a form mutually agreeable to Delta and Buyer.

“Delta Subordination Agreement” means the Delta Subordination Agreement to be entered into among Delta, Worldspan and Buyer on the Closing Date in mutually agreeable form.

“Estimated Closing Expenses” means the amount of (x) all Special Bonus Payments and (y) all out-of-pocket expenses incurred by Worldspan in connection with the transactions contemplated by this Agreement, in each case, to the extent reflected in Estimated Closing Working Capital.

“Estimated Gross Closing Working Capital” means Estimated Closing Working Capital plus Estimated Closing Expenses.

“Merger Certificate” means the Certificate of Merger filed by WS Merger LLC with the Secretary of State of the State of Delaware with respect to the merger of WS Merger LLC with and into Worldspan.

“Northwest Consent and Agreement” means the Consent and Agreement, to be entered into at the Closing, by and among Northwest, Lehman Commercial Paper Inc., in its capacity as administrative agent, Buyer and Worldspan.

“Northwest FASA Credits Guarantee” means the Guarantee with respect to Northwest FASA Credits (as defined in the Northwest Services

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Agreement) to be executed by Buyer on the Closing Date in a form mutually agreeable to Northwest and Buyer.

“Northwest Subordination Agreement” means the Northwest Subordination Agreement to be entered into among Northwest Airlines, Inc., Worldspan and Buyer on the Closing Date in mutually agreeable form.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among Delta, American and Buyer on the Closing Date in mutually agreeable form.

“TTPC/American Indemnity Claim Escrow Agreement” means the TTPC/American Indemnity Claim Escrow Agreement contemplated by the American Note to be entered into by American, Buyer and Escrow Agent.

“Worldspan/Delta Indemnity Claim Escrow Agreement” means the Worldspan/Delta Indemnity Claim Escrow Agreement contemplated by the Delta Services Agreement and the Delta Note to be entered into by Delta, Buyer, Worldspan and Escrow Agent.

“Worldspan/Northwest Indemnity Claim Escrow Agreement” means the Worldspan/Northwest Indemnity Claim Escrow Agreement contemplated by the Northwest Services Agreement to be entered into by Northwest Airlines, Inc., Buyer, Worldspan and Escrow Agent.

5.                                       Deletion of Exhibit D – Base Deferred Purchase Price Payment Schedule.  Exhibit D to the Purchase Agreement is hereby deleted from the Purchase Agreement and hereby has no further force or effect.

6.                                       Amendment of Exhibit G - Option Agreement for Future Services Term Sheet.  Exhibit G to the Purchase Agreement is hereby amended to add the following sentence to the end of the third paragraph:

“In addition, the FASA Credits specified in the Northwest and Delta FASAs would not apply to American.”

7.                                       Deletion of Exhibit H-1 - Form of Delta Services Agreement.  Exhibit H-1 to the Purchase Agreement is hereby deleted from the Purchase Agreement and hereby has no further force or effect.

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8.                                       Deletion of Exhibit H-2 - Form of Northwest Services Agreement.  Exhibit H-2 to the Purchase Agreement is hereby deleted from the Purchase Agreement and hereby has no further force or effect.

9.                                       Deletion of Exhibit K - DL/AA Seller Notes.  Exhibit K to the Purchase Agreement is hereby deleted from the Purchase Agreement and hereby has no further force or effect.

10.                                 Deletion of Exhibit N – Escrow Agreement.  Exhibit N to the Purchase Agreement is hereby deleted from the Purchase Agreement and hereby has no further force or effect.

11.                                 Amendment of Disclosure Letter to the Purchase Agreement.  Section 1.1(d) of the Disclosure Letter to the Purchase Agreement is hereby deleted and replaced with the following:

Section 1.1(d)

Proportionate Share/Expenses Proportionate Share

Seller Entity	Proportionate Share	Expenses Proportionate Share

Delta Air Lines, Inc.	39.998%	421,771,910.60/1,004,470,000.00

NWA Inc.	33.683%	370,969,630.10/1,004,470,000.00

American Airlines, Inc.	26.315%	211,696,280.50/1,004,470,000.00

NewCRS Limited, Inc.	0.004%	32,178.80/1,004,470,000.00

12.                                 Worldspan Financial Statements.  Buyer confirms and agrees that it will not make a claim (other than a claim based on fraud) against any Seller for a breach of Section 3.7(a) of the Purchase Agreement, including any claim for indemnity under Section 8.1(b)(i) of the Purchase Agreement with respect to a breach of Section 3.7(a) of the Purchase Agreement, based upon an assertion that (i) the unaudited consolidated balance sheets of Worldspan and its Subsidiaries as of March 31, 2003 and April 30, 2003 and the consolidated statements of operations, consolidated statements of partners’ capital accounts and consolidated statements of cash flows of Worldspan and its Subsidiaries for the months and/or periods ended March 31, 2003 and April 30, 2003 that have been previously provided by Worldspan to Buyer or (ii) any financial statements of Worldspan and its Subsidiaries contained or reflected in the Offering Memorandum of WS Merger LLC and WS Finance Corp. of $280,000,000 of Senior Notes due 2011 discloses or reflects any development, change, or occurrence, since December 31, 2001, which had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  Notwithstanding the foregoing, the parties hereto expressly acknowledge and agree that

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Buyer retains all of its rights under Section 7.1A(a) of the Purchase Agreement, including with respect to whether a Material Adverse Effect has been disclosed or is reflected in the aforementioned financial statements or otherwise.

13.                                 Status of Agreement.  Except as expressly provided in this Amendment, all of the terms and conditions of the Purchase Agreement remain in full force and effect and fully binding upon and enforceable against the parties thereto.

14.                                 Law Governing.  THIS AMENDMENT IS INTENDED AS A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD PERMIT OR REQUIRE THE APPLICATION OF LAW OF ANY OTHER JURISDICTION), INCLUDING WITHOUT LIMITATION AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE.

15.                                 Amendment.  This Amendment may not be amended or modified except by a written agreement signed by Buyer, Worldspan and Sellers.

16.                                 Counterparts.  This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatory to the same counterpart.

17.                                 No Third Party Beneficiary.  This Amendment is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

DELTA AIR LINES, INC.

By:	/s/ M. Michele Burns
Name: M. Michele Burns
Title: Executive Vice President and Chief Financial Officer

NWA INC.

By:	/s/ Richard H. Anderson
Name: Richard H. Anderson
Title: Chief Executive Officer

AMERICAN AIRLINES, INC.

By:	/s/ Beverly Goulet
Name: Beverly Goulet
Title: VP-Corp. Development and Treasurer

NEWCRS LIMITED, INC.

By:	/s/ Douglas L. Abramson
Name: Douglas L. Abramson
Title: Secretary

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WORLDSPAN, L.P.

By:	/s/ Paul J. Blackney
Name: Paul J. Blackney
Title: President and Chief Executive Officer

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Rakesh Gangwal
Name: Rakesh Gangwal
Title: President and Chief Executive Officer

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